Exhibit 10.2

$20,000,000 CREDIT FACILITY

AMENDED AND RESTATED CREDIT AGREEMENT

dated as of September 23, 2011

by and among

ZOE’S KITCHEN USA, LLC,

as the Borrower,

THE OTHER PERSONS PARTY HERETO THAT ARE
DESIGNATED AS CREDIT PARTIES,

GENERAL ELECTRIC CAPITAL CORPORATION
for itself, as a Lender and as Agent for all Lenders,

THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO

as Lenders,

and

GE CAPITAL MARKETS, INC.,
as Sole Lead Arranger and Bookrunner

TABLE OF CONTENTS

ARTICLE I THE CREDITS		1
1.1	Amounts and Terms of Commitments	1
1.2	Evidence of Loans; Notes	2
1.3	Interest	3
1.4	Loan Accounts	3
1.5	Procedure for Revolving Credit Borrowing	4
1.6	Conversion and Continuation Elections	5
1.7	Optional Prepayments	6
1.8	Mandatory Payments and Prepayments of Loans and Commitment Reductions	6
1.9	Fees	8
1.10	Payments by the Borrower	9
1.11	Payments by the Lenders to Agent; Settlement	10
1.12	Incremental Facilities	13

ARTICLE II CONDITIONS PRECEDENT		15
2.1	Conditions of Initial Loans	15
2.2	Conditions to All Borrowings	16

ARTICLE III REPRESENTATIONS AND WARRANTIES		16
3.1	Entity Borrower	16
3.2	Performance; No Defaults	17
3.3	Binding Obligations	17
3.4	Non-Foreign Status	17
3.5	Litigation and Condemnation	17
3.6	Solvency	17
3.7	Anti-Terrorism and Anti-Money Laundering	18
3.8	Access; Encroachments; Other Interests	18
3.9	Utilities	18
3.10	Mechanics’ Liens	18
3.11	Zoning	19
3.12	Title to Assets; Liens	19
3.13	Compliance with Requirements of Law	19
3.14	Permits	19
3.15	Condition and Sufficiency of Each Site and Equipment	19
3.16	Leases	19
3.17	Reserved	20
3.18	Payment of Taxes	20
3.19	Full Disclosure	20
3.20	No Material Adverse Effect	21
3.21	Brokers	21
3.22	Margin Regulations	21
3.23	No Defaults	21
3.24	Investment Company Act; Public Utility Holding Company Act	21
3.25	Labor Matters	21

i

3.26	ERISA	21
3.27	Intellectual Property	22
3.28	Environmental Matters	22
3.29	Commercial Purpose of Revolving Loan Credit Facility	23
3.30	Bonding	23
3.31	Insurance	23
3.32	Deposit Accounts and Other Accounts	23
3.33	Status of Holdings	23
3.34	Patriot Act	23

ARTICLE IV AFFIRMATIVE COVENANTS		24
4.1	Organization and Status of Entity Borrower; Preservation of Name and Existence	24
4.2	Condition and Sufficiency of Equipment and other Assets	24
4.3	Payment of Obligations	24
4.4	Insurance	24
4.5	Casualty	26
4.6	Future Events	26
4.7	Lease	27
4.8	Compliance; Licenses and Permits	27
4.9	Books and Records	27
4.10	Inspections	27
4.11	Financial Statements	28
4.12	Financial Covenants	29
4.13	Notices of Litigation and other Events	31
4.14	ERISA Matters	31
4.15	Environmental Matters	32
4.16	Environmental Compliance	32
4.17	Anti-Terrorism and Anti-Money Laundering Provisions	33
4.18	Further Assurances	33
4.19	Use of Proceeds	34

ARTICLE V NEGATIVE COVENANTS		34
5.1	Modification of Organizational Documents: Changes Affecting Entities	35
5.2	Accounting Changes	35
5.3	Fundamental Changes	35
5.4	Liens	35
5.5	Lease	35
5.6	Affiliate Transactions	36
5.7	Restricted Payments	36
5.8	Restrictions on Use of the Revolving Loan Credit Facility	37
5.9	Investments	37
5.10	Indebtedness	38
5.11	Change in Nature of Business	39
5.12	Asset Sales	39
5.13	Third Party Restrictions on Indebtedness, Liens, Investments or Other Payments	40

5.14	Margin Regulations	41
5.15	Compliance with ERISA	41
5.16	Hazardous Materials	41
5.17	Contingent Obligations	41
5.18	Reserved	42
5.19	No Negative Pledges	42
5.20	OFAC; Patriot Act	42

ARTICLE VI EVENTS OF DEFAULT		42
6.1	Defaults	42
6.2	Remedies	44
6.3	Full Payment Required	45
6.4	Agent’s Right to Cure	45
6.5	Default Interest	45
6.6	Late Fees	46

ARTICLE VII Reserved		46

ARTICLE VIII AGENT		46
8.1	Appointment and Duties	46
8.2	Binding Effect	47
8.3	Use of Discretion	47
8.4	Delegation of Rights and Duties	48
8.5	Reliance and Liability	48
8.6	Agent Individually	49
8.7	Lender Credit Decision	49
8.8	Expenses; Indemnities; Withholding	50
8.9	Resignation of Agent	51
8.10	Release of Collateral or Guarantors	52
8.11	Additional Secured Parties	52

ARTICLE IX MISCELLANEOUS		53
9.1	Amendments and Waivers	53
9.2	Notices	55
9.3	Electronic Transmissions	55
9.4	No Waiver; Cumulative Remedies	57
9.5	Costs and Expenses	57
9.6	Indemnity	57
9.7	Marshaling; Payments Set Aside	58
9.8	Successors and Assigns	59
9.9	Assignments and Participations; Binding Effect	59
9.10	Non-Public Information; Confidentiality	61
9.11	Set-off; Sharing of Payments	63
9.12	Counterparts; Facsimile Signature	64
9.13	Severability	64
9.14	Captions	64
9.15	Independence of Provisions	64

9.16	Interpretation	65
9.17	No Third Parties Benefited	65
9.18	Governing Law and Jurisdiction	65
9.19	Waiver of Jury Trial	66
9.20	Entire Agreement; Release; Survival	66
9.21	Patriot Act	67
9.22	Replacement of Lender	67
9.23	Joint and Several	67
9.24	Creditor-Debtor Relationship	68
9.25	Continued Effectiveness; No Novation	68

ARTICLE X TAXES, YIELD PROTECTION AND ILLEGALITY		69
10.1	Taxes	69
10.2	Illegality	71
10.3	Increased Costs and Reduction of Return	71
10.4	Funding Losses	72
10.5	Inability to Determine Rates	73
10.6	Reserves on LIBOR Loans	73
10.7	Certificates of Lenders	74

ARTICLE XI DEFINITIONS		74
11.1	Defined Terms	74
11.2	Other Interpretive Provisions	98
11.3	Accounting Terms and Principles	99
11.4	Payments	100

SCHEDULES

Schedule 1.1(a)	Term Loan Allocations
Schedule 1.1(b)	Revolving Loan Commitments
Schedule 3.5	Litigation
Schedule 3.27	Intellectual Property
Schedule 3.30	Bonds
Schedule 3.32	Accounts
Schedule 4.18	Further Assurances (Accounts)
Schedule 5.6	Affiliate Transactions
Schedule 5.9	Investments
Schedule 5.10	Indebtedness
Schedule 5.17	Contingent Obligations
Schedule 11.1(a)	Sites and Real Property
Schedule 11.1(b)	Permitted Exceptions
Schedule B	Fiscal Periods

EXHIBITS

Exhibit 1.6	Form of Notice of Conversion/Continuation
Exhibit 1.8(e)	Form of Excess Cash Flow Certificate
Exhibit 2.1	Closing Checklist
Exhibit 11.1(a)	Form of Assignment
Exhibit 11.1(b)	Form of Availability Certificate
Exhibit 11.1(c)	Form of Notice of Borrowing
Exhibit 11.1(d)	Form of Revolving Note
Exhibit 11.1(f)	Form of Term Note

v

AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDED AND RESTATED CREDIT AGREEMENT (including all exhibits and schedules hereto, as the same may be amended, modified and/or restated from time to time, this “Agreement”) is entered into as of September 23, 2011, by and among ZOE’S KITCHEN USA, LLC, a Delaware limited liability company (the “Borrower”), the other Persons party hereto that are designated as a “Credit Party,” General Electric Capital Corporation, a Delaware corporation (in its individual capacity, “GE Capital”), as Agent for the several financial institutions from time to time party to this Agreement (collectively, the “Lenders” and individually each a “Lender”) and for itself as a Lender and such Lenders.

W I T N E S S E T H:

WHEREAS, the Borrower and GE Capital are parties to that certain Loan Agreement (Revolving Line of Credit) dated as of the Original Closing Date (as defined herein) (as heretofore amended, restated, supplemented or otherwise modified, the “Original Credit Agreement”), pursuant to which GE Capital made certain loans and other financial accommodations available to the Borrower on the terms and conditions set forth therein; and

WHEREAS, the Borrower and GE Capital desire to amend and restate in its entirety the Original Credit Agreement, without constituting a novation thereof, and the other Credit Parties, Agent and the other Lenders desire to join this Agreement by their signatures hereto, all on the terms and subject to the conditions contained herein.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto hereby amend and restate the Original Credit Agreement in its entirety without effecting a novation of the Obligations existing thereunder, and otherwise agree as follows:

ARTICLE I

THE CREDITS

1.1               Amounts and Terms of Commitments.

(a)                                 The Term Loan.  Pursuant to the Existing Credit Agreement, GE Capital extended, among other things, “RLOC Advances” (as defined in the Original Credit Agreement) to the Borrower.  The Borrower acknowledges and agrees that, as of the date hereof, $7,465,331.53 of such RLOC Advances remain outstanding and shall for all purposes hereunder constitute and be referred to as the Term Loan hereunder, without constituting a novation.  No amount of the Term Loan which is repaid or prepaid may be reborrowed.

(b)                                 The Revolving Credit.  Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Credit Parties contained herein, each Revolving Lender severally and not jointly agrees to make Loans to the Borrower (each such Loan, a “Revolving Loan”) from time to time on any Business Day during the period from the Restatement Effective Date through the Final Availability Date, in an aggregate amount not to exceed at any time outstanding the amount set forth opposite such Lender’s name in Schedule 1.1(b) under the heading “Revolving Loan Commitments” (such amount as the same may be reduced or increased from time to time in accordance with this Agreement, being referred to herein as such Lender’s “Revolving Loan Commitment”); provided, however, that, the Lenders shall be under no obligation to fund any requested Borrowing of Revolving Loans to the extent that such requested Borrowing, if funded, would cause the aggregate principal amount of all outstanding Revolving Loans to exceed the Maximum Revolving Loan Balance.  Subject to the other terms and conditions hereof, amounts borrowed under this subsection 1.1(b) may be repaid and reborrowed from time to time.  The “Maximum Revolving Loan Balance” from time to time will be the lesser of:

(x)                                 the product obtained by multiplying (A) EBITDA for the most recent thirteen (13) Fiscal Periods ended on or prior to the date of determination for which financial statements have been delivered, times (B) 3, minus (y) outstanding Senior Indebtedness as of such date of determination, as calculated pursuant to the most recent Availability Certificate in effect from time to time, or

(y)                                 the Aggregate Revolving Loan Commitment then in effect.

If at any time the then-outstanding principal balance of Revolving Loans exceeds the Aggregate Revolving Loan Commitment then in effect, then the Borrower shall immediately prepay outstanding Revolving Loans in an amount sufficient to eliminate such excess.

On each Revolving Loan Conversion Date, all Revolving Loans outstanding on such Revolving Loan Conversion Date will be automatically and without further action or consent of any kind be converted to a portion of the Term Loan and, upon such conversion, shall for all purposes hereunder constitute and be referred to as a portion of the Term Loan hereunder, without constituting a novation (each such portion of the Term Loan referred to herein at times as a “Converted Revolving Loan”); provided, however, no such conversion shall occur with respect to any calendar year if, at least thirty (30) days prior to the applicable Revolving Loan Conversion Date, Borrower has delivered to Agent an irrevocable written notice that Borrower will repay all outstanding Revolving Loans as of the scheduled date for repayment, and, on the date given in such notice (which shall be no later than fifteen (15) days prior to such Revolving Loan Conversion Date), the Borrower shall have repaid all of the outstanding Revolving Loans as of such repayment date.  On each Revolving Loan Conversion Date, the Aggregate Revolving Loan Commitment shall automatically be reduced by the aggregate principal amount of all Converted Revolving Loans converted into a portion of the Term Loan on such date.

1.2               Evidence of Loans; Notes.

(a)                                 The Term Loan made by each Lender with a Term Loan Commitment is evidenced by this Agreement and, if requested by such Lender, a Term Note payable to such Lender in an amount equal to the unpaid balance of the Term Loan held by such Lender.

(b)                                 The Revolving Loans made by each Revolving Lender are evidenced by this Agreement and, if requested by such Lender, a Revolving Note payable to such Lender in an amount equal to such Lender’s Revolving Loan Commitment.

1.3               Interest.

(a)                                 Subject to subsections 1.3(c) and 1.3(d), each Loan shall bear interest on the outstanding principal amount thereof from the date when made at a rate per annum equal to the LIBOR or the Base Rate, as the case may be, plus the Applicable Margin.  Each determination of an interest rate by Agent shall be conclusive and binding on Borrower and the Lenders in the absence of manifest error.  All computations of fees and interest payable under this Agreement shall be made on the basis of a 360-day year (or, in the case of Base Rate Loans, a 365/366-day year) and actual days elapsed.  Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

(b)                                 Interest on each Loan shall be paid in arrears on each Interest Payment Date.  Interest shall also be paid on the date of any payment or prepayment of Term Loan in full and Revolving Loans on the Revolving Termination Date.

(c)                                  At the election of Agent or the Required Lenders while any Event of Default exists (or automatically while any Event of Default under subsection 6.1(e) or 6.1(f) exists), the Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the Loans from and after the date of occurrence of such Event of Default, at a rate per annum which is determined by adding two percent (2.0%) per annum to the Applicable Margin then in effect for such Loans (plus the LIBOR or Base Rate, as the case may be).  All such interest shall be payable on demand of Agent or the Required Lenders.

(d)                                 Anything herein to the contrary notwithstanding, the obligations of the Borrower hereunder shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by the respective Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest which may be lawfully contracted for, charged or received by such Lender, and in such event the Borrower shall pay such Lender interest at the highest rate permitted by applicable law (“Maximum Lawful Rate”); provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, the Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Agent, on behalf of Lenders, is equal to the total interest that would have been received had the interest payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Original Closing Date as otherwise provided in this Agreement.

1.4               Loan Accounts.

(a)                                 Agent, on behalf of the Lenders, shall record on its Books and Records the amount of each Loan made, the interest rate applicable, all payments of principal and interest thereon and the principal balance thereof from time to time outstanding.  Such record shall, absent manifest error, be conclusive evidence of the amount of the Loans made by the Lenders to the Borrower and the interest and payments thereon.  Any failure to so record or any error in doing so, or any failure to deliver such loan statement shall not, however, limit or otherwise affect the obligation of the Borrower hereunder (and under any Note) to pay any amount owing with respect to the Loans or provide the basis for any claim against Agent.

(b)                                 Agent, acting as a non-fiduciary agent of the Borrower solely for tax purposes and solely with respect to the actions described in this subsection 1.4(b), shall establish and maintain at its address referred to in Section 9.2 (or at such other address as Agent may notify the Borrower) (A) a record of ownership (the “Register”) in which Agent agrees to register by book entry the interests (including any rights to receive payment hereunder) of Agent, each Lender in the Term Loan and Revolving Loans, each of their obligations under this Agreement to participate in each Loan, and any assignment of any such interest, obligation or right and (B) accounts in the Register in accordance with its usual practice in which it shall record (1) the names and addresses of the Lenders (and each change thereto pursuant to Sections 9.9 and 9.22), (2) the Commitments of each Lender, (3) the amount of each Loan and each funding of any participation described in clause (A) above, and for LIBOR Loans, the Interest Period applicable thereto, (4) the amount of any principal or interest due and payable or paid, and (5) any other payment received by Agent from Borrower and its application to the Obligations.

(c)                                  Notwithstanding anything to the contrary contained in this Agreement, the Loans (including any Notes evidencing such Loans) are registered obligations, the right, title and interest of the Lenders and their assignees in and to such Loans, as the case may be, shall be transferable only upon notation of such transfer in the Register and no assignment thereof shall be effective until recorded therein.  This Section 1.4 and Section 9.9 shall be construed so that the Loans are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code.

(d)                                 The Credit Parties, Agent and the Lenders shall treat each Person whose name is recorded in the Register as a Lender for all purposes of this Agreement.  Information contained in the Register with respect to any Lender shall be available for access by the Borrower, Agent, such Lender during normal business hours and from time to time upon at least one Business Day’s prior notice.  No Lender shall, in such capacity, have access to or be otherwise permitted to review any information in the Register other than information with respect to such Lender unless otherwise agreed by the Agent.

1.5               Procedure for Revolving Credit Borrowing.

(a)                                 Each Borrowing of a Revolving Loan shall be made upon the Borrower’s irrevocable (subject to Section 10.5) written notice delivered to Agent substantially in the form of a Notice of Borrowing or in a writing in any other form acceptable to Agent, which notice must be received by Agent prior to 1:00 p.m. (Chicago time) on the date which is three (3) Business Days prior to the requested Borrowing date.  Such Notice of Borrowing shall specify:

(i)                                     the amount of the Borrowing (which shall be in an aggregate minimum principal amount of $250,000);

(ii)                                  the requested Borrowing date, which shall be a Business Day;

(iii)                               whether the Borrowing is to be comprised of LIBOR Loans or Base Rate Loans; and

(iv)                              if the Borrowing is to be LIBOR Loans, the Interest Period applicable to such Loans.

Notwithstanding anything contained herein or in any of the other Loan Documents to the contrary, no more than two (2) Borrowings may be made in any calendar month.

(b)                                 Upon receipt of a Notice of Borrowing, Agent will promptly notify each Revolving Lender of such Notice of Borrowing and of the amount of such Lender’s Commitment Percentage of the Borrowing.

(c)                                  Unless Agent is otherwise directed in writing by the Borrower, the proceeds of each requested Borrowing after the Restatement Effective Date will be made available to the Borrower by Agent by wire transfer of such amount to the Borrower pursuant to the wire transfer instructions specified on the signature page hereto.

1.6               Conversion and Continuation Elections.

(a)                                 The Borrower shall have the option to (i) request that any Revolving Loan be made as a LIBOR Loan, (ii) convert at any time all or any part of outstanding Loans from Base Rate Loans to LIBOR Loans, (iii) convert any LIBOR Loan to a Base Rate Loan, subject to Section 10.4 if such conversion is made prior to the expiration of the Interest Period applicable thereto, or (iv) continue all or any portion of any Loan as a LIBOR Loan upon the expiration of the applicable Interest Period.  Any Loan or group of Loans having the same proposed Interest Period to be made or continued as, or converted into, a LIBOR Loan must be in a minimum amount of $500,000.  Any such election must be made by the Borrower by 1:00 p.m. (Chicago time) on the third Business Day prior to (1) the date of any proposed Revolving Loan which is to bear interest at LIBOR, (2) the end of each Interest Period with respect to any LIBOR Loans to be continued as such, or (3) the date on which the Borrower wishes to convert any Base Rate Loan to a LIBOR Loan for an Interest Period designated by the Borrower in such election.  If no election is received with respect to a LIBOR Loan by 1:00 p.m. (Chicago time) on the third Business Day prior to the end of the Interest Period with respect thereto, that LIBOR Loan shall be converted to a Base Rate Loan at the end of its Interest Period.  The Borrower must make such election by notice to Agent in writing, including by Electronic Transmission.  In the case of any conversion or continuation, such election must be made pursuant to a written notice (a “Notice of Conversion/Continuation”) substantially in the form of Exhibit 1.6 or in a writing in any other form acceptable to Agent.  No Loan shall be made, converted into or continued as a LIBOR Loan, if an Event of Default has occurred and is continuing and Agent or Required Lenders have determined not to make or continue any Loan as a LIBOR Loan as a result thereof.

(b)                                 Upon receipt of a Notice of Conversion/Continuation, Agent will promptly notify each Lender thereof.  In addition, Agent will, with reasonable promptness, notify the Borrower and the Lenders of each determination of LIBOR; provided that any failure to do so shall not relieve the Borrower of any liability hereunder or provide the basis for any claim against Agent.  All conversions and continuations shall be made pro rata according to the respective outstanding principal amounts of the Loans held by each Lender with respect to which the notice was given.

(c)                                  Notwithstanding any other provision contained in this Agreement, after giving effect to any Borrowing, or to any continuation or conversion of any Loans, there shall not be more than five (5) different Interest Periods in effect.

1.7               Optional Prepayments.

(a)                                 The Borrower may at any time upon at least two (2) Business Days’ (or such shorter period as is acceptable to Agent) prior written notice by the Borrower to Agent, prepay the Loans in whole or in part in an amount greater than or equal to $100,000 (other than Revolving Loans for which prior written notice is not required and for which no minimum shall apply), in each instance, without penalty or premium except as provided in Sections 1.9(d) and 10.4.  Optional partial prepayments of Term Loan shall be applied in the manner elected by Borrower.  Optional partial prepayments of Term Loan in amounts less than $100,000 shall not be permitted.

(b)                                 The notice of any prepayment shall not thereafter be revocable by the Borrower and Agent will promptly notify each Lender thereof and of such Lender’s Commitment Percentage of such prepayment.  The payment amount specified in such notice shall be due and payable on the date specified therein.  Together with each prepayment under this Section 1.7, the Borrower shall pay any amounts required pursuant to Sections 1.9 and 10.4.

1.8               Mandatory Payments and Prepayments of Loans and Commitment Reductions.

(a)                                 Scheduled Term Loan Payments.  The principal amount of the Term Loan shall be paid in installments on the dates below, in each case in an amount equal to the sum of (x) the aggregate amount of Converted Revolving Loan Installment Amounts with respect to each Converted Revolving Loan which was converted into a portion of the Term Loan at least one full Fiscal Quarter prior to such date, and (y) the respective amounts shown below:

Date of Payment	Amount of Term Loan Payment

December 31, 2011	$93,316.64

March 31, 2012	$93,316.64
June 30, 2012	$93,316.64
September 30, 2012	$93,316.64
December 31, 2012	$93,316.64

March 31, 2013	$93,316.64
June 30, 2013	$93,316.64
September 30, 2013	$93,316.64
December 31, 2013	$93,316.64

March 31, 2014	$93,316.64
June 30, 2014	$93,316.64
September 30, 2014	$93,316.64
December 31, 2014	$93,316.64

March 31, 2015	$93,316.64
June 30, 2015	$93,316.64
September 30, 2015	$93,316.64
December 31, 2015	$93,316.64

March 31, 2016	$93,316.64
June 30, 2016	$93,316.64
September 22, 2016	$5,692,315.37

The final scheduled installment of the Term Loan shall, in any event, be in an amount equal to the entire remaining principal balance of the Term Loan.

(b)                                 Revolving Loan.  The Borrower shall repay to the Lenders in full on the date specified in clause (a) of the definition of “Revolving Termination Date” the aggregate principal amount of the Revolving Loans outstanding on the Revolving Termination Date.

(c)                                  Asset Dispositions; Events of Loss.  If a Credit Party or any Subsidiary of a Credit Party shall at any time or from time to time:

(i)                                     make or agree to make a Disposition; or

(ii)                                  suffer an Event of Loss;

and the aggregate amount of the Net Proceeds received by the Credit Parties and their Subsidiaries in connection with such Disposition or Event of Loss and all other Dispositions and Events of Loss occurring during the Fiscal Year exceeds $250,000, then (A) the Borrower shall promptly notify Agent of such proposed Disposition or Event of Loss (including the amount of the estimated Net Proceeds to be received by a Credit Party and/or such Subsidiary in respect thereof) and (B) promptly upon receipt by a Credit Party and/or such Subsidiary of the Net Proceeds of such Disposition or Event of Loss, the Borrower shall deliver, or cause to be delivered, such excess Net Proceeds to Agent for distribution to the Lenders as a prepayment of the Loans, which prepayment shall be applied in accordance with subsection 1.8(f) hereof.  Notwithstanding the foregoing and provided no Default or Event of Default has occurred and is continuing, such prepayment shall not be required to the extent a Credit Party or such Subsidiary reinvests the Net Proceeds of such Disposition or Event of Loss in productive assets (other than Inventory) of a kind then used or usable in the business of Borrower or such Subsidiary, within one hundred eighty (180) days after the date of such Disposition or Event of Loss or enters into a binding commitment thereof within said one hundred eighty (180) day period and subsequently makes such reinvestment; provided that the Borrower notifies Agent of Borrower’s or such Subsidiary’s intent to reinvest and of the completion of such reinvestment at the time such proceeds are received and when such reinvestment occurs, respectively.  Pending such reinvestment, the Net Proceeds shall be delivered to Agent, for distribution to the Revolving Lenders, as a prepayment of the Revolving Loans (to the extent of Revolving Loans then outstanding), but not as a permanent reduction of the Aggregate Revolving Loan Commitment.

(d)                                 Issuance of Securities.  Immediately upon the receipt by any Credit Party or any Subsidiary of any Credit Party of the Net Issuance Proceeds of the issuance of Stock or Stock Equivalents (including any capital contribution) or debt securities (other than Net Issuance Proceeds from the issuance of (i) debt securities in respect of Indebtedness permitted hereunder, (ii) Excluded Equity Issuances and (iii) Extraordinary Equity Issuances), the Borrower shall deliver, or cause to be delivered, to Agent an amount equal to such Net Issuance Proceeds, for application to the Loans in accordance with subsection 1.8(f).

(e)                                  Excess Cash Flow.  Within five (5) days after the annual financial statements are required to be delivered pursuant to subsection 4.11(b) hereof, commencing with such annual financial statements for the Fiscal Year ending nearest December 31, 2012, the Borrower shall deliver to Agent a written calculation of Excess Cash Flow of the Credit Parties and their Subsidiaries for such Fiscal Year in the form of Exhibit 1.8(e) and certified as correct on behalf of the Credit Parties by a Responsible Officer of the Borrower and concurrently therewith shall deliver to Agent, for distribution to the Lenders, an amount equal to 50% of such Excess Cash Flow, for application to the Loans in accordance with the provisions of subsection 1.8(f) hereof.

(f)                                   Application of Prepayments.  Subject to subsection 1.10(c), any prepayments of Term Loan pursuant to Section 1.7 and any prepayments pursuant to subsection 1.8(c) (other than prepayments of Revolving Loans as set forth therein), 1.8(d) or 1.8(e) shall be applied first to prepay all remaining installments of the Term Loan pro rata against all such scheduled installments, and second to prepay outstanding Revolving Loans, whereupon the Revolving Loan Commitment of each Lender shall automatically and permanently be reduced by an amount equal to such Lender’s ratable share of the aggregate of principal repaid, effective as of the earlier of the date that such prepayment is made or the date by which such prepayment is due and payable hereunder without permanent reduction of the Aggregate Revolving Loan Commitment.  To the extent permitted by the foregoing, amounts prepaid shall be applied first to any Base Rate Loans then outstanding and then to outstanding LIBOR Loans with the shortest Interest Periods remaining.  Together with each prepayment under this Section 1.8, the Borrower shall pay any amounts required pursuant to Section 10.4 hereof.

(g)                                  No Implied Consent.  Provisions contained in this Section 1.8 for the application of proceeds of certain transactions shall not be deemed to constitute consent of the Lenders to transactions that are not otherwise permitted by the terms hereof or the other Loan Documents.

1.9               Fees.

(a)                                 Fees.  The Borrower shall pay to Agent, for Agent’s own account, fees in the amounts and at the times set forth in a letter agreement between the Borrower and Agent dated of even date herewith (as amended from time to time, the “Fee Letter”).

(b)                                 Unused Commitment Fee.  The Borrower shall pay to Agent a fee (the “Unused Commitment Fee”) for the account of each Revolving Lender in an amount equal to the average daily balance of the Revolving Loan Commitment of such Revolving Lender during the preceding calendar month, less the average daily balance of all Revolving Loans held by such Revolving Lender during the preceding calendar month, multiplied by one half of one percent (0.50%) per annum.  The total Unused Commitment Fee paid by the Borrower will be equal to the sum of all of the Unused Commitment Fees due to the Lenders, subject to subsection 1.11(e)(vi).  Such fee shall be payable monthly in arrears on the first day of each calendar month following the date hereof.  The Unused Commitment Fee provided in this subsection 1.9(b) shall accrue at all times from and after the execution and delivery of this Agreement.

(c)                                  Reserved.  .

(d)                                 Prepayment Fee.     If (i) the Borrower pays after acceleration or prepay all or any portion of the Term Loan on or prior to September 22, 2012, the Borrower shall pay to Agent, for the pro rata benefit of the applicable Lenders, as liquidated damages and compensation for the costs of being prepared to make funds available hereunder an amount equal to one percent (1.00%) multiplied by the sum of the principal amount of the Term Loan paid after acceleration or prepaid.  The Credit Parties agree the percentage above is a reasonable calculation of Lenders’ lost profits in view of the difficulties and impracticality of determining actual damages resulting from a prepayment and/or an early repayment of the Term Loan.  Notwithstanding the foregoing, no prepayment fee shall be payable by the Borrower upon a mandatory prepayment made pursuant to subsection 1.8(c), 1.8(d), or 1.8(e).

1.10        Payments by the Borrower.

(a)                                 All payments (including prepayments) to be made by each Credit Party on account of principal, interest, fees and other amounts required hereunder shall be made without set-off, recoupment, counterclaim or deduction of any kind, shall, except as otherwise expressly provided herein, be made to Agent (for the ratable account of the Persons entitled thereto) at the address for payment specified in the signature page hereof in relation to Agent (or such other address as Agent may from time to time specify in accordance with Section 9.2), including payments utilizing the ACH system, and shall be made in Dollars and by wire transfer or ACH transfer in immediately available funds (which shall be the exclusive means of payment hereunder), no later than noon (Chicago time) on the date due. Any payment which is received by Agent later than noon (Chicago time) may in Agent’s discretion be deemed to have been received on the immediately succeeding Business Day and any applicable interest or fee shall continue to accrue.  Borrower and each other Credit Party hereby irrevocably waives the right to direct the application during the continuance of an Event of Default of any and all payments in respect of any Obligation and any proceeds of Collateral.  Borrower hereby authorizes Agent and each Lender to make a Revolving Loan (which shall be a Base Rate Loan) to pay (i) interest, principal, agent fees and Unused Commitment Fees, in each instance, on the date due, or (ii) after five (5) days’ prior notice to the Borrower, other fees, costs or expenses payable by the Borrower or any of its Subsidiaries hereunder or under the other Loan Documents.

(b)                                 Subject to the provisions set forth in the definition of “Interest Period” herein, if any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

(c)                                  During the continuance of an Event of Default, Agent may, and shall upon the direction of Required Lenders apply any and all payments received by Agent in respect of any Obligation in accordance with clauses first through sixth below.  Notwithstanding any provision herein to the contrary, all payments made by Credit Parties to Agent after any or all of the Obligations have been accelerated (so long as such acceleration has not been rescinded), including proceeds of Collateral, shall be applied as follows:

first, to payment of costs and expenses, including Attorney Costs, of Agent payable or reimbursable by the Credit Parties under the Loan Documents;

second, to payment of Attorney Costs of Lenders payable or reimbursable by the Borrower under this Agreement;

third, to payment of all accrued unpaid interest on the Obligations and fees owed to Agent and Lenders;

fourth, to payment of principal of the Obligations then due and payable, any Obligations under any Secured Rate Contract;

fifth, to payment of any other amounts owing constituting Obligations; and

sixth, any remainder shall be for the account of and paid to whoever may be lawfully entitled thereto.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category and (ii) each of the Lenders or other Persons entitled to payment shall receive an amount equal to its pro rata share of amounts available to be applied pursuant to clauses third, fourth and fifth above.

1.11        Payments by the Lenders to Agent; Settlement.

(a)                                 Agent may, on behalf of Lenders, disburse funds to the Borrower for Loans requested.  Each Lender shall reimburse Agent on demand for all funds disbursed on its behalf by Agent, or if Agent so requests, each Lender will remit to Agent its Commitment Percentage of any Loan before Agent disburses same to the Borrower.  If Agent elects to require that each Lender make funds available to Agent prior to disbursement by Agent to the Borrower, Agent shall advise each Lender by telephone or fax of the amount of such Lender’s Commitment Percentage of the Loan requested by the Borrower no later than the Business Day prior to the scheduled Borrowing date applicable thereto, and each such Lender shall pay Agent such Lender’s Commitment Percentage of such requested Loan, in same day funds, by wire transfer to Agent’s account, as set forth on Agent’s signature page hereto, no later than noon (Chicago time) on such scheduled Borrowing date.  Nothing in this subsection 1.11(a) or elsewhere in this Agreement or the other Loan Documents, including the remaining provisions of Section 1.11, shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that

Agent any Lender or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

(b)                                 Agent shall pay to each Lender such Lender’s Commitment Percentage (except as otherwise provided in subsection 1.1(c)(vi) and subsection 1.11(e)(iv)) of principal, interest and fees paid by the Borrower at least once each calendar week or more frequently at Agent’s election (each, a “Settlement Date”) for the benefit of such Lender on the Loans held by it (it being understood and agreed that that Agent shall make such payment to Lenders only to the extent Agent has received payment of principal, interest or fees by Borrower); such payments shall be made by wire transfer to such Lender not later than 1:00 p.m. (Chicago time) on the next Business Day following each Settlement Date.

(c)                                  Availability of Lender’s Commitment Percentage.  Agent may assume that each Revolving Lender will make its Commitment Percentage of each Revolving Loan available to Agent on each Borrowing date.  If such Commitment Percentage is not, in fact, paid to Agent by such Revolving Lender when due, Agent will be entitled to recover such amount on demand from such Revolving Lender without setoff, counterclaim or deduction of any kind.  If any Revolving Lender fails to pay the amount of its Commitment Percentage forthwith upon Agent’s demand, Agent shall promptly notify the Borrower and the Borrower shall immediately repay such amount to Agent.  Nothing in this subsection 1.11(c) or elsewhere in this Agreement or the other Loan Documents shall be deemed to require Agent to advance funds on behalf of any Revolving Lender or to relieve any Revolving Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that the Borrower may have against any Revolving Lender as a result of any default by such Revolving Lender hereunder.  Without limiting the provisions of subsection 1.11(b), to the extent that Agent advances funds to the Borrower on behalf of any Revolving Lender and is not reimbursed therefor on the same Business Day as such advance is made, Agent shall be entitled to retain for its account all interest accrued on such advance from the date such advance was made until reimbursed by the applicable Revolving Lender.

(d)                                 Return of Payments.

(i)                                     If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from the Borrower and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender on demand without setoff, counterclaim or deduction of any kind.

(ii)                                  If Agent determines at any time that any amount received by Agent under this Agreement or any other Loan Document must be returned to any Credit Party or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Agent will not be required to distribute any portion thereof to any Lender.  In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to the Borrower or such other Person, without setoff, counterclaim or deduction of any kind, and Agent will be entitled to set-off against future distributions to such Lender any such amounts (with interest) that are not repaid on demand.

(e)                                  Non-Funding Lenders.

(i)                                     Responsibility.  The failure of any Non-Funding Lender to make any Revolving Loan, or to fund any purchase of any participation to be made or funded by it, or to make any payment required by it under any Loan Document on the date specified therefor shall not relieve any other Lender of its obligations to make such loan, fund the purchase of any such participation, or make any other such required payment on such date, and neither Agent nor, other than as expressly set forth herein, any other Lender shall be responsible for the failure of any Non-Funding Lender to make a loan, fund the purchase of a participation or make any other required payment under any Loan Document.

(ii)                                  Reserved.

(iii)                               Voting Rights.  Notwithstanding anything set forth herein to the contrary, including Section 9.1, a Non-Funding Lender (other than a Non-Funding Lender who only holds Term Loan) shall not have any voting or consent rights under or with respect to any Loan Document or constitute a “Lender” or a “Revolving Lender” (or be, or have its Loans and Commitments, included in the determination of “Required Lenders,” “Required Revolving Lenders” or “Lenders directly affected” pursuant to Section 9.1) for any voting or consent rights under or with respect to any Loan Document, provided that (A) the Commitment of a Non-Funding Lender may not be increased, extended or reinstated, (B) the principal of a Non-Funding Lender’s Loans may not be reduced or forgiven, and (C) the interest rate applicable to Obligations owing to a Non-Funding Lender may not be reduced, in each case, without the consent of such Non-Funding Lender.  Moreover, for the purposes of determining Required Lenders and Required Revolving Lenders, the Loans and Commitments held by Non-Funding Lenders shall be excluded from the total Loans and Commitments outstanding.

(iv)                              Borrower Payments to a Non-Funding Lender.  Agent shall be authorized to use all payments received by Agent for the benefit of any Non-Funding Lender pursuant to this Agreement to pay in full the Aggregate Excess Funding Amount to the appropriate Secured Parties.  Upon any such unfunded obligations owing by a Non-Funding Lender becoming due and payable, Agent shall be authorized to use such cash collateral to make such payment on behalf of such Non-Funding Lender.  With respect to such Non-Funding Lender’s failure to fund Revolving Loans, any amounts applied by Agent to satisfy such funding shortfalls shall be deemed to constitute a Revolving Loan or amount of the participation required to be funded and, if necessary to effectuate the foregoing, the other Revolving Lenders shall be deemed to have sold, and such Non-Funding Lender shall be deemed to have purchased, Revolving Loans participation interests from the other Revolving Lenders until such time as the aggregate amount of the Revolving Loans are held by the Revolving Lenders in accordance with their Commitment Percentages of the Aggregate Revolving Loan Commitment.  Any amounts owing by a Non-Funding Lender to Agent which are not paid when due shall accrue interest at the interest rate applicable during such period to Revolving Loans that are Base Rate Loans.  In the event that Agent is holding cash collateral of a Non-Funding Lender that cures pursuant to clause (v) below or ceases to be a Non-Funding Lender pursuant to the definition of Non-Funding Lender, Agent shall return the unused portion of such cash collateral to such Lender. The “Aggregate Excess Funding Amount” of a Non-Funding Lender shall be the aggregate amount of all unpaid obligations owing by such Lender to Agent and Lenders under the Loan Documents, including such Lender’s pro rata share of all Revolving Loans.

(v)                                 Cure.  A Lender may cure its status as a Non-Funding Lender under clause (a) of the definition of Non-Funding Lender if such Lender fully pays to Agent, on behalf of the applicable Secured Parties, the Aggregate Excess Funding Amount, plus all interest due thereon.  Any such cure shall not relieve any Lender from liability for breaching its contractual obligations hereunder.

(vi)                              Fees.  A Lender that is a Non-Funding Lender pursuant to clause (a) of the definition of Non-Funding Lender shall not earn and shall not be entitled to receive, and the Borrower shall not be required to pay, such Lender’s portion of the Unused Commitment Fee during the time such Lender is a Non-Funding Lender pursuant to clause (a) thereof.

(f)                                   Procedures.  Agent is hereby authorized by each Credit Party and each other Secured Party to establish procedures (and to amend such procedures from time to time) to facilitate administration and servicing of the Loans and other matters incidental thereto.  Without limiting the generality of the foregoing, Agent is hereby authorized to establish procedures to make available or deliver, or to accept, notices, documents and similar items on, by posting to or submitting and/or completion, on E-Systems.

1.12                                                        Incremental Facilities.

(a)                                 Borrowing Request. The Borrower shall have the right, following the Restatement Effective Date, at its request, by written notice from Borrower to Agent, to obtain (y) commitments for additional tranches of term loans (each such commitment, an “Incremental Term Loan Commitment” and such loans funded thereunder, “Incremental Term Loans”) or (z) additional Revolving Loan Commitments (each such commitment, an “Incremental Revolving Loan Commitment”; the Incremental Revolving Loan Commitments and the Incremental Term Loan Commitments are sometimes referred to herein individually as an “Incremental Commitment” and collectively as “Incremental Commitments”) from existing Lenders or new Lenders, subject to the standards for new Lenders pursuant to a Sale of Loans set forth in Section 9.9(b) to the extent that such new Lender is subject to the approval of Agent pursuant to Section 9.9(b).  No Lender shall be obligated to provide any Incremental Term Loan Commitment or to increase its Revolving Loan Commitment; provided, existing Lenders shall first be afforded the opportunity to provide each proposed Incremental Facility before the Borrower solicits or obtains such Incremental Facility, or any portion thereof, from prospective Lenders.  Each Incremental Commitment shall be in an amount not less than $5,000,000 and all Incremental Commitments shall in no event exceed $10,000,000 in the aggregate.  Each such notice shall specify the type and amount of the proposed Incremental Commitment and the date (each an “Incremental

Commitment Effective Date”) on which Borrower proposes that the applicable Incremental Commitment shall be effective, which shall be a date not less than ten (10) Business Days after the date on which such notice is delivered to the Agents or such earlier date determined by Agent in its reasonable discretion.

(b)                                 Conditions. Each Incremental Commitment shall become effective as of the applicable Incremental Commitment Effective Date; provided:

(i)                                     no Default or Event of Default shall have occurred or be continuing or would result after giving effect to the making of the applicable Incremental Commitment;

(ii)                                  each of the conditions set forth in Section 2.2 shall have been satisfied;

(iii)                               the final maturity date of any Incremental Term Loan shall be no earlier than the maturity date of the Term Loan and the weighted average life to maturity of any such Incremental Term Loan shall not be shorter than the weighted average life to maturity of the Term Loan.  Any Incremental Revolving Commitment shall be effectuated solely as an increase to the Aggregate Revolving Loan Commitment (and, for purposes of clarity, shall otherwise be on the same terms and conditions as the Aggregate Revolving Loan Commitment and the Revolving Loans advanced thereunder);

(iv)                              the all-in yield (including interest rate margins, any interest rate floors, original issue discount and upfront fees (based on the lesser of a four-year average life to maturity or the remaining life to maturity), but excluding arrangement, underwriting and documentation fees paid or payable to a lead arranger or its affiliates) applicable to any Incremental Term Loan Commitment shall not be higher than the corresponding all-in yield (determined on the same basis) applicable to the Term Loan or any prior Incremental Term Loan Commitment, unless the interest rate margin with respect to the Term Loan and each prior Incremental Term Loan Commitment, as the case may be, is increased by an amount equal to the difference between the all-in yield with respect to the proposed Incremental Term Loan Commitment and the all-in yield on the Term Loan or any prior Incremental Term Loan Commitment, as the case may be;

(v)                                 except as expressly set forth above, each Incremental Term Loan Commitment shall be on terms consistent with the Term Loan;

(vi)                              Borrower shall be in compliance (after giving pro forma effect to (x) the funding of an Incremental Term Loan and the making of an Incremental Revolving Loan Commitment, assuming the full funding of Revolving Loans in respect thereof, and (y) the use of proceeds in connection therewith (in each case, determined as if such transactions had been consummated on the first day of the applicable measuring period with such adjustments to EBITDA as are acceptable to Agent)) with the covenants set forth in Section 4.12 hereof for the thirteen (13) Fiscal Periods ending on the last day of the most recently completed fiscal quarter for which a Compliance Certificate was delivered pursuant hereto;

(vii)         after giving pro forma effect to the funding of an Incremental Term Loan and the making of an Incremental Revolving Loan Commitment, assuming, with respect to an Incremental Revolving Loan Commitment, the full funding of Revolving Loans in respect thereof (in each case, determined as if such transactions had been consummated on the first day of the applicable measuring period), the ratio of (A) outstanding Senior Indebtedness as of such date of determination, to (B) EBITDA for the most recent thirteen (13) Fiscal Periods ended on or prior to the date of determination for which financial statements have been delivered, shall not exceed 3.00; and

(viii)        at least $4,250,000 of Revolving Loans shall have been converted into Converted Revolving Loans in accordance with the terms hereof.

(c)           Making of Incremental Commitments. On the applicable Incremental Commitment Effective Date, subject to the satisfaction of the foregoing terms and conditions, each Lender with a corresponding (A) Incremental Term Loan Commitment shall make a portion of the applicable Incremental Term Loan in an amount equal to its applicable Incremental Term Loan Commitment and (B) Incremental Revolving Commitment, shall make such Incremental Revolving Commitment available to the Borrower as an increase to such Lender’s Revolving Loan Commitment.

(d)           Equal and Ratable Benefit. From and after the applicable Incremental Commitment Effective Date, the Loans and Commitments established pursuant to this subsection 1.12(d) shall constitute Incremental Term Loans, Incremental Term Loan Commitments, Revolving Loans and Revolving Loan Commitments, as applicable, under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the guarantees and security interests created by the applicable Collateral Documents. The Credit Parties shall take any actions reasonably required by the Agent to ensure and/or demonstrate that the Liens and security interests granted by the applicable Collateral Documents continue to be perfected under the UCC or otherwise after giving effect to the establishment of any such new Loans and Commitments.

ARTICLE II

CONDITIONS PRECEDENT

2.1     Conditions of Initial Loans.  The obligation of each Lender to make its initial (or convert any existing) Loans hereunder is subject to satisfaction of the following conditions in a manner satisfactory to Agent:

(a)           Loan Documents.  Agent shall have received on or before the Restatement Effective Date all of the agreements, documents, instruments and other items set forth on the closing checklist attached hereto as Exhibit 2.1, each in form and substance reasonably satisfactory to Agent;

(b)           EBITDA.  The Borrower shall have delivered evidence to the satisfaction of Agent demonstrating that EBITDA of the Borrower for the thirteen (13) Fiscal Periods ended August 31, 2011 shall be not less than $3,000,000.

2.2     Conditions to All Borrowings.  Except as otherwise expressly provided herein, no Lender shall be obligated to fund any Loan if, as of the date thereof:

(a)           any representation or warranty by any Credit Party contained herein or in any other Loan Document is untrue or incorrect in any material respect (without duplication of any materiality qualifier contained therein) as of such date, except to the extent that such representation or warranty expressly relates to an earlier date (in which event such representations and warranties were untrue or incorrect in any material respect (without duplication of any materiality qualifier contained therein) as of such earlier date), and Agent or Required Revolving Lenders have determined not to make such Loan as a result of the fact that such warranty or representation is untrue or incorrect;

(b)           any Default or Event of Default has occurred and is continuing or would reasonably be expected to result after giving effect to any Loan, and Agent or Required Revolving Lenders shall have determined not to make any Loan as a result of that Default or Event of Default;

(c)           after giving effect to any Loan, the aggregate outstanding amount of the Revolving Loans would exceed the Maximum Revolving Loan Balance; and

(d)           Agent shall not have received a duly completed Availability Certificate setting forth availability under the Revolving Loan as of a date not more than five (5) days prior to the date of Borrowing;

The request by the Borrower and acceptance by the Borrower of the proceeds of any Loan shall be deemed to constitute, as of the date thereof, (i) a representation and warranty by the Borrower that the conditions in this Section 2.2 have been satisfied and (ii) a reaffirmation by each Credit Party of the granting and continuance of Agent’s Liens, on behalf of itself and the Secured Parties, pursuant to the Collateral Documents.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Credit Parties acknowledge and agree that (a) the representations and warranties in this Article are a material consideration to Agent and Lenders and (b) Agent is relying on the correctness and completeness in all material respects of all of these representations and warranties in entering into this transaction and making advances of Revolving Loans. Accordingly, the Credit Parties, jointly and severally, represent and warrant to Agent and Lenders that:

3.1    Entity Borrower.  (a) Each Credit Party’s exact legal entity name is as set forth on the signature page of this Agreement or the other applicable Loan Documents executed and delivered by such Credit Party; (b) such Credit Party is validly existing and in good standing under the laws of the state of its formation and is duly qualified as a foreign corporation, limited liability company or limited partnership, as applicable, and licensed to do business in the state where each Site is located or its ownership or lease of property requires such qualification or license, except where the failure to be so qualified or licensed would not result in a Material Adverse Effect; (c) such Credit Party has full power and authority to enter into and perform its obligations under the Loan Documents to which it is a party; (d) such Credit Party has its chief executive office and principal place of business at the location set forth below its signature on the signature page of this Agreement or the other applicable Loan Documents executed and delivered by such Credit Party; (e) the entry into and performance by such Credit Party of the Loan Documents to which it is a party does not and will not conflict with or violate any provision of such Credit Party’s Organization Documents; and (f) the Loan Documents have been duly authorized and validly executed and delivered by such Credit Party.

3.2    Performance; No Defaults.  Except where it would not result in a Material Adverse Effect, (a) no Permits are required in connection with the authorization, execution, delivery, consummation, or performance by Borrower or any other Credit Party of the Loan Documents to which Borrower or any Credit Party is a party; (b) the authorization, execution, delivery, consummation, and performance by Borrower or any other Credit Party of the Loan Documents will not conflict with or violate any Requirement of Law or result in any default (or any event, that with the giving of notice or the passage of time, or both, would constitute a default) under any Contractual Obligation; and (c) neither Borrower nor any Credit Party is in default of any material provision under and, to the best of Borrower’s knowledge, no event has occurred that, with the giving of notice or the passage of time, or both, would reasonably be expected to constitute a material default of any material provision under any material Contractual Obligations.

3.3    Binding Obligations.  This Agreement and the other Loan Documents constitute the legal, valid and binding obligations of Borrower and each other Credit Party, enforceable against Borrower and each Credit Party in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, liquidation, reorganization and other laws affecting the rights of creditors generally, and general principles of equity.

3.4    Non-Foreign Status.  Neither Borrower nor any other Credit Party is a “foreign corporation,” “foreign partnership,” “foreign trust,” “foreign estate” or “foreign person,” as those terms are defined by the Internal Revenue Code of 1986, as amended.

3.5    Litigation and Condemnation.  Except as set forth on Schedule 3.5, there is no action, suit, investigation, proceeding or arbitration at law or in equity, including condemnation proceedings or proceedings in lieu of condemnation, pending or, to Borrower’s knowledge, threatened against or affecting (a) Borrower or any other Credit Party or any of their assets or revenues, which would have a Material Adverse Effect or which has an amount in controversy in excess of $250,000 or (b) any of the Loan Documents or any of the transactions contemplated thereby.

3.6    Solvency.  Both before and immediately after the consummation, of the transactions contemplated by the Loan Documents and after giving effect to such transactions, each disbursement of Revolving Loans, (a) the value of the assets of Borrower and its

Subsidiaries on a consolidated basis (both at fair value and present fair saleable value) is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of Borrower; (b) Borrower and its Subsidiaries, on a consolidated basis, are able to pay all of their liabilities as such liabilities mature in the ordinary course; and (c) Borrower and its Subsidiaries, on a consolidated basis, do not have unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount can reasonably be expected to become an actual or matured liability.

3.7    Anti-Terrorism and Anti-Money Laundering.  Neither ZILLC, Borrower nor any other Credit Party or its Subsidiaries is or shall be (a) listed on the Specially Designated Nationals and Blocked Person List maintained by the Office of Foreign Assets Control (“OFAC”), Department of the Treasury, or any other similar lists maintained by OFAC or any other Governmental Authority pursuant to any authorizing statute, Executive Order or regulation; or (b) a Person designated under Section 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001), any related enabling legislation, or any other similar Executive Orders. Borrower and each of the other Credit Parties are in full compliance with all applicable provisions of the Bank Secrecy Act (“BSA”) and of all other laws, regulations, and government guidance relating to the prevention and detection of money laundering violations or terrorist activities or threats.

3.8    Access; Encroachments; Other Interests.  With respect to each Material Site, to Borrower’s knowledge, (a) permanent, legal access is available to such Material Site from a physically open and dedicated public right-of-way and (b) with respect to any such Site subject to a Mortgage (i) the legal description attached to the Mortgage accurately and completely describes the Site; (ii) all Site improvements are located within the boundary lines of the Site and do not encroach upon the land of any adjacent owner; (iii) no improvements of any third Person encroach upon the Site; and (iv) no Person has any unrecorded Lien in the Site or the other Collateral, whether by right of adverse possession, prescriptive easement, right of first refusal, right of first offer, option to purchase, lease, or other Contractual Obligation.

3.9    Utilities.  Except where it would not result in a Material Adverse Effect, (a) adequate public or private utilities are available at each Material Site to permit operation of the Material Site as a Permitted Concept and (b) all utility connection fees and use charges have been paid in full prior to delinquency.

3.10  Mechanics’ Liens.  With respect to each Material Site, there are no delinquent accounts payable or mechanics’ or materialmen’s Liens in favor of any materialman, laborer, or any other Person in connection with labor or materials furnished to or performed on any portion of any Site and no work has been performed or is in progress, nor have materials been supplied to any portion of any Site or agreements entered into for work to be performed or materials to be supplied to any portion of any Site prior to the date of this Agreement, which will be delinquent on or before the Restatement Effective Date.

3.11  Zoning.  Each Material Site is unconditionally zoned by the appropriate Governmental Authority for the use of each Site for the Permitted Concept.

3.12  Title to Assets; Liens.  Borrower and each other Credit Party have good record and marketable title in fee simple to, or valid leasehold interests in, all real property, and good and valid title to all owned personal property and valid leasehold interests in all leased personal property, in each instance, necessary or used in the ordinary conduct of their respective businesses. The Collateral of Borrower and each other Credit Party is subject to no Liens, other than Permitted Exceptions.

3.13  Compliance with Requirements of Law.  The operations of Borrower and each Credit Party are in compliance with all Requirements of Law, except for such noncompliance which has not had, and would not have a Material Adverse Effect.

3.14  Permits.  All Permits required to be obtained by Borrower and the other Credit Parties to use and operate each Site for the Permitted Concept have been obtained and are in full force and effect, except for Permits the failure of which to obtain would not have a Material Adverse Effect.

3.15  Condition and Sufficiency of Each Site and Equipment.  Each Site, including all buildings and other improvements and equipment associated with each Site, is (a) in good condition and repair; (b) well maintained, ordinary wear and tear excepted; and (c) fully equipped and operational (except (i) to the extent any Site is under construction in which case Borrower represents and warrants that such construction is proceeding in accordance with all construction schedules, plans, specifications, and requirements of Governmental Authorities, except where it would not have a Material Adverse Effect, and (ii) to the extent the Site is not a Material Site and Borrower has determined in the ordinary course of business to no longer operate such Site).

3.16  Leases.  Borrower has delivered to Agent a true, correct and complete copy of each Lease pursuant to which each Leased Site has been leased to Borrower or the applicable other Credit Party. The Lease is in full force and effect. Borrower or the applicable other Credit Party is the sole owner of the entire leasehold interest under the Lease, and, except as otherwise permitted herein, Borrower’s or such Credit Party’s interest in the Lease has not been assigned, transferred, subleased, mortgaged, hypothecated or otherwise encumbered other than pursuant to Liens in favor of Agent, other than Permitted Exceptions. With respect to each Material Site, no notice of default from the lessor under any Lease has been received by Borrower or any Credit Party that has not been cured and no notice of default to any such lessor has been given that has not been cured. To the best of Borrower’s knowledge, no event has occurred and no condition exists that, with the giving of notice or the lapse of time or both, would constitute a default under the Lease of a Material Site.

3.17  Reserved.

3.18  Payment of Taxes.  All federal, state, local and foreign income and franchise and other material tax returns, reports and statements (collectively, the “Tax Returns”) required to be filed by any Tax Affiliate have been filed with the appropriate Governmental Authorities in all jurisdictions in which such Tax Returns are required to be filed, all such Tax Returns are true and correct in all material respects, and all Taxes, charges and other impositions reflected therein or otherwise due and payable have been paid prior to the date on which any Liability may be added thereto for non-payment thereof except for those contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are maintained on the books of the appropriate Tax Affiliate in accordance with GAAP. No Tax Return is under audit or examination by any Governmental Authority and no notice of such an audit or examination or any assertion of any claim for Taxes has been given or made by any Governmental Authority. Proper and accurate amounts have been withheld by each Tax Affiliate from their respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable Requirements of Law and such withholdings have been timely paid to the respective Governmental Authorities. No Tax Affiliate has participated in a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b) or has been a member of an affiliated, combined or unitary group other than the group of which a Tax Affiliate is the common parent.

3.19  Full Disclosure.  None of the representations or warranties made by any Credit Party in the Loan Documents as of the date such representations and warranties are made or renewed, and none of the material statements made or material information provided by or on behalf of any Credit Party and contained in any certificate, document or financial statement furnished by or on behalf of any Credit Party in connection with the Loan Documents, as of the date furnished, contains any material untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading in any material respect as of the time when made or delivered. Borrower acknowledges that Agent is relying on the statements or information provided to Agent in entering into this Agreement and in providing the Revolving Loans. Neither Borrower nor any Credit Party has any knowledge of any material change in any of the statements or information provided to Agent that would make the above representation untrue and that has not been disclosed to Agent in writing on or before the Restatement Effective Date. All financial statements (other than financial projections) included in the information were prepared in accordance with GAAP and accurately present, in all material respects, the financial condition of Borrower and each Credit Party, respectively. All financial projections delivered to Agent represent in all material respects the Borrower’s good faith estimate of future financial performance and are based on assumptions believed by the Borrower to be fair and reasonable in light of current market conditions, it being acknowledged and agreed by Agent that projections as to future events are inherently uncertain and are not to be viewed as facts and that the actual results during the period or periods covered by such projections may materially differ from the projected results.

3.20  No Material Adverse Effect.  Since December 27, 2010, there has been no Material Adverse Effect.

3.21  Brokers.  Neither (a) ZILLC, (b) Borrower, nor (c) any other Credit Party or its Subsidiaries has dealt with any broker, agent, finder or other intermediary in connection with the transactions contemplated by this Agreement and the other Loan Documents. Through its normal marketing and business development activities, Agent encourages brokers (acting as agents for borrowers) to bring potential transactions to Agent for evaluation. In doing so, Agent may provide brokers with business entertainment, trips, merchandise or other incentives or benefits (“Broker Incentives”). Such Broker Incentives may be treated as part of Agent’s general business expenses and, along with other types of expenses, may be taken into account by Agent from time to time in establishing fees, pricing or other terms and conditions of its lending transactions.

3.22  Margin Regulations.  Borrower and other Credit Parties are not engaged in the business of extending credit for the purpose of, and no proceeds of any Credit Facility or other extensions of credit hereunder will be used for the purpose of, buying or carrying margin stock (within the meaning of Regulation U of the Federal Reserve Board) or extending credit to others for the purpose of purchasing or carrying any such margin stock, in each case in contravention of Regulation T, U or X of the Federal Reserve Board.

3.23  No Defaults.  No Credit Party is in default under or with respect to any Contractual Obligation, other than those that would not, in the aggregate, have a Material Adverse Effect.

3.24  Investment Company Act; Public Utility Holding Company Act.  No Credit Party is (a) an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940 or (b) a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company,” as each such term is defined and used in the Public Utility Holding Company Act of 1935.

3.25  Labor Matters.  There are no strikes, work stoppages, slowdowns or lockouts existing, pending (or, to the knowledge of Borrower, threatened) against or involving any Credit Party, except, for those that would not, in the aggregate, have a Material Adverse Effect. As of the Restatement Effective Date, (a) there is no collective bargaining or similar agreement with any union, labor organization, works council or similar representative covering any employee of any Credit Party, (b) no petition for certification or election of any such representative is existing or pending with respect to any employee of any Credit Party and (c) no such representative has sought certification or recognition with respect to any employee of any Credit Party.

3.26  ERISA.  Except as would not have a Material Adverse Effect, each Benefit Plan, and each trust thereunder, intended to qualify for tax exempt status under Section 401 or 501 of the Code so qualifies. Except as would not, either individually or in the aggregate, have a Material Adverse Effect: each Benefit Plan is in compliance with applicable provisions of ERISA, the Code and other Requirements of Law; no ERISA Event has occurred or is reasonably expected to occur; there are no existing or pending (or to the knowledge, of any Credit Party, threatened) claims (other than routine claims for benefits in the normal course), sanctions, actions, lawsuits or other proceedings or investigations involving any Benefit Plan; and no ERISA Affiliate would have any Withdrawal Liability as a result of a complete withdrawal from any Multiemployer Plan on the date this representation is made.

3.27  Intellectual Property.  (a) To the knowledge of each Credit Party, such Credit Party owns or otherwise has licenses to all Intellectual Property that is necessary for the operations of its businesses as currently conducted; (b) to the knowledge of each Credit Party, the conduct and operations of the businesses of such Credit Party as currently conducted does not infringe, misappropriate, or violate any Intellectual Property owned by any other Person; and (c) there are no pending (or to the knowledge of such Credit Party, threatened) actions, suits, proceedings, claims, demands, or disputes received by such Credit Party in writing challenging the ownership, use, validity, enforceability of, or such Credit Party’s rights in, any material Intellectual Property of such Credit Party, other than, with respect to clauses (a), (b) and (c), as would not, in the aggregate, have a Material Adverse Effect. In addition, except as set forth on Schedule 3.27, (i) no Credit Party has received written notice of any pending (or to the knowledge of each Credit Party, threatened) claim alleging infringement, misappropriation, or violation of any Intellectual Property of a third party, and (ii) no judgment or order regarding any such claim has been rendered by any competent Governmental Authority and no settlement agreement or similar Contractual Obligation has been entered into by any Credit Party, with respect to any infringement of any Intellectual Property of a third party, other than, with respect to clauses (i) and (ii), as would not, in the aggregate, have a Material Adverse Effect.

3.28  Environmental Matters.  (a) The operations of each Credit Party are and have been in compliance with all applicable Environmental Laws, including obtaining, maintaining and complying with all Permits required by any applicable Environmental Law, other than non-compliances that, in the aggregate, would not have a Material Adverse Effect; (b) no Credit Party is party to, and no Credit Party and no real property currently (or to the knowledge of any Credit Party previously) owned, leased, subleased, operated or otherwise occupied by or for any Credit Party is subject to or the subject of, any Contractual Obligation or any pending (or, to the knowledge of any Credit Party, threatened) order, action, investigation, suit, proceeding, audit, claim, demand, dispute or notice of violation or of potential liability or similar notice under or pursuant to any Environmental Law other than those that, in the aggregate, would not have a Material Adverse Effect; (c) no Lien in favor of any Governmental Authority securing, in whole or in part, Environmental Liabilities has attached to any property of any Credit Party and, to the knowledge of any Credit Party, no facts, circumstances or conditions exist that would reasonably be expected to result in any such Lien attaching to any such property; (d) no Credit Party has caused or suffered to occur a Release of Hazardous Materials at, to or from any real property of any Credit Party and each such real property is free of contamination by any Hazardous Materials except for such Release or contamination that would not, in the aggregate, have Material Adverse Effect; (e) no Credit Party (i) is or has been engaged in, or has permitted any current or former tenant to engage in, operations, or (ii) knows of any facts, circumstances or conditions, including receipt of any information request or notice of potential responsibility under CERCLA or similar Environmental Laws, that, in the aggregate, would have a Material Adverse Effect; and (f) each Credit Party has made available to Agent copies of all existing environmental reports, reviews and audits and all documents pertaining to actual or potential Environmental Liabilities, in each case to the extent such reports, reviews, audits and documents are in their possession, custody or control.

3.29  Commercial Purpose of Revolving Loan Credit Facility.  The purpose of the Loans is a commercial business purpose and not a personal, family, or household purpose. Borrower is borrowing the Loans and the Obligations, as they relate to the Loan Documents, are being incurred exclusively for commercial business purposes and not for any personal, family or household purpose. No portion of the Collateral is being used by Borrower or any other Person for any personal, family or household purposes.

3.30  Bonding.  Except as set forth in Schedule 3.30, as of the Restatement Effective Date, no Credit Party is a party to or bound by any surety bond agreement, indemnification agreement therefor or bonding requirement with respect to products or services sold by it.

3.31  Insurance.  Each of the Credit Parties and each of their respective Subsidiaries and their respective Properties are insured with financially sound and reputable insurance companies which are not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses of the same size and character as the business of the Credit Parties and, to the extent relevant, owning similar Properties in localities where such Person operates.  A true and complete listing of such insurance, including issuers, coverages and deductibles, has been provided to Agent.

3.32  Deposit Accounts and Other Accounts.  Schedule 3.32 lists all banks and other financial institutions at which any Credit Party maintains deposit or other accounts as of the Restatement Effective Date, and such Schedule correctly identifies the name, address and any other relevant contact information reasonably requested by Agent with respect to each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

3.33  Status of Holdings.  Holdings has not engaged in any business activities and does not own any Property other than (i) ownership of the Stock and Stock Equivalents of the Borrower, (ii) activities and contractual rights incidental to maintenance of its corporate existence and (iii) performance of its obligations under the Loan Documents to which it is a party.

3.34  Patriot Act.  The Credit Parties, each of their Subsidiaries and each of their Affiliates are in compliance with (a) the Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department and any other enabling legislation or executive order relating thereto, (b) the Patriot Act and (c) other federal or state laws relating to “know your customer” and anti-money laundering rules and regulations.  No part of the proceeds of any Loan will be used directly or indirectly for any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977.

ARTICLE IV

AFFIRMATIVE COVENANTS

Each Credit Party covenants and agrees that, so long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation (other than contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted) shall remain unpaid or unsatisfied:

4.1    Organization and Status of Entity Borrower; Preservation of Name and Existence.  Borrower and each Credit Party will (a) continue to be validly existing and in good standing under the laws of its state of incorporation or formation and (b) continue to be qualified to do business as a foreign corporation, partnership or limited liability company in the state where its ownership or lease of properties requires so, except, with respect to this clause (b), where the failure to do so would not have a Material Adverse Effect.

4.2    Condition and Sufficiency of Equipment and other Assets.  Borrower will maintain, and will cause each Credit Party to maintain, all of the tangible assets necessary or useful in the proper conduct of its business operations in good working order and condition, ordinary wear and tear excepted. Borrower will own and keep, and will cause each Credit Party to own and keep, at each Site all equipment, including all machinery, furniture, appliances, trade fixtures, tools, and office and record keeping equipment, and inventory that is reasonably necessary for the proper and prudent operation of each Site as a Permitted Concept, except where the failure to do so would not result in a Material Adverse Effect.

4.3     Payment of Obligations.  Borrower shall pay or cause to be paid and discharged before they become delinquent (a) all material claims, Taxes, assessments, charges and levies imposed by any Governmental Authority and (b) all other lawful claims that if unpaid would, by operation of the applicable Requirements of Law, become a Lien upon any property of any Credit Party (other than Permitted Exceptions), except, in each case, for those whose amount or validity is being contested in good faith by proper proceedings diligently conducted and for which adequate reserves are maintained on the books of the appropriate Credit Party in accordance with GAAP.

4.4     Insurance.

(a)           Required Coverage.  Borrower will maintain, and will cause each Credit Party to maintain, at its sole expense, the following insurance:

(i)            Property insurance, with special causes of loss/all risk coverage, insuring against loss, damage or destruction by fire and other casualty, including theft, vandalism and malicious mischief, equipment breakdown (if there are any pressure vessels upon any Site), plate glass breakage, sprinkler damage (if any Site has a sprinkler system), and such other risks as Agent may reasonably require, insuring each Site for not less than 100% of its full insurable replacement cost, with Agent named as loss payee with respect to personal property and mortgagee with respect to real property on each such policy.

(ii)           Flood insurance, if any Site is in a location designated by the Federal Emergency Management Administration as a Special Flood Hazard Area, Flood Zone “A” or “V,” with deductibles not to exceed $25,000.

(iii)          Earthquake insurance, if any Site is in California or designated by the US Geological Survey as high hazard, with deductibles not to exceed $25,000.

(iv)          Commercial general liability insurance against claims for personal injury, bodily injury or death, and property damage or destruction occurring in, on or around each Site in amounts not less than $1,000,000 per occurrence, with an aggregate not less than $2,000,000 per location. If general liability coverage is not per location, or if the named insured operates five or more locations, excess liability or umbrella liability policy in an amount not less than $5,000,000 is required. Agent shall be named as an additional insured on each such policy. Such insurance shall include broad form contractual liability coverage (including for Borrower’s indemnity obligations under the Loan Documents), products liability coverage, and liquor liability coverage, providing coverage against liability arising from the sale of liquor, beer or wine on any Site, if such sales are to occur.

(v)           Business income insurance, covering risk of loss due to the occurrence of any hazard insured against under the “all risk” coverage insurance and providing coverage in an amount sufficient to permit the payments of principal and interest due under the Credit Facilities, taxes, insurance and operating expenses for a period of not less than twelve (12) months, with Agent named as a loss payee on each such policy.

(vi)          Worker’s compensation insurance in the statutorily mandated. limits and employer’s liability insurance with limits not less than $500,000 or such greater amount as Agent may from time to time require.

(vii)         Such other insurance and coverages as may be necessary to comply with any Requirement of Law or as Agent may otherwise require.

(b)           Policy Requirements.  All insurance policies shall: (i) provide for a waiver of subrogation by the insurer as to claims against Agent, and its respective employees and agents and provide that such insurance cannot be unreasonably cancelled, invalidated or suspended on account of the conduct of Borrower, its officers, directors, employees or agents; (ii) be written on an “occurrence” basis and provide that all insurance required to be carried by Borrower is primary, with deductibles not to. exceed $10,000, that any “no other insurance” clause in any insurance policy required to be carried by Borrower excludes any policies of insurance maintained by Agent, and that all such insurance policies will not be brought into contribution with insurance maintained by Agent; (iii) contain a standard without contribution mortgagee clause endorsement in favor of Agent and its successors and assigns as their interests may appear; (iv) include an agreement by the insurer that any loss will be payable in accordance with the terms of the policy notwithstanding any act or neglect of Borrower, anyone acting for Borrower or any tenant or other occupant of any Site; (v) provide that the insurer will endeavor to give thirty (30) days’ prior written notice to Agent before terminating, canceling or substantially modifying any insurance policy; (vi) be issued by insurance companies licensed to do business in the state in which each Site is located and which are rated A:VIII or better by Best’s Key Rating Guide or otherwise approved by Agent; and (vii) be written for a period of at least one year.

(c)           Evidence of Insurance.  Borrower has delivered to Agent all required policies of insurance or certificates of insurance evidencing that such insurance is in full force and effect and satisfies the requirements set forth in this Agreement. At least 30 days prior to the expiration of each such policy, Borrower shall furnish Agent written evidence that such policy has been renewed or replaced by delivering to Agent a copy of the replacement policy or an insurance company certificate reciting that there is in full force and effect insurance of the types and in the amounts required by this Agreement.

(d)           No Release.  The foregoing insurance requirements, including minimum limits of insurance coverage, shall not limit the liability of Borrower or any Credit Party for its acts or omissions as provided in this Agreement or in any of the other Loan Documents.

(e)           Exercise of Remedies.  If there is a sale of the Collateral or any other transfer of title of assignment of the Collateral in extinguishment, in whole or in part, of the Obligations, all right, title and interest of Borrower and each Credit Party in and to all required policies of insurance relating to the Collateral so transferred shall inure to the benefit of and pass to the successor in interest to the Credit Parties Or the purchaser or grantee of the Collateral, to the extent such policies are assignable pursuant to the term thereof.

4.5      Casualty.  Borrower and each Credit Party shall at all times bear the entire risk of any loss, theft, damage to, or destruction of any of the Collateral or any Site from any cause whatsoever (a “Casualty”). If a Casualty in excess of $250,000 occurs with respect to any Material Site, whether or not covered by insurance, Borrower will promptly give Agent written notice of the Casualty, generally describing the nature and extent of the Casualty.

4.6      Future Events.  The Loan Documents will remain in full force and effect, without waiver or surrender of any of the rights of Agent under the Loan Documents, notwithstanding the occurrence of any one or more of the following: (a) extension of the time of payment of the whole or any part of the Credit Facility; (b) any change in the terms and conditions of the Loan Documents; (c) substitution of any other evidence of indebtedness for the Note; (d) acceptance by Agent of any guaranty, collateral or security of any kind for the payment of any of the Obligations; (e) surrender, release, exchange or alteration of any Collateral or other security, either in whole or in part; or (f) release, settlement, discharge, compromise, change or amendment, in whole or in part, of any claim of Agent against Borrower, Guarantor, or any other Credit Party.

4.7      Lease.  Borrower will, and will cause each Credit Party to, comply with and perform on a timely basis all of Borrower’s and each Credit Party’s obligations under each Lease to the extent that failure to comply and perform with such obligations could have a Material Adverse Effect.

4.8      Compliance; Licenses and Permits.  Borrower will, and will cause each Credit Party to, comply with all Requirements of Law, except for such non-compliance, from time to time, as would not have a Material Adverse Effect. Borrower will, and will cause each Credit Party to, obtain and maintain in full force and effect at all times all Permits that are required to use and operate each Site as a Permitted Concept, except where the failure to do so would not result in a Material Adverse Effect.

4.9      Books and Records.  Borrower will, and will cause each Credit Party to, keep proper Books and Records, in which full, true and correct entries (in all material respects) shall be made in accordance with GAAP of all financial transactions and the assets and business of Borrower. Borrower will, and will cause each Credit Party to, maintain copies of all insurance policies, environmental reports, material contracts, inspection reports and appraisals.

4.10   Inspections.  Borrower and each other Credit Party shall, during normal business hours and upon reasonable advance notice (unless a Default shall have occurred and be continuing, in which event no notice shall be required and Agent shall have access at any and all times), (a) provide access to each property owned, leased, or controlled by Borrower or such other Credit Party to Agent and any of its Related Persons, as frequently as Agent determines to be appropriate; (b) permit Agent and any of its Related Persons to inspect, audit and make extracts and copies (or, during an Event of Default, take originals if reasonably necessary) from all of Borrower’s and such Credit Party’s Books and Records, insurance policies, environmental reports, material contracts (including material licenses and leases); inspection reports and appraisals; and (c) permit Agent and any of its Related Persons to inspect, review, evaluate and make physical verifications and appraisals of the Collateral in any manner and through any medium that Agent considers advisable, and, in each such case, Borrower and each other Credit Party agrees to render to Agent, at Borrower’s cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto; provided that Borrower shall be responsible for such expenses not more than one time per year for each Site unless an Event of Default shall have occurred and is continuing; provided further, after the occurrence and during the continuation of an Event of Default, the Agent or any Agent may do any of the foregoing at the expense of Borrower at any time during normal business hours and without advance notice.

4.11   Financial Statements.  Borrower shall deliver to Agent:

(a)           Monthly Reports.  Within 30 days following the end of each Fiscal Period (except in the case of financial statements delivered at the end of a Fiscal Period that is the end of a Fiscal Quarter of Borrower and the Subsidiary Guarantors, not later than forty-five (45) days after the end of such Fiscal Quarter), the consolidated balance sheet of Borrower and the Subsidiary Guarantors and related consolidated statements of income, retained earnings, and cash flow for such Fiscal Period, which shall provide comparisons to budget and actual results for the corresponding period during the prior Fiscal Year, both on a monthly and year-to-date basis (along with a detailed summary of Borrower’s and the Subsidiary Guarantors’ same store sales which shall provide comparisons to the corresponding period during the prior Fiscal Year, both on a monthly and year-to-date basis).  Such materials shall include, with respect to deliveries made with respect to the last month of any Fiscal Quarter, a reasonably detailed schedule of intercompany loan balances.

(b)           Annual Reports.  Within 120 days following the close of each Fiscal Year of Borrower and the Subsidiary Guarantors, the consolidated balance sheet of Borrower and the Subsidiary Guarantors and related consolidated statements of income, retained earnings, and cash flow for such Fiscal Year audited without a “going concern” or like qualification by PricewaterhouseCoopers or other independent certified public accountants of recognized standing or otherwise reasonably acceptable to Agent, which shall provide comparisons to the prior Fiscal Year, and shall be accompanied by a statement in reasonable detail showing the calculations used in determining compliance with the financial covenants hereunder.

(c)           Compliance Certificate.  Together with each delivery of any Financial Statement pursuant to clause (a) and clause (b) above, a Compliance Certificate duly executed by a Responsible Officer of Borrower and each Subsidiary Guarantor that, among other things, (i) demonstrates compliance with each financial covenant in this Agreement and (ii) states that no Default is continuing as of the date of delivery of such Compliance Certificate or, if a Default is continuing, states the nature thereof and the action that Borrower proposes to take or cause to be taken with respect thereto.

(d)           Projections.  Within 60 days of the end of each Fiscal Year of Borrower and the Subsidiary Guarantors, the projections of Borrower and the Subsidiary Guarantors by month for the following Fiscal Year and by year for the following three Fiscal Years, which will be prepared by Borrower and the Subsidiary Guarantors in good faith, with care and diligence, and using assumptions that are deemed by Borrower and the Subsidiary Guarantors to be reasonable at the time they are made under the circumstances at the time such projections are delivered to Agent and disclosed therein when delivered. The projections will include a consolidated and consolidating balance sheet, statements of income and cash flow for Borrower and the Subsidiary Guarantors and a description of assumptions made in the build-up of such budget. All financial projections delivered to Agent shall represent in all material respects the Borrower’s and the Subsidiary Guarantors’ good faith estimates of future financial performance and be based on assumptions believed by the Borrower and the Subsidiary Guarantors to be fair and reasonable in light of current market conditions, it being acknowledged and agreed by Agent that projections as to future events are inherently uncertain and are not to be viewed as facts and that the actual results during the period or periods covered by such projections may materially differ from the projected results.

(e)           Management Letter. together with each delivery of financial statements pursuant to clause (a) and clause (b) above, a management discussion and analysis report, in reasonable detail, signed by the chief financial officer of the Borrower, describing the operations and financial condition of the Credit Parties and their Subsidiaries for the Fiscal Period and the portion of the Fiscal Year then ended (or for the Fiscal Year then ended in the case of annual financial statements).

4.12   Financial Covenants.

(a)           Effective Leverage Ratio.  As the last day of each Fiscal Quarter for the Measurement Period set forth in the table below, Borrower and the Subsidiary Guarantors must have an Effective Leverage Ratio of not more than the maximum ratio set forth in the table below opposite such Measurement Period:

Ending Date	Maximum Leverage Ratio
Fiscal Quarter 4, 2011	5.50 to 1.00

Fiscal Quarter 1, 2012	5.50 to 1.00
Fiscal Quarter 2, 2012	5.50 to 1.00
Fiscal Quarter 3, 2012	5.50 to 1.00
Fiscal Quarter 4, 2012	5.50 to 1.00

Fiscal Quarter 1, 2013	5.25 to 1.00
Fiscal Quarter 2, 2013	5.25 to 1.00
Fiscal Quarter 3, 2013	5.25 to 1.00
Fiscal Quarter 4, 2013	5.25 to 1.00

Fiscal Quarter 1, 2014 and the last day of each Fiscal Quarter thereafter	5.00 to 1.00

(b)           Fixed Charge Coverage Ratio.  As of the end of each Fiscal Quarter of Borrower and the Subsidiary Guarantors for the Measurement Period then ended, Borrower and the Subsidiary Guarantors must have a Fixed Charge Coverage Ratio of at least 1.25:1.00.

(c)           Capital Expenditures.  The Credit Parties and their Subsidiaries shall not incur or permit to be incurred by Borrower or any Credit Party, Capital Expenditures

(other than Excluded Capital Expenditures) in the aggregate during each Fiscal Year in excess of (i) the maximum amount set forth below for such Fiscal Year, plus (ii) the cash proceeds (“Equity Proceeds”) actually received by Borrower during such Fiscal Year as additional capital or from the issuance by Borrower of its own Stock (other than any issuance of Stock or other equity interests in the ordinary course of business to any director, member of the management or employee of Borrower) (“Capital Expenditure Limitation”):

Fiscal Year	Maximum Capital Expenditures

Fiscal Year ending nearest December 31, 2011	$15,100,000
Fiscal Year ending nearest December 31, 2012	$16,000,000
Fiscal Year ending nearest December 31, 2013	$16,500,000
Fiscal Year ending nearest December 31, 2014	$19,500,000
Fiscal Year ending nearest December 31, 2015 and each Fiscal Year thereafter;	$22,500,000

provided, however, in the event the Credit Parties and their Subsidiaries do not expend the entire Capital Expenditure Limitation in any Fiscal Year, the Credit Parties and their Subsidiaries may carry forward to the immediately succeeding Fiscal Year only the lesser of (i) fifty percent (50%) of the unutilized portion and (ii) twenty-five percent (25%) of the entire Capital Expenditure Limitation for such Fiscal Year.  All Capital Expenditures shall first be applied to reduce the applicable Capital Expenditure Limitation and then to reduce the carry-forward from the previous Fiscal Year, if any.

(d)           Computation.  All computations of financial covenants will be made on a consolidated basis for Borrower and each Subsidiary Guarantor in accordance with GAAP.  In addition and notwithstanding anything contained in this Agreement to the contrary, in the event Borrower or any of its Subsidiary Guarantors acquires the assets or operations of any franchisee on a going concern basis during the Measurement Period, calculations of Effective Leverage Ratio and EBITDA (but in no event for any calculation of Fixed Charge Coverage Ratio) shall include the applicable pre-acquisition period with respect to such acquired assets or operations (after appropriate adjustment for excess general and administrative expenses or other owner expenses not applicable to Borrower) in an amount acceptable to Agent.

(e)           Cure Right.  Notwithstanding anything to the contrary contained in this Section 4.12, in the event Borrower and the Subsidiary Guarantors fail to comply with any financial covenant contained in clause (a) or (b) of this Section 4.12, and until the expiration of the 20th day (the “Specified Equity Contribution Deadline”) after the date on which financial statements are required to be delivered with respect to the applicable Fiscal Quarter hereunder, the Investor Group may make, directly or indirectly, a common equity contribution to Borrower (a “Specified Equity Contribution”) and Borrower shall apply the amount of the Net Proceeds thereof to decrease the Term Loan to an amount at which such financial covenants would not be breached (“the “Cure Right”); provided that (i) such Net Proceeds are actually received by Borrower and so applied no later than the

Specified Equity Contribution Deadline with respect to such Fiscal Quarter hereunder, (ii) such Net Proceeds are not otherwise applied, (iii) such Net Proceeds do not exceed the aggregate amount necessary to cause Borrower and the Subsidiary Guarantors to be in compliance with Section 4.12(a) or (b), as applicable, for any applicable period, (iv) the Cure Right may be exercised on no more than four (4) occasions during the term of this Agreement, (v) in each four (4) Fiscal Quarter period there shall be at least two (2) Fiscal Quarters in which the Cure Right is not exercised, (vi) the Cure Right shall not be exercised on two (2) consecutive quarters, (vii) each Specified Equity Contribution Deadline shall be promptly used by the Borrower to prepay the Term Loan which prepayment shall be applied to the scheduled installments thereof in inverse order of maturity, and (viii) the aggregate amount of all Specified Equity Contributions during the term of this Agreement shall not exceed $500,000; and provided further that, in the event Borrower shall notify Agent that the Investor Group intends to make a Specified Equity Contribution pursuant to this Section 4.12(f), no Default or Event of Default under the covenants set forth in Section 4.12(a) or (b) shall be deemed to exist until the earlier of (x) the first Business Day immediately following the Specified Equity Cure Deadline and (y) the date on which Borrower shall notify Agent that the Investor Group no longer intends to make such Specified Equity Contribution.

4.13   Notices of Litigation and other Events.  Borrower will give prompt written notice to Agent of any of the following of which Borrower has knowledge: (a) any action or proceeding instituted by or against if or any Credit Party in any court or before any commission or other regulatory body (federal, state, local, or foreign) or any such proceeding which is threatened against it or any Credit Party that would result in a Material Adverse Effect; (b) any other action, event or condition of any nature which could have a Material Adverse Effect (including defaults under Leases by the landlord or tenant or defaults under any other material Contractual Obligation); (c) the occurrence of any Default or Event of Default (and the action Borrower proposes to take with respect thereto) or any event which is reasonably expected to cause a mandatory prepayment of Obligations to be made hereunder, (d) the creation, or filing with the IRS or any other Governmental Authority, of any Contractual Obligation or other document extending, or having the effect of extending, the period for assessment or collection of any taxes with respect to any Tax Affiliate, (e) the creation of any Contractual Obligation of any Tax Affiliate, or the receipt of any request directed to any Tax Affiliate, to make any adjustment under Section 481(a) of the Code, by reason of a change in accounting method or otherwise, which would have a Material Adverse Effect, (f) the commencement of any material labor dispute to which any Credit Party is or may become a party, including any strikes, lockouts or other disputes relating to any of such Person’s plants and other facilities, (g) the incurrence by any Credit Party of any Worker Adjustment and Retraining Notification Act or related or similar liability incurred with respect to the closing of any plant or other facility of any such Person (other than, in the case of this clause (g), those that would not, in the aggregate, have a Material Adverse Effect).

4.14   ERISA Matters.  Borrower shall give Agent (a) a copy of any ERISA Affiliate’s notice of intent to terminate any Title IV Plan in a non-standard termination promptly, and in any event by the earlier of (i) 10 days after a Responsible Officer knows of the filing of the notice or

(ii) 30 days after the actual filing of the notice, and (b) in the event of any request for a minimum funding waiver under Section 412 of the Code with respect to any Title IV Plan or Multiemployer Plan a notice (which may be made by telephone if promptly confirmed in writing) describing such waiver request and any action that any ERISA Affiliate proposes to take with respect thereto, together with a copy of any notice filed with the PBGC or the IRS pertaining thereto, promptly, and in any event by the earlier of (i) 10 days after any Responsible Officer of Borrower knows of the request or (ii) 30 days after the filing of such request.

4.15   Environmental Matters.  Borrower shall provide Agent notice of each of the following (which may be made by telephone if promptly confirmed by Agent in writing) promptly after any Responsible Officer of any Credit Party knows or has reason to know of it (and, upon reasonable request of Agent, documents and information in connection therewith): (i) (A) unpermitted Releases required to be reported to a Governmental Authority, (B) the receipt by any Credit Party of any notice of violation of or potential liability or similar notice under, or the existence of any condition that would reasonably be expected to result in violations of or liabilities under, any Environmental Law or (C) the commencement of, or any material change to, any action, investigation, suit, proceeding, audit, claim, demand, dispute alleging a violation of or liability under any Environmental Law, that, for each of clauses (A), (B) and (C) above (and, in the case of clause (C), if adversely determined), in the aggregate for each such clause, would reasonably be expected to result in Environmental Liabilities in excess of $250,000, (ii) the receipt by any Credit Party of notification that any property of any Credit Party is subject to any Lien in favor of any Governmental Authority securing, in whole or in part, Environmental Liabilities and (iii) any proposed acquisition or lease of real property (except as part of any Permitted Franchising Acquisition) if such acquisition or lease would have a reasonable likelihood of resulting in aggregate Environmental Liabilities in excess of $250,000. Upon request of Agent, Borrower shall provide Agent a report containing an update as to the status of any such environmental, health or safety compliance, hazard or liability issue identified in any document delivered to Agent pursuant to any Loan Document or as to any environmental condition that would result in a Material Adverse Effect.

4.16   Environmental Compliance.  Each Credit Party shall comply with, and maintain its real property, whether owned, leased, subleased or otherwise operated or occupied, in compliance with, all applicable Environmental Laws (including by implementing any Remedial Action required of Borrower to achieve compliance with Environmental Laws or that is required of a Credit Party by orders and directives of any Governmental Authority) except for failures to comply that would not, in the aggregate, have a Material Adverse Effect. Without limiting the foregoing, if an Event of Default is continuing or if Agent at any time has a reasonable basis to believe that there exist violations of Environmental Laws by any Credit Party or that there exist any Environmental Liabilities, in each case, that would have, in the aggregate, a Material Adverse Effect, then each Credit Party shall, promptly upon receipt of request from Agent, cause the performance of, and allow Agent and its Related Persons access to such real property for the purpose of conducting, such environmental audits and assessments, including subsurface sampling of soil and groundwater, and cause the preparation of such reports, in each case as Agent may reasonably request. Such audits, assessments and reports, to the extent not conducted by Agent or any of its Related Persons, shall be conducted and prepared by reputable environmental consulting firms reasonably acceptable to Agent and shall be in form and substance reasonably acceptable to Agent.

4.17   Anti-Terrorism and Anti-Money Laundering Provisions.  Borrower shall not take any action or engage in any activity of any nature whatsoever, and will use its commercially reasonable efforts to ensure that no other Credit Party takes any such action or engage in any such activity that would or could result in Borrower or such other Credit Party being (a) listed on the Specially Designated Nationals and Blocked Person List maintained by OFAC or any other similar lists maintained by OFAC or any other Governmental Authority pursuant to any authorizing statute, Executive Order or regulation; or (b) a Person designated under Section 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001), any related enabling legislation, or any other similar Executive Orders. Borrower shall comply with, and will use its commercially reasonable efforts to ensure that each of the other Credit Parties complies with, the applicable provisions of the BSA and all other laws, regulations, and government guidance relating to the prevention and detection of money laundering violations or terrorist activities or threats.

4.18   Further Assurances.

(a)           Control Agreements.  Within sixty (60) days of the Restatement Effective Date (or such longer period of time as Agent may approve in its reasonable discretion), Borrower and each Credit Party shall obtain and deliver to Agent Control Agreements with respect to deposit accounts of Borrower and the other Credit Parties listed on Schedule 4.18 hereto (other than any (i) payroll account so long as such payroll account is a zero balance account, (ii) petty cash accounts, amounts on deposit in which do not exceed $50,000 in the aggregate at any one time, and (iii) withholding tax and fiduciary accounts).

(b)           General.  Subject to the provisions and limitations set forth herein and/or in the other Loan Documents, at any time and from time to time, upon the reasonable request of Agent and at the sole expense of Borrower, Borrower shall promptly and duly execute and deliver and cause the other Credit Parties to duly execute and deliver any and all such further instruments and documents and take such further action as Agent may reasonably deem necessary or advisable (i) to obtain the full benefits of this Agreement and the other Loan Documents; (ii) to protect, preserve, maintain and enforce Agent’s rights in (and the priority of Agent’s Lien on) any Collateral; and (iii) to enable Agent to exercise all or any of the rights, remedies and powers granted in this Agreement or in any other Loan Document.

(c)           Additional Subsidiaries.  If any additional Subsidiary of Holdings, Borrower or Soho is formed or acquired after the Restatement Effective Date, within 10 Business Days of the formation or acquisition thereof, as applicable, Borrower shall notify Agent of such formation or acquisition and Borrower shall (i) cause such Subsidiary to become a Subsidiary Guarantor hereunder and become a party to the Guaranty and Security Agreement and take such other action (including, without limitation, authorizing the filing of such UCC financing statements and delivering certificates in respect of the Stock of such Subsidiary) as shall be necessary to create and perfect a first priority Lien (subject only to Permitted Exceptions) in favor of Agent on such Subsidiary’s Collateral and (ii) pledge 100% of the Stock of such Subsidiary to Agent pursuant to the Guaranty and Security Agreement; provided, however, that, unless the Borrower and Agent otherwise agree, in no event shall (x) any Excluded Foreign Subsidiary be required to guaranty the payment of any Obligation, (y) the Credit Parties, individually or collectively, be required to pledge in excess of 66% of the outstanding Voting Stock of any Excluded Foreign Subsidiary or (z) a security interest be required to be granted on any property of any Excluded Foreign Subsidiary as security for any Obligation.  To the extent a Credit Party creates or acquires a Subsidiary or Stock or Stock Equivalents in a Person whose Stock or Stock Equivalents are also owned in part by a non-Credit Party for purposes of complying with Requirements of Law or otherwise, the applicable Credit Parties will cause the Stock and Stock Equivalents of such Subsidiary or other Person which are held by such non-Credit Party to be pledged to Agent for the benefit of the Secured Parties pursuant to Collateral Documents satisfactory to Agent.

(d)           Additional Mortgages.  With respect to any Site that is subject to a Mortgage with respect to which a Casualty has occurred, if Borrower or the applicable Credit Party elects to make a Permitted Reinvestment of the Excess Net Proceeds of such Casualty in another Site, Borrower agrees to use its commercially reasonable efforts to obtain landlord or bailee or mortgagee consents (in each case, in form reasonably satisfactory to Agent) to the extent necessary to permit the execution and delivery of a Mortgage with respect to such Site within 150 days after such Casualty and upon receipt of such landlord consent (or if no such landlord consent is required, then promptly upon request by Agent) (i) execute and deliver or cause the applicable Subsidiary Guarantor to execute and deliver a Mortgage securing all of the Obligations in such form as Agent may reasonably require and (ii) upon recordation of the Mortgage, cause the Title Company to issue to Agent an ALTA lender’s title insurance policy with respect to the applicable real property Collateral in such form, in such amounts and with such endorsements as Agent may reasonably require, insuring that the Mortgage is in a first lien position subject only to the Permitted Exceptions.

4.19 Use of Proceeds.  The Borrower shall use the proceeds of the Loans solely as follows: (a) to pay costs and expenses required to be paid pursuant to Section 2.1, and (b) for working capital, Capital Expenditures and other general corporate purposes not in contravention of any Requirement of Law and not in violation of this Agreement; provided, however, in no event may proceeds of Revolving Loans be used, directly or indirectly, to make an optional prepayment of Term Loan.

ARTICLE V

NEGATIVE COVENANTS

Each Credit Party covenants and agrees that, so long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation (other than contingent indemnification

Obligations to the extent no claim giving rise thereto has been asserted) shall remain unpaid or unsatisfied, it shall not:

5.1                 Modification of Organizational Documents: Changes Affecting Entities. (a) Amend, restate, supplement, or terminate its organizational documents in any manner that could have a Material Adverse Effect or (b) change any of the following from what it is as of the Restatement Effective Date: (i) its name; (ii) its chief executive office; (iii) the type of legal entity that it is; (iv) the organization identification number issued by its state of incorporation or organization, and if it has one, or, if Borrower or the applicable Credit Party does not have an organizational identification number and later obtains one, Borrower will immediately notify Agent of such organizational identification number; or (v) its state of incorporation or organization, without such Person, in each instance, giving at least 15 days’ prior written notice thereof to Agent.

5.2                 Accounting Changes.  Change its accounting treatment or reporting practices, except as required by GAAP or any Requirement of Law, or change its Fiscal Year from that currently in effect.

5.3                 Fundamental Changes.  Dissolve or liquidate, or become a party to any merger (as the merging entity) or consolidation; provided, however, that (a) (i) any Subsidiary of Borrower may merge with, or dissolve or liquidate into, Borrower or any domestic wholly-owned Subsidiary of Borrower, provided that Borrower or such domestic wholly-owned Subsidiary shall be the continuing or surviving entity, (ii) any Subsidiary of Borrower may transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets to, Borrower or any domestic wholly-owned Subsidiary of Borrower, and (iii) any entity acquired pursuant to a Permitted Franchising Acquisition may merge or consolidated with or into Borrower or any domestic wholly-owned Subsidiary of Borrower, provided that Borrower or the applicable domestic wholly-owned Subsidiary of Borrower is the continuing or surviving entity in such merger or consolidation; and (b) the foregoing shall not operate to prevent a transaction otherwise prohibited pursuant to this Section but that results in the Obligations (other than contingent indemnification obligations) being paid and performed in full and the termination of the Revolving Loan Commitment; nor will Borrower or any Credit Party engage in any business other than that presently engaged in on the Restatement Effective Date and activities reasonably related or ancillary thereto.

5.4                 Liens.  Incur, maintain or otherwise suffer to exist any Lien upon or with respect to any of the Collateral or other property or assets, except for Permitted Exceptions.

5.5                 Lease.  Agree to any amendment to any Lease that could have a Material Adverse Effect or assign, transfer, mortgage, pledge or hypothecate any Lease or any interest therein to any party other than Agent, in any case without Agent’s prior written consent, in their sole and absolute discretion, except for assignments and transfers in connection with a Permitted Refranchising.

5.6                 Affiliate Transactions.  Except as set forth on Schedule 5.6, and except as otherwise permitted in this Agreement, enter into any transactions between or among Borrower or any other Credit Party, on the one hand, and its Affiliates (other than a Credit Party), on the other hand, unless the same are on terms no less favorable to Borrower and the Credit Parties as those which could be reasonably be expected to be obtained by Borrower and the Credit Parties in a comparable arm’s length transaction with an independent third party.

5.7                 Restricted Payments.  Directly or indirectly, declare, order, pay or make or set apart any sum for any Restricted Payment except that Borrower may make the following Restricted Payments:

(a)                                 Any Subsidiary of Borrower may declare and pay dividends to Borrower or a Subsidiary Guarantor;

(b)                                 Holdings, Borrower or any Subsidiary of Borrower may declare and make dividend payments or other distributions payable solely in its common stock or other equity securities;

(c)                                  So long as no Default has occurred and is continuing or could reasonably be expected to result therefrom Borrower may make distributions to Holdings in an amount not to exceed $250,000 per Fiscal Year and $1,000,000 in the aggregate, which are distributed by Holdings to ZILLC to permit ZILLC to redeem from management equityholders, membership interests, warrants or options to acquire any such membership interests;

(d)                                 In the event Borrower or any Subsidiary Guarantor files a consolidated income tax return with Holdings, Borrower or such Subsidiary Guarantor may make distributions to Holdings to permit Holdings to pay federal and state income taxes then due and owing and franchise taxes and other similar licensing expenses incurred in the ordinary course of business; provided that the amount of such distribution shall not be greater, nor the receipt by Borrower or such Subsidiary Guarantor, as applicable, of tax benefits less, than they would have been had Borrower or such Subsidiary Guarantor not filed a consolidated return with Holdings;

(e)                                  Borrower may pay the Management Fee; provided that the amount of the Management Fee paid in respect of any Fiscal Year does not exceed the lesser of (i) the amount of Management Fee due and payable pursuant to the Management Agreement for such Fiscal Year and (ii) Management Fee Limitation Amount applicable to that Fiscal Year; provided, however, that if Borrower is not permitted to pay the full amount of the Management Fee (the “Actual Fee”) due pursuant to the Management Agreement in any Fiscal Year as a result of the applicable Management Fee Limitation Amount, the amount of the Actual Fee not paid in respect of such Fiscal Year (the “Accrued Fee”) may be carried forward to subsequent Fiscal Years and paid to the extent that the Actual Fee with respect to such subsequent Fiscal Year is less than the Management Fee Limitation Amount applicable to such subsequent Fiscal Year;

(f)                                   Borrower may make the following additional distributions and payments:

(i)                                     Borrower may make distributions to permit Holdings to pay, or to reimburse Holdings for, general administrative costs, overhead expenses, and other expenses incurred by Holdings in the ordinary course of business and related to Borrower, in each case, as and when due and payable; provided, however, that amounts paid pursuant to this clause (f)(i) shall not exceed $50,000 in any Fiscal Year;

(ii)                                  Borrower may pay reimbursement amounts due pursuant to Section 2.1 of the Management Agreement; provided that the amount of such payments pursuant to this clause (f)(ii) shall not exceed $75,000 in any Fiscal Year, and

(iii)                               Borrower may make distributions to Holdings and/or ZILLC to pay directors’ and board observers’ fees and expenses not otherwise reimbursable pursuant to the Management Agreement; provided that the amount of such payments pursuant to this clause (f)(iii) shall not exceed $65,000 in any Fiscal Year; and

(g)                                  Borrower may make distributions or otherwise pay the Consulting Fees; provided that such distributions and payments pursuant to this clause (g) shall not exceed $100,000 in any Fiscal Year in the case of Greg Dollarhyde (which amount shall include all direct and indirect compensation payable to Greg Dollarhyde).

5.8                 Restrictions on Use of the Revolving Loan Credit Facility.  Use any advances of Revolving Loans or the Collateral for personal, family, or household purposes, or for any purpose other than for the purposes permitted pursuant to this Agreement and any breach of this covenant shall be an immediate Event of Default, Borrower acknowledging and agreeing that the transactions contemplated by this Agreement and the other Loan Documents are strictly commercial transactions limited to the purposes permitted pursuant to this Agreement and are not consumer transactions in any respect.

5.9                 Investments.  Make any Investments or acquire or form new Subsidiaries other than:

(a)                                 Cash and cash equivalent Investments;

(b)                                 Endorsements for collection or deposit in the ordinary course of business;

(c)                                  Investments in connection with the acquisition of a New Property made with permitted Capital Expenditures or funded without incurring or assuming any Indebtedness and with respect to which Borrower has complied with Section 4.18 hereof;

(d)                                 Formation of new Subsidiaries (and capital contributions in connection therewith) with respect to which Borrower has complied with Section 4.18;

(e)                                  (i) Extensions of credit by Holdings, Borrower or any of Holdings’ or

Borrower’s domestic wholly-owned Subsidiaries to Borrower or any of Borrower’s or Holdings’ domestic wholly-owned Subsidiary, provided that, such loans extended by a Credit Party are evidenced by promissory notes, the sole originally executed copy of which shall be pledged to Agent, as security for the Obligations and (ii) capital contributions by Holdings, Borrower or any of Holdings’ or Borrower’s domestic wholly-owned Subsidiaries to Borrower or any of Borrower’s or Holdings’ domestic wholly-owned Subsidiaries;

(f)                                   Investments in the form of intercompany loans made by Borrower to Holdings to the extent that, at the time such loan is made, a Restricted Payment from Borrower to Holdings would be permitted under Section 5.7 and provided that (i) the proceeds of such loans are used for the purposes specified in Section 5.7, (ii) such loans are evidenced by promissory notes, the sole originally executed copy of which shall be pledged to Agent, as security for the Obligations and (iii) such intercompany loan shall be treated as a Restricted Payment for purposes of this Agreement, including, without limitation, determining compliance with the provisions of Section 5.7 relating to the type and amount of such Restricted Payment;

(g)                                  Loans and advances to employees in the ordinary course of business not to exceed $500,000 in the aggregate at any time outstanding;

(h)                                 Capital Expenditures and Excluded Capital Expenditures to the extent permitted pursuant to Section 4.12(c) and (d);

(i)                                     Investments existing on the Restatement Effective Date and described on Schedule 5.9; and

(j)                                    Permitted Franchising Acquisitions.

5.10          Indebtedness.  Incur any Indebtedness other than:

(a)                                 The Obligations;

(b)                                 Indebtedness existing on the Restatement Effective Date and set forth in Schedule 5.10, including extensions and refinancings thereof which do not increase the principal amount of such Indebtedness as of the date of such extension or refinancing;

(c)                                  Indebtedness not to exceed $3,000,000 in the aggregate at any time outstanding, consisting of Capital Leases;

(d)                                 Unsecured intercompany Indebtedness between Borrower and a Subsidiary Guarantor or otherwise permitted under Section 5.9(e);

(e)                                  Unsecured Indebtedness of Borrower or its Subsidiaries incurred in the ordinary course of business owing to an insurer consisting of financing for insurance premiums payable by Borrower or any such Subsidiary to such insurer;

(f)                                   Rate Contracts entered into by such Person in the ordinary course of business for the purpose of hedging risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of pure speculation or taking a “market view”;

(g)                                  Contingent obligations arising with respect to customary indemnification obligations in favor of sellers in connection with Permitted Franchising Acquisitions;

(h)                                 Indebtedness arising in connection with endorsement of checks, drafts or similar instruments of payment for deposit in the ordinary course of business;

(i)                                     Indebtedness owed to any Person providing workers’ compensation, health disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case, incurred in the ordinary course of business;

(j)                                    Indebtedness incurred in the ordinary course of business in the form of bids, tenders, statutory obligations, customary reimbursement obligations for surety bonds, performance bonds and appeal and other similar bonds which are not overdue and not involving borrowed money;

(k)                                 Indebtedness not to exceed $50,000 in the aggregate at any time arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, or pursuant to netting services or otherwise in connection with deposit accounts, in each case, so long as such Indebtedness is extinguished within 10 Business Days of the incurrence thereof; and

(l)                                     Additional unsecured Indebtedness not to exceed $500,000 in the aggregate at any time outstanding.

5.11          Change in Nature of Business.  Carry on any business, operations or activities substantially different from the operation of the Permitted Concept as carried on by Borrower and the Credit Parties at the date hereof and business, operations and activities reasonably related or ancillary thereto.

5.12          Asset Sales.  Sell any of its property except for:

(a)                                 Sales in the ordinary course of business and dispositions of used, worn-out, obsolete or surplus equipment;

(b)                                 Sales of individual Sites (or Subsidiaries the sole material assets of which consist of a Site) provided that each of the following conditions is satisfied: (i) the applicable Site has previously been closed and is not in operation; (ii) such dispositions are made for fair market value and the mandatory prepayment in the amount required by

Section 1.8 is made in accordance with the terms hereof; (iii) at the time of any disposition, no Event of Default shall exist or shall immediately thereafter result from such disposition; (iv) not less than 75% of the aggregate sales price from such disposition shall be paid in cash; (v) the aggregate fair market value of all assets so sold by the Credit Parties and their Subsidiaries, together, shall not exceed $3,000,000 in any Fiscal Year; and (vi) after giving effect to such disposition, the Credit Parties are in compliance on a pro forma basis with the covenants set forth in Section 4.12, recomputed for the most recent Fiscal Quarter for which financial statements have been delivered and no payment is required pursuant to Section 2.10(c)(i);

(c)                                  Dispositions of cash equivalents;

(d)                                 Licenses, sublicenses, leases or subleases granted to third parties in the ordinary course of business;

(e)                                  Sales or discounting, on a non-recourse basis and in the ordinary course of business, of past due accounts in connection with the collection or compromise thereof;

(f)                                      Dispositions among Borrower and the Subsidiary Guarantors;

(g)                                  Mergers and consolidations in compliance with Section 5.3;

(h)                                 Sales of non-core assets acquired in connection with any Permitted Franchising Acquisitions and which are not reasonably related to or necessary in connection with the business and operations of Borrower;

(i)                                     Discounts of or forgiveness of accounts receivable in the ordinary course of business in connection with settlement, collection or compromise thereof;

(j)                                    Dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property. or asset of Borrower or any Subsidiary; provided that the requirements of Section 2.10(d) are complied with in connection therewith; and

(k)                                 Permitted Refranchisings.

5.13          Third Party Restrictions on Indebtedness, Liens, Investments or Other Payments.  Incur or otherwise suffer to exist or become effective or remain liable on or responsible for any consensual Contractual Obligation limiting the ability of any Credit Party to make dividends, distributions, or to permit any Lien to exist on its property other than (a) the limitations pursuant to the terms of the Loan Documents; (b) covenants in documents creating Liens that constitute Permitted Exceptions prohibiting further Liens on the properties encumbered thereby; and (c) any prohibition or limitation that (i) exists pursuant to applicable Requirements of Law, (ii) consists of customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under this Agreement pending the consummation of such sale, (iii) restricts subletting or assignment of leasehold interests contained in any Lease governing a leasehold interest of Borrower or a Subsidiary, (iv) exists in any agreement in effect at the time such Subsidiary becomes a Subsidiary of Borrower, so long as such agreement was not entered into in contemplation of such person becoming a Subsidiary, or (v) is imposed by any amendments or refinancings that are otherwise permitted by the Loan Documents of the contracts, instruments or obligations referred to in clause (a) or (d)(iv); provided that such amendments and refinancings are no more materially restrictive with respect to such prohibitions and limitations than those prior to such amendment or refinancing.

5.14          Margin Regulations.  Use all or any portion of the proceeds of any credit extended hereunder to purchase or carry margin stock (within the meaning of Regulation U of the Federal Reserve Board) in contravention of Regulation U of the Federal Reserve Board.

5.15          Compliance with ERISA.  Cause or suffer to exist, or permit any ERISA Affiliate to cause or suffer to exist, (a) any event that results in the imposition of a Lien on the assets of Borrower or any Credit Party with respect to any Title IV Plan or Multiemployer Plan or (b) any other ERISA Event, that would, in the aggregate, have a Material Adverse Effect.

5.16          Hazardous Materials.  Except as in compliance with Environmental Laws, cause or suffer to exist any Release of any Hazardous Materials at, to or from any real property owned, leased, subleased or otherwise operated or occupied by any Credit Party that would violate any Environmental Law, form the basis for any Environmental Liabilities or otherwise adversely affect the value or marketability of any real property (whether or not owned by any Credit Party), other than such violations, Environmental Liabilities and effects that would not in the aggregate have a Material Adverse Effect.

5.17          Contingent Obligations

.   No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Contingent Obligations except in respect of the Obligations and except:

(a)                                 endorsements for collection or deposit in the Ordinary Course of Business;

(b)                                 Rate Contracts entered into in the Ordinary Course of Business for bona fide hedging purposes and not for speculation with Agent’s prior written consent;

(c)                                  Contingent Obligations of the Credit Parties and their Subsidiaries existing as of the Restatement Effective Date and listed in Schedule 5.17, including extension and renewals thereof which do not increase the amount of such Contingent Obligations or impose materially more restrictive or adverse terms on the Credit Parties or their Subsidiaries as compared to the terms of the Contingent Obligation being renewed or extended;

(d)                                 Contingent Obligations arising under indemnity agreements to title insurers to cause such title insurers to issue to Agent title insurance policies;

(e)                                  Contingent Obligations arising with respect to customary indemnification obligations in favor of (i) sellers in connection with Acquisitions permitted hereunder and (ii) purchasers in connection with Dispositions permitted hereunder;

(f)                                   Contingent Obligations arising under guaranties made in the Ordinary Course of Business of obligations of any Credit Party (other than Holdings) , which obligations are otherwise permitted hereunder; provided that if such obligation is subordinated to the Obligations, such guaranty shall be subordinated to the same extent;

(g)                                  Contingent Obligations incurred in the Ordinary Course of Business with respect to surety and appeals bonds, performance bonds and other similar obligations; and

(h)                                 other Contingent Obligations not exceeding $100,000 in the aggregate at any time outstanding.

5.18          Reserved.

5.19          No Negative Pledges.  No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual restriction or encumbrance of any kind on the ability of any Credit Party or Subsidiary to pay dividends or make any other distribution on any of such Credit Party’s or Subsidiary’s Stock or Stock Equivalents or to pay fees, including management fees, or make other payments and distributions to the Borrower or any other Credit Party.  No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, directly or indirectly, enter into, assume or become subject to any Contractual Obligation prohibiting or otherwise restricting the existence of any Lien upon any of its assets in favor of Agent, whether now owned or hereafter acquired except in connection with any document or instrument governing Liens permitted pursuant to clauses (h) and (i) of the definition of “Permitted Exceptions”; provided, any such restriction contained therein relates only to the asset or assets subject to such permitted Liens.

5.20          OFAC; Patriot Act.  No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to fail to comply with the laws, regulations and executive orders referred to in Section 3.7 and Section 3.34.

ARTICLE VI

EVENTS OF DEFAULT

6.1                        Defaults.  The following constitute events of default (each, an “Event of Default”):

(a)                                 Monetary Events of Default.  If any Obligation for the payment of money is not paid on or before the due date therefor (or if no specific due date is specified, then within 10 days of written demand from Agent) and such failure continues without being fully cured within 10 days following written notice to Borrower of such failure.

(b)                                 Misrepresentations.  If any representation or warranty of Borrower or any other Credit Party contained in any of the Loan Documents was untrue or incorrect in any material respect when made or deemed made.

(c)                                  Certain Covenant Breaches.  If Borrower or any other Credit Party (i) shall fail to maintain insurance in accordance with the requirements of this Agreement or any of the other Loan Documents; (ii) is not in compliance with any covenant contained in Article 4; or (iii) breaches any of the covenants contained in Article 5; provided that in the case of any breach under (x) clause (i) above, or any breach under clause (ii) above with respect to Section 4.2, then in each such instance no Event of Default shall occur unless the same remains uncured ten (10) days after the earlier of Borrower’s discovery of such breach or non-compliance or Borrower’s receipt of written notice thereof from Agent and (y) clause (ii) above with respect to Section 4.11(a) and (c), no Event of Default shall occur unless the same remains uncured three (3) Business Days after the date on which such deliveries otherwise are required to be made thereunder; provided further, that such grace period shall not be permitted for two (2) consecutive reporting periods or more than three (3) times during the term of this Agreement.

(d)                                 Non-Monetary Events of Default.  If Borrower or any other Credit Party fails to observe or perform any of the covenants, conditions, or obligations of this Agreement or any of the other Loan Documents other than those referred to in the other subsections of this Section 6.1 and such failure continues without being fully cured for more than 20 days following written notice to Borrower of such failure. However, if any such failure is not willful or intentional, does not place any rights or interest in any Collateral in immediate jeopardy, and is within the reasonable power of Borrower to promptly cure after receipt of notice thereof, all as determined by Agent in its reasonable discretion, then such failure shall not constitute an Event of Default (unless otherwise expressly provided) if during such 20-day period, Borrower begins to cure the failure and then diligently pursues the cure to completion, except that in no event will the cure period under this subsection exceed 60 days from the date Borrower receives the notice from Agent. If Borrower fails to cure such failure within the time periods provided in this subsection, an Event of Default shall be deemed to have occurred without further notice or demand of any kind being required.

(e)                                  Involuntary Bankruptcy Events.  A case or proceeding shall have been commenced involuntarily against Borrower or any other Credit Party in a court having competent jurisdiction seeking a decree or order: (i) under the United States Bankruptcy Code or any other applicable federal, state or foreign bankruptcy or other similar law, and seeking either (A) the appointment of a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Person or of any substantial part of its properties or (B) the reorganization, winding up, or liquidation of the affairs of any such Person, and such case or proceeding shall remain undismissed or unstayed for 60 consecutive days or such court shall enter a decree or order granting the relief sought in such case or proceeding; or (ii) invalidating or denying any Person’s right, power, or competence to enter into or perform any of its obligations under any Loan Document or invalidating or denying the validity or enforceability of this Agreement or any other Loan Document or any action taken hereunder or thereunder.

(f)                                   Voluntary Bankruptcy Events.  Borrower or any other Credit Party shall (i) commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it or seeking appointment of a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for it or any substantial part of its properties; (ii) make a general assignment for the benefit of creditors; (iii) consent to or take any action in furtherance of, or, indicating its consent to, approval of, or acquiescence in, any of the acts set forth in the preceding subsection (f) or clauses (i) and (ii) of this subsection; (iv) admit in writing its inability to, or shall be generally unable to, pay its debts as such debts become due; or (v) cease to be solvent.

(g)                                  Litigation.  A final judgment or judgments for the payment of money in excess of $250,000 shall be rendered against Borrower or any other Credit Party, unless (i) the excess shall be fully covered by insurance and the issuer(s) of the applicable policies shall have acknowledged full coverage in writing within 30 days of judgment; or (ii) the same shall be vacated, stayed, bonded, paid or discharged within a period of 45 days from the date of such judgment; or (iii) payment of such money judgment would not have a Material Adverse Effect.

(h)                                 Dissolution.  Except as otherwise permitted under Section 5.3, Borrower or any other Credit Party that is an entity is dissolved or its existence as an entity is terminated or there is commenced against Borrower or any such Credit Party any action or proceeding which seeks as one of its remedies the dissolution of Borrower or such Credit Party or termination of its existence.

(i)                                     Defaults Under Certain Other Agreements.  If a default occurs in the payment or performance when due (after giving effect to any applicable notice and grace periods), whether by acceleration or otherwise, of any Indebtedness in excess of $250,000 of Borrower or any other Credit Party.

(j)                                    Invalidity of Loan Documents.  Any provision of any Loan Document shall for any reason cease to be valid, binding and enforceable in accordance with its terms, or any Lien granted, or intended by the Loan Documents to be granted, to Agent shall (other than pursuant to the terms of the applicable Loan Document, or due to the failure of Agent to take an action within its control) cease to be a valid and perfected Lien having the first priority (or a lesser priority if expressly permitted in the Loan Documents) in any of the Collateral (or Borrower or any other Credit Party shall so assert any of the foregoing).

(k)                                 Change of Control.  There shall occur any Change of Control.

6.2                 Remedies.  Upon the occurrence and during the continuance of an Event of Default, Agent may (a) terminate or suspend (at Agent’s sole option) the obligation to make Revolving Loans and (b) declare all or any part of the Obligations to be due and payable without presentment, demand, protest or further notice of any kind. Upon any Event of Default described in Section 6.1(e) or 6.1(f), the obligation to make Revolving Loans shall automatically terminate and all of the Obligations shall be immediately due and payable. Borrower waives notice of intent to accelerate the Obligations and notice of acceleration. In addition to terminating or suspending Revolving Loans and declaring the Obligations due and payable, Agent may exercise, at the option of Agent, concurrently, successively or in any combination, all rights and remedies now or in the future available under any of the Loan Documents or at law or in equity, and none of such rights or remedies are exclusive. Neither the acceptance of this Agreement nor its enforcement shall prejudice or in any manner affect Agent’s rights to realize upon or enforce its rights with respect to any security now or in the future held by Agent, and Agent is entitled to enforce this Agreement and its rights and remedies with respect to any such security in such order and manner as Agent may in its absolute discretion determine. No delay or omission on the part of Agent in exercising any remedy, right or option shall operate as a waiver of such remedy, right or option. In any event, a waiver on any one occasion shall not be construed is a Waiver or bar to any such remedy, right or option on a future occasion.

6.3                 Full Payment Required.  The acceptance by Agent of any sum after the same is due shall not constitute a waiver of the right either to require prompt payment, when due, of all other sums hereby secured or to declare a subsequent Event of Default as herein provided. The acceptance by Agent of any sum in an amount less than the sum then due shall be deemed an acceptance on account only and upon condition that it shall not constitute a waiver of the obligation of Borrower to pay the entire sum then due, and failure of Borrower to pay such entire sum then due shall, at the election of Agent, constitute an immediate Event of Default without the necessity for any further notice, notwithstanding such acceptance of such amount on account. Consent by Agent to any action or inaction of Borrower which is subject to consent or approval of Agent under this Agreement or any of the other Loan Documents shall not be deemed a waiver of the right to require such consent or approval to future or successive actions or inactions.

6.4                 Agent’s Right to Cure.  Agent may, at its option and without any obligation to do so, pay, perform, and discharge any and all amounts, costs, expenses and liabilities that are Borrower’s responsibility under any of the Loan Documents if Borrower fails to timely pay, perform or discharge the same after 10 days prior written notice to Borrower of Agent’s intent to take any such action, and all amounts reasonably expended by Agent in so doing shall become part of the Obligations, secured by the Liens in favor of Agent created in accordance with this Agreement, and shall be immediately due and payable by Borrower to Agent on demand.

6.5                 Default Interest.  Upon the occurrence and during the continuation of an Event of Default, the applicable overdue amounts (including amounts due by reason of acceleration) shall bear interest from the due date until (but excluding the date when) paid, at a rate per annum equal to the Default Rate, and such Default Rate shall continue to apply following a judgment in favor of Agent. The application of such Default Rate shall not be interpreted or deemed to extend any cure period set forth in this Agreement or any other Loan Document or Cure any default or otherwise limit any of Agent’s rights or remedies under this Agreement or any other Loan Documents.

6.6                 Late Fees.  If Agent does not receive from Borrower payment in full of any scheduled or other payment on or before the 5th day after the due date, then Borrower shall pay to Agent, in addition to any other sum due Agent under the Note or any other Loan Document, a late fee (the “Late Fee”) equal to the lesser of (a) 5% of such past-due payment or installment and (b) the lawful maximum, if any, which Late Fee Borrower agrees is a reasonable estimate of the loss that may be sustained by Agent due to the failure of Borrower to make timely payments.

ARTICLE VII
Reserved.

ARTICLE VIII

AGENT

8.1            Appointment and Duties.

(a)                                 Appointment of Agent.  Each Lender hereby appoints GE Capital (together with any successor Agent pursuant to Section 8.9) as Agent hereunder and authorizes Agent to (i) execute and deliver the Loan Documents and accept delivery thereof on its behalf from any Credit Party, (ii) take such action on its behalf and to exercise all rights, powers and remedies and perform the duties as are expressly delegated to Agent under such Loan Documents and (iii) exercise such powers as are reasonably incidental thereto.

(b)                                 Duties as Collateral and Disbursing Agent.  Without limiting the generality of clause (a) above, Agent shall have the sole and exclusive right and authority (to the exclusion of the Lenders), and is hereby authorized, to (i) act as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection with the Loan Documents (including in any proceeding described in subsection 6.1(f) or any other bankruptcy, insolvency or similar proceeding), and each Person making any payment in connection with any Loan Document to any Secured Party is hereby authorized to make such payment to Agent, (ii) file and prove claims and file other documents necessary or desirable to allow the claims of the Secured Parties with respect to any Obligation in any proceeding described in subsection 6.1(e) or (f) or any other bankruptcy, insolvency or similar proceeding (but not to vote, consent or otherwise act on behalf of such Person), (iii) act as collateral agent for each Secured Party for purposes of the perfection of all Liens created by such agreements and all other purposes stated therein, (iv) manage, supervise and otherwise deal with the Collateral, (v) take such other action as is necessary or desirable to maintain the perfection and priority of the Liens created or purported to be created by the Loan Documents, (vi) except as may be otherwise specified in any Loan Document, exercise all remedies given to Agent and the other Secured Parties with respect to the Credit Parties and/or the Collateral, whether under the Loan Documents, applicable Requirements of Law or otherwise and (vii) execute any amendment, consent or waiver under the Loan Documents on behalf of any Lender that has consented in writing to such amendment, consent or waiver; provided, however, that Agent hereby appoints, authorizes and directs each Lender to act as collateral sub-agent for Agent and the Lenders for purposes of the perfection of all Liens with respect to the Collateral, including any deposit account maintained by a Credit Party with, and cash and Cash Equivalents held by, such Lender, and may further authorize and direct the Lenders to take further actions as collateral sub-agents for purposes of enforcing such Liens or otherwise to transfer the Collateral subject thereto to Agent, and each Lender hereby agrees to take such further actions to the extent, and only to the extent, so authorized and directed.

(c)                                  Limited Duties.  Under the Loan Documents, Agent (i) is acting solely on behalf of the Secured Parties (except to the limited extent provided in subsection 1.4(b) with respect to the Register), with duties that are entirely administrative in nature, notwithstanding the use of the defined term “Agent,” the terms “agent,” “Agent” and “collateral agent” and similar terms in any Loan Document to refer to Agent, which terms are used for title purposes only, (ii) is not assuming any obligation under any Loan Document other than as expressly set forth therein or any role as agent, fiduciary or trustee of or for any Lender or any other Person and (iii) shall have no implied functions, responsibilities, duties, obligations or other liabilities under any Loan Document, and each Secured Party, by accepting the benefits of the Loan Documents, hereby waives and agrees not to assert any claim against Agent based on the roles, duties and legal relationships expressly disclaimed in clauses (i) through (iii) above.

8.2            Binding Effect.  Each Secured Party, by accepting the benefits of the Loan Documents, agrees that (i) any action taken by Agent or the Required Lenders (or, if expressly required hereby, a greater proportion of the Lenders) in accordance with the provisions of the Loan Documents, (ii) any action taken by Agent in reliance upon the instructions of Required Lenders (or, where so required, such greater proportion) and (iii) the exercise by Agent or the Required Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Secured Parties.

8.3            Use of Discretion.

(a)                                 No Action without Instructions.  Agent shall not be required to exercise any discretion or take, or to omit to take, any action, including with respect to enforcement or collection, except any action it is required to take or omit to take (i) under any Loan Document or (ii) pursuant to instructions from the Required Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders).

(b)                                 Right Not to Follow Certain Instructions.  Notwithstanding clause (a) above, Agent shall not be required to take, or to omit to take, any action (i) unless, upon demand, Agent receives an indemnification satisfactory to it from the Lenders (or, to the extent applicable and acceptable to Agent, any other Person) against all Liabilities that, by reason of such action or omission, may be imposed on, incurred by or asserted against Agent or any Related Person thereof or (ii) that is, in the opinion of Agent or its counsel, contrary to any Loan Document or applicable Requirement of Law.

(c)                                  Exclusive Right to Enforce Rights and Remedies.  Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Credit Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, Agent in accordance with the Loan Documents for the benefit of all the Lenders; provided that the foregoing shall not prohibit (i) Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Agent) hereunder and under the other Loan Documents, (ii) any Lender from exercising setoff rights in accordance with Section 9.11 or (iii) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Credit Party under any bankruptcy or other debtor relief law; and provided further that if at any time there is no Person acting as Agent hereunder and under the other Loan Documents, then (A) the Required Lenders shall have the rights otherwise ascribed to Agent pursuant to Section 6.2 and (B) in addition to the matters set forth in clauses (ii) and (iii) of the preceding proviso and subject to Section 9.11, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

8.4            Delegation of Rights and Duties.  Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Loan Document by or through any trustee, co-agent, employee, attorney-in-fact and any other Person (including any Secured Party).  Any such Person shall benefit from this Article VIII to the extent provided by Agent.

8.5            Reliance and Liability.

(a)                                 Agent may, without incurring any liability hereunder, (i) treat the payee of any Note as its holder until such Note has been assigned in accordance with Section 9.9, (ii) rely on the Register to the extent set forth herein, (iii) consult with any of its Related Persons and, whether or not selected by it, any other advisors, accountants and other experts (including advisors to, and accountants and experts engaged by, any Credit Party) and (iv) rely and act upon any document and information (including those transmitted by Electronic Transmission) and any telephone message or conversation, in each case believed by it to be genuine and transmitted, signed or otherwise authenticated by the appropriate parties.

(b)                                 None of Agent and its Related Persons shall be liable for any action taken or omitted to be taken by any of them under or in connection with any Loan Document, and each Secured Party, Holdings, the Borrower and each other Credit Party hereby waive and shall not assert (and each of Holdings and the Borrower shall cause each other Credit Party to waive and agree not to assert) any right, claim or cause of action based thereon, except to the extent of liabilities resulting primarily from the gross negligence or willful misconduct of Agent or, as the case may be, such Related Person (each as determined in a final, non-appealable judgment by a court of competent jurisdiction) in connection with the duties expressly set forth herein.  Without limiting the foregoing, Agent:

(i)                                     shall not be responsible or otherwise incur liability for any action or omission taken in reliance upon the instructions of the Required Lenders or for the actions or omissions of any of its Related Persons selected with reasonable care (other than employees, officers and directors of Agent, when acting on behalf of Agent);

(ii)                                  shall not be responsible to any Lender or other Person for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, any Loan Document;

(iii)                               makes no warranty or representation, and shall not be responsible, to any Lender or other Person for any statement, document, information, representation or warranty made or furnished by or on behalf of any Credit Party or any Related Person of any Credit Party in connection with any Loan Document or any transaction contemplated therein or any other document or information with respect to any Credit Party, whether or not transmitted or (except for documents expressly required under any Loan Document to be transmitted to the Lenders) omitted to be transmitted by Agent, including as to completeness, accuracy, scope or adequacy thereof, or for the scope, nature or results of any due diligence performed by Agent in connection with the Loan Documents; and

(iv)                              shall not have any duty to ascertain or to inquire as to the performance or observance of any provision of any Loan Document, whether any condition set forth in any Loan Document is satisfied or waived, as to the financial condition of any Credit Party or as to the existence or continuation or possible occurrence or continuation of any Default or Event of Default and shall not be deemed to have notice or knowledge of such occurrence or continuation unless it has received a notice from the Borrower or any Lender describing such Default or Event of Default clearly labeled “notice of default” (in which case Agent shall promptly give notice of such receipt to all Lenders);

and, for each of the items set forth in clauses (i) through (iv) above, each Lender, Holdings and the Borrower hereby waives and agrees not to assert (and each of Holdings and the Borrower shall cause each other Credit Party to waive and agree not to assert) any right, claim or cause of action it might have against Agent based thereon.

8.6            Agent Individually.  Agent and its Affiliates may make loans and other extensions of credit to, acquire Stock and Stock Equivalents of, engage in any kind of business with, any Credit Party or Affiliate thereof as though it were not acting as Agent and may receive separate fees and other payments therefor.  To the extent Agent or any of its Affiliates makes any Loan or otherwise becomes a Lender hereunder, it shall have and may exercise the same rights and powers hereunder and shall be subject to the same obligations and liabilities as any other Lender and the terms “Lender,” “Revolving Lender,” “Required Lender,” “Required Revolving Lender” and any similar terms shall, except where otherwise expressly provided in any Loan Document, include, without limitation, Agent or such Affiliate, as the case may be, in its individual capacity as Lender, Revolving Lender or as one of the Required Lenders or Required Revolving Lenders, respectively.

8.7            Lender Credit Decision.

(a)                                 Each Lender acknowledges that it shall, independently and without reliance upon Agent, any Lender or any of their Related Persons or upon any document (including any offering and disclosure materials in connection with the syndication of the Loans) solely or in part because such document was transmitted by Agent or any of its Related Persons, conduct its own independent investigation of the financial condition and affairs of each Credit Party and make and continue to make its own credit decisions in connection with entering into, and taking or not taking any action under, any Loan Document or with respect to any transaction contemplated in any Loan Document, in each case based on such documents and information as it shall deem appropriate.  Except for documents expressly required by any Loan Document to be transmitted by Agent to the Lenders, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, Property, financial and other condition or creditworthiness of any Credit Party or any Affiliate of any Credit Party that may come in to the possession of Agent or any of its Related Persons.

(b)                                 If any Lender has elected to abstain from receiving MNPI concerning the Credit Parties or their Affiliates, such Lender acknowledges that, notwithstanding such election, Agent and/or the Credit Parties will, from time to time, make available syndicate-information (which may contain MNPI) as required by the terms of, or in the course of administering the Loans to the credit contact(s) identified for receipt of such information on the Lender’s administrative questionnaire who are able to receive and use all syndicate-level information (which may contain MNPI) in accordance with such Lender’s compliance policies and contractual obligations and applicable law, including federal and state securities laws; provided, that if such contact is not so identified in such questionnaire, the relevant Lender hereby agrees to promptly (and in any event within one (1) Business Day) provide such a contact to Agent and the Credit Parties upon request therefor by Agent or the Credit Parties. Notwithstanding such Lender’s election to abstain from receiving MNPI, such Lender acknowledges that if such Lender chooses to communicate with Agent, it assumes the risk of receiving MNPI concerning the Credit Parties or their Affiliates.

8.8            Expenses; Indemnities; Withholding.

(a)                                 Each Lender agrees to reimburse Agent and each of its Related Persons (to the extent not reimbursed by any Credit Party) promptly upon demand, severally and ratably, for any costs and expenses (including fees, charges and disbursements of financial, legal and other advisors and Other Taxes paid in the name of, or on behalf of, any Credit Party) that may be incurred by Agent or any of its Related Persons in connection with the preparation, syndication, execution, delivery, administration, modification, consent, waiver or enforcement of, or the taking of any other action (whether through negotiations, through any work-out, bankruptcy, restructuring or other legal or other proceeding (including without limitation, preparation for and/or response to any subpoena or request for document production relating thereto) or otherwise) in respect of, or legal advice with respect to its rights or responsibilities under, any Loan Document.

(b)                                 Each Lender further agrees to indemnify Agent and each of its Related Persons (to the extent not reimbursed by any Credit Party), severally and ratably, from and against Liabilities (including, to the extent not indemnified pursuant to Section 8.8(c), taxes, interests and penalties imposed for not properly withholding or backup withholding on payments made to or for the account of any Lender) that may be imposed on, incurred by or asserted against Agent or any of its Related Persons in any matter relating to or arising out of, in connection with or as a result of any Loan Document, any Related Document or any other act, event or transaction related, contemplated in or attendant to any such document, or, in each case, any action taken or omitted to be taken by Agent or any of its Related Persons under or with respect to any of the foregoing; provided, however, that no Lender shall be liable to Agent or any of its Related Persons to the extent such liability has resulted primarily from the gross negligence or willful misconduct of Agent or, as the case may be, such Related Person, as determined by a court of competent jurisdiction in a final non-appealable judgment or order.

(c)                                  To the extent required by any applicable law, Agent may withhold from any payment to any Lender under a Loan Document an amount equal to any applicable withholding tax.  If the IRS or any other Governmental Authority asserts a claim that Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate certification form was not delivered, was not properly executed, or fails to establish an exemption from, or reduction of, withholding tax with respect to a particular type of payment, or because such Lender failed to notify Agent or any other Person of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), or Agent reasonably determines that it was required to withhold taxes from a prior payment but failed to do so, such Lender shall promptly indemnify Agent fully for all amounts paid, directly or indirectly, by Agent as tax or otherwise, including penalties and interest, and together with all expenses incurred by Agent, including legal expenses, allocated internal costs and out-of-pocket expenses.  Agent may offset against any payment to any Lender under a Loan Document, any applicable withholding tax that was required to be withheld from any prior payment to such Lender but which was not so withheld, as well as any other amounts for which Agent is entitled to indemnification from such Lender under this Section 8.8(c).

8.9            Resignation of Agent.

(a)                                 Agent may resign at any time by delivering notice of such resignation to the Lenders and the Borrower, effective on the date set forth in such notice or, if no such date is set forth therein, upon the date such notice shall be effective, in accordance with the terms of this Section 8.9.  If Agent delivers any such notice, the Required Lenders shall have the right to appoint a successor Agent.  If, after 30 days after the date of the retiring Agent’s notice of resignation, no successor Agent has been appointed by the Required Lenders that has accepted such appointment, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent from among the Lenders.  Each appointment under this clause (a) shall be subject to the prior consent of the Borrower, which may not be unreasonably withheld but shall not be required during the continuance of an Event of Default.

(b)                                 Effective immediately upon its resignation, (i) the retiring Agent shall be discharged from its duties and obligations under the Loan Documents, (ii) the Lenders shall assume and perform all of the duties of Agent until a successor Agent shall have accepted a valid appointment hereunder, (iii) the retiring Agent and its Related Persons shall no longer have the benefit of any provision of any Loan Document other than with respect to any actions taken or omitted to be taken while such retiring Agent was, or because such Agent had been, validly acting as Agent under the Loan Documents and (iv) subject to its rights under Section 8.3, the retiring Agent shall take such action as may be reasonably necessary to assign to the successor Agent its rights as Agent under the Loan Documents.  Effective immediately upon its acceptance of a valid appointment as Agent, a successor Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Agent under the Loan Documents.

8.10     Release of Collateral or Guarantors.  Each Lender hereby consents to the release and hereby directs Agent to release (or, in the case of clause (b)(ii) below, release or subordinate) the following:

(a)                                 any Subsidiary of the Borrower from its guaranty of any Obligation if all of the Stock and Stock Equivalents of such Subsidiary owned by any Credit Party are sold or transferred in a transaction permitted under the Loan Documents (including pursuant to a waiver or consent), to the extent that, after giving effect to such transaction, such Subsidiary would not be required to guaranty any Obligations pursuant to Section 4.13; and

(b)                                 any Lien held by Agent for the benefit of the Secured Parties against (i) any Collateral that is sold, transferred, conveyed or otherwise disposed of by a Credit Party in a transaction permitted by the Loan Documents (including pursuant to a valid waiver or consent), to the extent all Liens required to be granted in such Collateral pursuant to Section 4.13 after giving effect to such transaction have been granted, (ii) any Property subject to a Lien permitted hereunder in reliance upon subsection 5.1(h) or (i) and (iii) all of the Collateral and all Credit Parties, upon (A) termination of the Revolving Loan Commitments, (B) payment and satisfaction in full of all Loans and all other Obligations under the Loan Documents and all Obligations arising under Secured Rate Contracts, that Agent has theretofore been notified in writing by the holder of such Obligation are then due and payable, (C) deposit of cash collateral with respect to all contingent Obligations in amounts and on terms and conditions and with parties satisfactory to Agent and each Indemnitee that is, or may be, owed such Obligations (excluding contingent Obligations and (D) to the extent requested by Agent, receipt by Agent and the Secured Parties of liability releases from the Credit Parties each in form and substance acceptable to Agent.

Each Lender hereby directs Agent, and Agent hereby agrees, upon receipt of reasonable advance notice from the Borrower, to execute and deliver or file such documents and to perform other actions reasonably necessary to release the guaranties and Liens when and as directed in this Section 8.10.

8.11     Additional Secured Parties.  The benefit of the provisions of the Loan Documents directly relating to the Collateral or any Lien granted thereunder shall extend to and be available to any Secured Party that is not a Lender party hereto as long as, by accepting such benefits, such Secured Party agrees, as among Agent and all other Secured Parties, that such Secured Party is bound by (and, if requested by Agent, shall confirm such agreement in a writing in form and substance acceptable to Agent) this Article VIII, Section 9.3, Section 9.9, Section 9.10, Section 9.11, Section 9.17, Section 9.24 and Section 10.1 and the decisions and actions of Agent and the Required Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders or other parties hereto as required herein) to the same extent a Lender is bound; provided, however, that, notwithstanding the foregoing, (a) such Secured Party shall be bound by Section 8.8 only to the extent of Liabilities, costs and expenses with respect to or otherwise relating to the Collateral held for the benefit of such Secured Party, in which case the obligations of such Secured Party thereunder shall not be limited by any concept of pro rata share or similar concept, (b) each of Agent and the Lenders party hereto shall be entitled to act at its sole discretion, without regard to the interest of such Secured Party, regardless of whether any Obligation to such Secured Party thereafter remains outstanding, is deprived of the benefit of the Collateral, becomes unsecured or is otherwise affected or put in jeopardy thereby, and without any duty or liability to such Secured Party or any such Obligation and (c) except as otherwise set forth herein, such Secured Party shall not have any right to be notified of, consent to, direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under any Loan Document.

ARTICLE IX

MISCELLANEOUS

9.1            Amendments and Waivers.

(a)                                 No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by any Credit Party therefrom, shall be effective unless the same shall be in writing and signed by Agent, the Required Lenders (or by Agent with the consent of the Required Lenders), and the Borrower and then such waiver shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders directly affected thereby (or by Agent with the consent of all the Lenders directly affected thereby), in addition to Agent, the Required Lenders (or by Agent with the consent of the Required Lenders) and the Borrower, do any of the following:

(i)                                     increase or extend the Commitment of any Lender (or reinstate any Commitment terminated pursuant to subsection 7.2(a));

(ii)                                  postpone or delay any date fixed for, or reduce or waive, any scheduled installment of principal or any payment of interest, fees or other amounts (other than principal) due to the Lenders (or any of them) hereunder or under any other Loan Document (for the avoidance of doubt, mandatory prepayments pursuant to Section 1.8 (other than scheduled installments under subsection 1.8(a)) may be postponed, delayed, reduced, waived or modified with the consent of Required Lenders);

(iii)                               reduce the principal of, or the rate of interest specified herein (it being agreed that waiver of the default interest margin shall only require the consent of Required Lenders) or the amount of interest payable in cash specified herein on any Loan, or of any fees or other amounts payable hereunder or under any other Loan Document;

(iv)                              amend or modify subsection 1.10(c);

(v)                                 change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which shall be required for the Lenders or any of them to take any action hereunder;

(vi)                              amend this Section 9.1 or, subject to subsection 9.1(d) below, the definition of Required Lenders or any provision providing for consent or other action by all Lenders; or

(vii)                           discharge any Credit Party from its respective payment Obligations under the Loan Documents, or release all or substantially all of the Collateral, except as otherwise may be provided in this Agreement or the other Loan Documents;

it being agreed that all Lenders shall be deemed to be directly affected by an amendment or waiver of the type described in the preceding clauses (v), (vi) and (vii).

(b)                                 No amendment, waiver or consent shall, unless in writing and signed by Agent, in addition to the Required Lenders or all Lenders directly affected thereby, as the case may be (or by Agent with the consent of the Required Lenders or all the Lenders directly affected thereby, as the case may be), affect the rights or duties of Agent under this Agreement or any other Loan Document.  No amendment, modification or waiver of this Agreement or any Loan Document altering the ratable treatment of Obligations arising under Secured Rate Contracts resulting in such Obligations being junior in right of payment to principal on the Loans or resulting in Obligations owing to any Secured Swap Provider becoming unsecured (other than releases of Liens permitted in accordance with the terms hereof), in each case in a manner adverse to any Secured Swap Provider, shall be effective without the written consent of such Secured Swap Provider or, in the case of a Secured Rate Contract provided or arranged by GE Capital or an Affiliate of GE Capital, GE Capital.

(c)                                  No amendment or waiver shall, unless signed by Agent and Required Revolving Lenders (or by Agent with the consent of Required Revolving Lenders) in addition to the Required Lenders (or by Agent with the consent of the Required Lenders): (i) amend or waive compliance with the conditions precedent to the obligations of Lenders to make any Revolving Loan in Section 2.2; (ii) waive any Default or Event of Default for the purpose of satisfying the conditions precedent to the obligations of Lenders to make any Revolving Loan in Section 2.2; (iii) amend or waive this subsection 9.1(c) or the definitions of the terms used in this subsection 9.1(c) insofar as the definitions affect the substance of this subsection 9.1(c); or (iv) change (A) the definition of the term Required Revolving Lenders or (B) the percentage of Lenders which shall be required for Revolving Lenders to take any action hereunder.

(d)                                 Notwithstanding anything herein to the contrary, this Agreement may be amended with the written consent of Agent, the Borrower and the Required Lenders to (i) add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the outstanding principal and accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loan and Revolving Loans and the accrued interest and fees in respect thereof and (ii) include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

(e)                                  Notwithstanding anything to the contrary contained in this Section 9.1, (i) the Borrower may amend Schedules 3.19 and 3.21 upon notice to Agent, (ii) Agent may amend Schedule 1.1(b) to reflect Sales entered into pursuant to Section 9.9, and (iii) Agent and the Borrower may amend or modify this Agreement and any other Loan Document to (1) cure any ambiguity, omission, defect or inconsistency therein, or (2) grant a new Lien for the benefit of the Secured Parties, extend an existing Lien over additional Property for the benefit of the Secured Parties or join additional Persons as Credit Parties.

9.2               Notices.

(a)                                 Addresses.  All notices and other communications required or expressly authorized to be made by this Agreement shall be given in writing, unless otherwise expressly specified herein, and (i) addressed to the address set forth on the applicable signature page hereto, (ii) posted to Intralinks® (to the extent such system is available and set up by or at the direction of Agent prior to posting) in an appropriate location by uploading such notice, demand, request, direction or other communication to www.intralinks.com, faxing it to 866-545-6600 with an appropriate bar-code fax coversheet or using such other means of posting to Intralinks® as may be available and reasonably acceptable to Agent prior to such posting, (iii) posted to any other E-System approved by or set up by or at the direction of Agent or (iv) addressed to such other address as shall be notified in writing (A) in the case of the Borrower and Agent, to the other parties hereto and (B) in the case of all other parties, to the Borrower and Agent.  Transmissions made by electronic mail or E-Fax to Agent shall be effective only (x) for notices where such transmission is specifically authorized by this Agreement, (y) if such transmission is delivered in compliance with procedures of Agent applicable at the time and previously communicated to Borrower, and (z) if receipt of such transmission is acknowledged by Agent.

(b)                                 Effectiveness.  (i)  All communications described in clause (a) above and all other notices, demands, requests and other communications made in connection with this Agreement shall be effective and be deemed to have been received (i) if delivered by hand, upon personal delivery, (ii) if delivered by overnight courier service, one (1) Business Day after delivery to such courier service, (iii) if delivered by mail, three (3) Business Days after deposit in the mail, (iv) if delivered by facsimile (other than to post to an E-System pursuant to clause (a)(ii) or (a)(iii) above), upon sender’s receipt of confirmation of proper transmission, and (v) if delivered by posting to any E-System, on the later of the Business Day of such posting and the Business Day access to such posting is given to the recipient thereof in accordance with the standard procedures applicable to such E-System; provided, however, that no communications to Agent pursuant to Article I shall be effective until received by Agent.

(ii)                                  The posting, completion and/or submission by any Credit Party of any communication pursuant to an E-System shall constitute a representation and warranty by the Credit Parties that any representation, warranty, certification or other similar statement required by the Loan Documents to be provided, given or made by a Credit Party in connection with any such communication is true, correct and complete except as expressly noted in such communication or E-System.

(c)                                  Each Lender shall notify Agent in writing of any changes in the address to which notices to such Lender should be directed, of addresses of its Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as Agent shall reasonably request.

9.3               Electronic Transmissions.

(a)                                 Authorization.  Subject to the provisions of subsection 9.2(a), each of Agent, Lenders, each Credit Party and each of their Related Persons, is authorized (but not required) to transmit, post or otherwise make or communicate, in its sole discretion, Electronic

Transmissions in connection with any Loan Document and the transactions contemplated therein.  Each Credit Party and each Secured Party hereto acknowledges and agrees that the use of Electronic Transmissions is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse and each indicates it assumes and accepts such risks by hereby authorizing the transmission of Electronic Transmissions.

(b)                                 Signatures.  Subject to the provisions of subsection 9.2(a), (i)(A) no posting to any E-System shall be denied legal effect merely because it is made electronically, (B) each E-Signature on any such posting shall be deemed sufficient to satisfy any requirement for a “signature” and (C) each such posting shall be deemed sufficient to satisfy any requirement for a “writing,” in each case including pursuant to any Loan Document, any applicable provision of any UCC, the federal Uniform Electronic Transactions Act, the Electronic Signatures in Global and National Commerce Act and any substantive or procedural Requirement of Law governing such subject matter, (ii) each such posting that is not readily capable of bearing either a signature or a reproduction of a signature may be signed, and shall be deemed signed, by attaching to, or logically associating with such posting, an E-Signature, upon which Agent, each other Secured Party and each Credit Party may rely and assume the authenticity thereof, (iii) each such posting containing a signature, a reproduction of a signature or an E-Signature shall, for all intents and purposes, have the same effect and weight as a signed paper original and (iv) each party hereto or beneficiary hereto agrees not to contest the validity or enforceability of any posting on any E-System or E-Signature on any such posting under the provisions of any applicable Requirement of Law requiring certain documents to be in writing or signed; provided, however, that nothing herein shall limit such party’s or beneficiary’s right to contest whether any posting to any E-System or E-Signature has been altered after transmission.

(c)                                  Separate Agreements.  All uses of an E-System shall be governed by and subject to, in addition to Section 9.2 and this Section 9.3, the separate terms, conditions and privacy policy posted or referenced in such E-System (or such terms, conditions and privacy policy as may be updated from time to time, including on such E-System) and related Contractual Obligations executed by Agent and Credit Parties in connection with the use of such E-System.

(d)                                 LIMITATION OF LIABILITY.  ALL E-SYSTEMS AND ELECTRONIC TRANSMISSIONS SHALL BE PROVIDED “AS IS” AND “AS AVAILABLE”.  NONE OF AGENT, ANY LENDER OR ANY OF THEIR RELATED PERSONS WARRANTS THE ACCURACY, ADEQUACY OR COMPLETENESS OF ANY E-SYSTEMS OR ELECTRONIC TRANSMISSION AND DISCLAIMS ALL LIABILITY FOR ERRORS OR OMISSIONS THEREIN.  NO WARRANTY OF ANY KIND IS MADE BY AGENT, ANY LENDER OR ANY OF THEIR RELATED PERSONS IN CONNECTION WITH ANY E-SYSTEMS OR ELECTRONIC COMMUNICATION, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS.  Each of the Borrower, each other Credit Party executing this Agreement and each Secured Party agrees that Agent has no responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any Electronic Transmission or otherwise required for any E-System.

9.4            No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  No course of dealing between any Credit Party, any Affiliate of any Credit Party, Agent or any Lender shall be effective to amend, modify or discharge any provision of this Agreement or any of the other Loan Documents.

9.5            Costs and Expenses.  Any action taken by any Credit Party under or with respect to any Loan Document, even if required under any Loan Document or at the request of Agent or Required Lenders, shall be at the expense of such Credit Party, and neither Agent nor any other Secured Party shall be required under any Loan Document to reimburse any Credit Party or any Subsidiary of any Credit Party therefor except as expressly provided therein.  In addition, the Borrower agrees to pay or reimburse upon demand (a) Agent for all reasonable out-of-pocket costs and expenses incurred by it or any of its Related Persons, in connection with the investigation, development, preparation, negotiation, syndication, execution, interpretation or administration of, any modification of any term of or termination of, any Loan Document, any commitment or proposal letter therefor, any other document prepared in connection therewith or the consummation and administration of any transaction contemplated therein, in each case including Attorney Costs of Agent, the cost of environmental audits, Collateral audits and appraisals, background checks and similar expenses, to the extent permitted hereunder, (b) Agent for all reasonable costs and expenses incurred by it or any of its Related Persons in connection with internal audit reviews, field examinations and Collateral examinations (which shall be reimbursed, in addition to the out-of-pocket costs and expenses of such examiners, at the per diem rate per individual charged by Agent for its examiners), (c) each of Agent and its Related Persons for all costs and expenses incurred in connection with (i) any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out,” (ii) the enforcement or preservation of any right or remedy under any Loan Document, any Obligation, with respect to the Collateral or any other related right or remedy or (iii) the commencement, defense, conduct of, intervention in, or the taking of any other action (including without limitation, preparation for and/or response to any subpoena or request for document production relating thereto) with respect to, any proceeding (including any bankruptcy or insolvency proceeding) related to any Credit Party, any Subsidiary of any Credit Party, Loan Document, Obligation or Related Transaction, including Attorney Costs and (d) fees and disbursements of Attorney Costs of one law firm on behalf of all Lenders (other than Agent) incurred in connection with any of the matters referred to in clause (c) above.

9.6               Indemnity.

(a)                                 Each Credit Party agrees to indemnify, hold harmless and defend Agent, each Lender and each of their respective Related Persons (each such Person being an “Indemnitee”) from and against all Liabilities (including brokerage commissions, fees and other compensation) that may be imposed on, incurred by or asserted against any such Indemnitee in any matter relating to or arising out of, in connection with or as a result of (i) any Loan Document, any Obligation (or the repayment thereof), the use or intended use of the proceeds of any Loan or any securities filing of, or with respect to, any Credit Party, (ii) any commitment letter, proposal letter or term sheet with any Person or any Contractual Obligation, arrangement or understanding with any broker, finder or consultant, in each case entered into by or on behalf of any Credit Party or any Affiliate of any of them in connection with any of the foregoing and any Contractual Obligation entered into in connection with any E-Systems or other Electronic Transmissions, (iii) any actual or prospective investigation, litigation or other proceeding, whether or not brought by any such Indemnitee or any of its Related Persons, any holders of securities or creditors (and including attorneys’ fees in any case), whether or not any such Indemnitee, Related Person, holder or creditor is a party thereto, and whether or not based on any securities or commercial law or regulation or any other Requirement of Law or theory thereof, including common law, equity, contract, tort or otherwise or (iv) any other act, event or transaction related, contemplated in or attendant to any of the foregoing (collectively, the “Indemnified Matters”); provided, however, that no Credit Party shall have any liability under this Section 9.6 to any Indemnitee with respect to any Indemnified Matter, and no Indemnitee shall have any liability with respect to any Indemnified Matter other than (to the extent otherwise liable), to the extent such liability has resulted primarily from the gross negligence or willful misconduct of such Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order.  Furthermore, each of the Borrower and each other Credit Party executing this Agreement waives and agrees not to assert against any Indemnitee, and shall cause each other Credit Party to waive and not assert against any Indemnitee, any right of contribution with respect to any Liabilities that may be imposed on, incurred by or asserted against any Related Person.

(b)                                 Without limiting the foregoing, “Indemnified Matters” includes all Environmental Liabilities imposed on, incurred by or asserted against any Indemnitee, including those arising from, or otherwise involving, any Property of any Credit Party or any Related Person of any Credit Party or any actual, alleged or prospective damage to Property or natural resources or harm or injury alleged to have resulted from any Release of Hazardous Materials on, upon or into such Property or natural resource or any Property on or contiguous to any Real Estate of any Credit Party or any Related Person of any Credit Party, whether or not, with respect to any such Environmental Liabilities, any Indemnitee is a mortgagee pursuant to any leasehold mortgage, a mortgagee in possession, the successor-in-interest to any Credit Party or any Related Person of any Credit Party or the owner, lessee or operator of any Property of any Related Person through any foreclosure action, in each case except to the extent such Environmental Liabilities (i) are incurred solely following foreclosure by Agent or following Agent or any Lender having become the successor-in-interest to any Credit Party or any Related Person of any Credit Party and (ii) are attributable solely to acts of such Indemnitee.

9.7            Marshaling; Payments Set Aside.  No Secured Party shall be under any obligation to marshal any Property in favor of any Credit Party or any other Person or against or in payment of any Obligation.  To the extent that any Secured Party receives a payment from Borrower, from any other Credit Party, from the proceeds of the Collateral, from the exercise of its rights of setoff, any enforcement action or otherwise, and such payment is subsequently, in whole or in part, invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not occurred.

9.8            Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that any assignment by any Lender shall be subject to the provisions of Section 9.9, and provided further that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Agent and each Lender.

9.9               Assignments and Participations; Binding Effect.

(a)                                 Binding Effect.  This Agreement shall become effective when it shall have been executed by Holdings, the Borrower, the other Credit Parties signatory hereto and Agent and when Agent shall have been notified by each Lender that such Lender has executed it.  Thereafter, it shall be binding upon and inure to the benefit of, but only to the benefit of, Holdings, the Borrower, the other Credit Parties hereto (in each case except for Article VIII), Agent, each Lender receiving the benefits of the Loan Documents and, to the extent provided in Section 8.11, each other Secured Party and, in each case, their respective successors and permitted assigns.  Except as expressly provided in any Loan Document (including in Section 8.9), none of Holdings, the Borrower, any other Credit Party or Agent shall have the right to assign any rights or obligations hereunder or any interest herein.

(b)                                 Right to Assign.  Each Lender may sell, transfer, negotiate or assign (a “Sale”) all or a portion of its rights and obligations hereunder (including all or a portion of its Commitments and its rights and obligations with respect to Loans) to (i) any existing Lender (other than a Non-Funding Lender or Impacted Lender), (ii) any Affiliate or Approved Fund of any existing Lender (other than a Non-Funding Lender or Impacted Lender)or (iii) any other Person acceptable (which acceptance shall not be unreasonably withheld or delayed) to Agent and, as long as no Event of Default is continuing, the Borrower (which acceptances of the Borrower shall be deemed to have been given unless an objection is delivered to Agent within five (5) Business Days after notice of a proposed Sale is delivered to the Borrower); provided, however, that (w) such Sales do not have to be ratable between the Revolving Loan and Term Loan or between the Term Loan but must be ratable among the obligations owing to and owed by such Lender with respect to the Revolving Loans or the Term Loan, (x) for each Loan, the aggregate outstanding principal amount (determined as of the effective date of the applicable Assignment) of the Loans and Commitments subject to any such Sale shall be in a minimum amount of $1,000,000, unless such Sale is made to an existing Lender or an Affiliate or Approved Fund of any existing Lender, is of the assignor’s (together with its Affiliates and Approved Funds) entire interest in such facility or is made with the prior consent of the Borrower (to the extent Borrower’s consent is otherwise required) and Agent, (y) interest accrued prior to and through the date of any such Sale may not be assigned, and (z) such Sales by Lenders who are Non-Funding Lenders due to clause (a) of the definition of Non-Funding Lender shall be subject to Agent’s prior written consent in all instances, unless in connection with such sale, such Non-Funding Lender cures, or causes the cure of, its Non-Funding Lender status as contemplated in subsection 1.11(e)(v).  Agent’s refusal to accept a Sale to a Credit Party, an Affiliate of a Credit Party, a holder of subordinated indebtedness or an Affiliate of such a holder, or to a Person that would be a Non-Funding Lender or an Impacted Lender, or the imposition of conditions or limitations (including limitations on voting) upon Sales to such Persons, shall not be deemed to be unreasonable.

(c)                                  Procedure.  The parties to each Sale made in reliance on clause (b) above (other than those described in clause (e) or (f) below) shall execute and deliver to Agent an Assignment via an electronic settlement system designated by Agent (or, if previously agreed with Agent, via a manual execution and delivery of the Assignment) evidencing such Sale, together with any existing Note subject to such Sale (or any affidavit of loss therefor acceptable to Agent), any tax forms required to be delivered pursuant to Section 10.1 and payment of an assignment fee in the amount of $3,500 to Agent, unless waived or reduced by Agent; provided that (i) if a Sale by a Lender is made to an Affiliate or an Approved Fund of such assigning Lender, then no assignment fee shall be due in connection with such Sale, and (ii) if a Sale by a Lender is made to an assignee that is not an Affiliate or Approved Fund of such assignor Lender, and concurrently to one or more Affiliates or Approved Funds of such Assignee, then only one assignment fee of $3,500 shall be due in connection with such Sale (unless waived or reduced by Agent).  Upon receipt of all the foregoing, and conditioned upon such receipt and, if such Assignment is made in accordance with clause (iii) of subsection 9.9(b), upon Agent (and the Borrower, if applicable) consenting to such Assignment, from and after the effective date specified in such Assignment, Agent shall record or cause to be recorded in the Register the information contained in such Assignment.

(d)                                 Effectiveness.  Subject to the recording of an Assignment by Agent in the Register pursuant to subsection 1.4(b), (i) the assignee thereunder shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such assignee pursuant to such Assignment, shall have the rights and obligations of a Lender, (ii) any applicable Note shall be transferred to such assignee through such entry and (iii) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment, relinquish its rights (except for those surviving the termination of the Commitments and the payment in full of the Obligations) and be released from its obligations under the Loan Documents, other than those relating to events or circumstances occurring prior to such assignment (and, in the case of an Assignment covering all or the remaining portion of an assigning Lender’s rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto).

(e)                                  Grant of Security Interests.  In addition to the other rights provided in this Section 9.9, each Lender may grant a security interest in, or otherwise assign as collateral, any of its rights under this Agreement, whether now owned or hereafter acquired (including rights to payments of principal or interest on the Loans), to (A) any federal reserve bank (pursuant to Regulation A of the Federal Reserve Board), without notice to Agent or (B) any holder of, or trustee for the benefit of the holders of, such Lender’s Indebtedness or equity securities, by notice to Agent; provided, however, that no such holder or trustee, whether because of such grant or assignment or any foreclosure thereon (unless such foreclosure is made through an assignment in accordance with clause (b) above), shall be entitled to any rights of such Lender hereunder and no such Lender shall be relieved of any of its obligations hereunder.

(f)                                   Participants and SPVs.  In addition to the other rights provided in this Section 9.9, each Lender may, (x) with notice to Agent, grant to an SPV the option to make all or any part of any Loan that such Lender would otherwise be required to make hereunder (and the exercise of such option by such SPV and the making of Loans pursuant thereto shall satisfy the obligation of such Lender to make such Loans hereunder) and such SPV may assign to such

Lender the right to receive payment with respect to any Obligation and (y) without notice to or consent from Agent or the Borrower, sell participations to one or more Persons in or to all or a portion of its rights and obligations under the Loan Documents (including all its rights and obligations with respect to the Term Loan and Revolving Loans); provided, however, that, whether as a result of any term of any Loan Document or of such grant or participation, (i) no such SPV or participant shall have a commitment, or be deemed to have made an offer to commit, to make Loans hereunder, and, except as provided in the applicable option agreement, none shall be liable for any obligation of such Lender hereunder, (ii) such Lender’s rights and obligations, and the rights and obligations of the Credit Parties and the Secured Parties towards such Lender, under any Loan Document shall remain unchanged and each other party hereto shall continue to deal solely with such Lender, which shall remain the holder of the Obligations in the Register, except that (A) each such participant and SPV shall be entitled to the benefit of Article X, but, with respect to Section 10.1, only to the extent such participant or SPV delivers the tax forms such Lender is required to collect pursuant to subsection 10.1(f) and then only to the extent of any amount to which such Lender would be entitled in the absence of any such grant or participation and (B) each such SPV may receive other payments that would otherwise be made to such Lender with respect to Loans funded by such SPV to the extent provided in the applicable option agreement and set forth in a notice provided to Agent by such SPV and such Lender, provided, however, that in no case (including pursuant to clause (A) or (B) above) shall an SPV or participant have the right to enforce any of the terms of any Loan Document, and (iii) the consent of such SPV or participant shall not be required (either directly, as a restraint on such Lender’s ability to consent hereunder or otherwise) for any amendments, waivers or consents with respect to any Loan Document or to exercise or refrain from exercising any powers or rights such Lender may have under or in respect of the Loan Documents (including the right to enforce or direct enforcement of the Obligations), except for those described in clauses (ii) and (iii) of subsection 9.1(a) with respect to amounts, or dates fixed for payment of amounts, to which such participant or SPV would otherwise be entitled and, in the case of participants, except for those described in clause (vi) of subsection 9.1(a).  No party hereto shall institute (and the Borrower and Holdings shall cause each other Credit Party not to institute) against any SPV grantee of an option pursuant to this clause (f) any bankruptcy, reorganization, insolvency, liquidation or similar proceeding, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper of such SPV; provided, however, that each Lender having designated an SPV as such agrees to indemnify each Indemnitee against any Liability that may be incurred by, or asserted against, such Indemnitee as a result of failing to institute such proceeding (including a failure to be reimbursed by such SPV for any such Liability).  The agreement in the preceding sentence shall survive the termination of the Commitments and the payment in full of the Obligations.

9.10        Non-Public Information; Confidentiality.

(a)                                 Non-Public Information.  Each of Agent and each Lender acknowledges and agrees that it may receive material non-public information (“MNPI”) hereunder concerning the Credit Parties and their Affiliates and agrees to use such information in compliance with all relevant policies, procedures and applicable Requirements of Laws (including United States federal and state securities laws and regulations).

(b)                                 Confidential Information.  Each of Agent and each Lender agrees to use all reasonable efforts to maintain, in accordance with its customary practices, the confidentiality of information obtained by it pursuant to any Loan Document and designated in writing by any Credit Party as confidential, except that such information may be disclosed (i) with the Borrower’s consent, (ii) to Related Persons of such Lender or Agent, as the case may be, that are advised of the confidential nature of such information and are instructed to keep such information confidential in accordance with the terms hereof, (iii) to the extent such information presently is or hereafter becomes (A) publicly available other than as a result of a breach of this Section 9.10 or (B) available to such Lender or Agent or any of their Related Persons, as the case may be, from a source (other than any Credit Party) not known by them to be subject to disclosure restrictions, (iv) to the extent disclosure is required by applicable Requirements of Law or other legal process or requested or demanded by any Governmental Authority, (v) to the extent necessary or customary for inclusion in league table measurements, (vi) (A) to the National Association of Insurance Commissioners or any similar organization, any examiner or any nationally recognized rating agency or (B) otherwise to the extent consisting of general portfolio information that does not identify Credit Parties, (vii) to current or prospective assignees, SPVs (including the investors or prospective investors therein) or participants, direct or contractual counterparties to any Secured Rate Contracts and to their respective Related Persons, in each case to the extent such assignees, investors, participants, counterparties or Related Persons agree to be bound by provisions substantially similar to the provisions of this Section 9.10 (and such Person may disclose information to their respective Related Persons in accordance with clause (ii) above), (viii) to any other party hereto, and (ix) in connection with the exercise or enforcement of any right or remedy under any Loan Document, in connection with any litigation or other proceeding to which such Lender or Agent or any of their Related Persons is a party or bound, or to the extent necessary to respond to public statements or disclosures by Credit Parties or their Related Persons referring to a Lender or Agent or any of their Related Persons.  In the event of any conflict between the terms of this Section 9.10 and those of any other Contractual Obligation entered into with any Credit Party (whether or not a Loan Document), the terms of this Section 9.10 shall govern.

(c)                                  Tombstones.  Each Credit Party consents to the publication by Agent or any Lender of any press releases, tombstones, advertising or other promotional materials (including, without limitation, via any Electronic Transmission) relating to the financing transactions contemplated by this Agreement using such Credit Party’s name, product photographs, logo or trademark.  Agent or such Lender shall provide a draft of any such press release, advertising or other promotional material to Borrower for review and comment prior to the publication thereof.

(d)                                 Press Release and Related Matters.  No Credit Party shall, and no Credit Party shall permit any of its Affiliates to, issue any press release or other public disclosure (other than any document filed with any Governmental Authority relating to a public offering of securities of any Credit Party) using the name, logo or otherwise referring to GE Capital or of any of its Affiliates, the Loan Documents or any transaction contemplated herein or therein to which GE Capital or any of its Affiliates is party without the prior written consent of GE Capital or such Affiliate except to the extent required to do so under applicable Requirements of Law and then, only after consulting with GE Capital.

(e)                                  Distribution of Materials to Lenders.  The Credit Parties acknowledge and agree that the Loan Documents and all reports, notices, communications and other information or materials provided or delivered by, or on behalf of, the Credit Parties hereunder (collectively, the “Borrower Materials”) may be disseminated by, or on behalf of, Agent, and made available, to the Lenders by posting such Borrower Materials on an E-System. The Credit Parties authorize Agent to download copies of their logos from its website and post copies thereof on an E-System.

(f)                                   Material Non-Public Information.  The Credit Parties hereby agree that if either they, any parent company or any Subsidiary of the Credit Parties has publicly traded equity or debt securities in the United States, they shall (and shall cause such parent company or Subsidiary, as the case may be, to) (i) identify in writing, and (ii) to the extent reasonably practicable, clearly and conspicuously mark such Borrower Materials that contain only information that is publicly available or that is not material for purposes of United States federal and state securities laws as “PUBLIC”. The Credit Parties agree that by identifying such Borrower Materials as “PUBLIC” or publicly filing such Borrower Materials with the Securities and Exchange Commission, then Agent and the Lenders shall be entitled to treat such Borrower Materials as not containing any MNPI for purposes of United States federal and state securities laws. The Credit Parties further represent, warrant, acknowledge and agree that the following documents and materials shall be deemed to be PUBLIC, whether or not so marked, and do not contain any MNPI: (A) the Loan Documents, including the schedules and exhibits attached thereto, and (B) administrative materials of a customary nature prepared by the Credit Parties or Agent (including, Notices of Borrowing, Notices of Conversion/Continuation and any similar requests or notices posted on or through an E-System). Before distribution of Borrower Materials, the Credit Parties agree to execute and deliver to Agent a letter authorizing distribution of the evaluation materials to prospective Lenders and their employees willing to receive MNPI, and a separate letter authorizing distribution of evaluation materials that do not contain MNPI and represent that no MNPI is contained therein.

9.11        Set-off; Sharing of Payments.

(a)                                 Right of Setoff.  Each of Agent, each Lender and each Affiliate (including each branch office thereof) of any of them is hereby authorized, without notice or demand (each of which is hereby waived by each Credit Party), at any time and from time to time during the continuance of any Event of Default and to the fullest extent permitted by applicable Requirements of Law, to set off and apply any and all deposits (whether general or special, time or demand, provisional or final) at any time held and other Indebtedness, claims or other obligations at any time owing by Agent, such Lender or any of their respective Affiliates to or for the credit or the account of the Borrower or any other Credit Party against any Obligation of any Credit Party now or hereafter existing, whether or not any demand was made under any Loan Document with respect to such Obligation and even though such Obligation may be unmatured; provided, in no event shall Agent or any Lender exercise any such right of setoff against any deposit account of a Credit Party that is not required to be subject to a Control Agreement in accordance with Section 4.18.  No Lender shall exercise any such right of setoff without the prior consent of Agent or Required Lenders.  Each of Agent and each Lender agrees promptly to notify the Borrower and Agent after any such setoff and application made by such Lender or its Affiliates; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application.  The rights under this Section 9.11 are in addition to any other rights and remedies (including other rights of setoff) that Agent, the Lenders, their Affiliates and the other Secured Parties, may have.

(b)                                 Sharing of Payments, Etc.  If any Lender, directly or through an Affiliate or branch office thereof, obtains any payment of any Obligation of any Credit Party (whether voluntary, involuntary or through the exercise of any right of setoff or the receipt of any Collateral or “proceeds” (as defined under the applicable UCC) of Collateral) other than pursuant to Section 9.9 or Article X and such payment exceeds the amount such Lender would have been entitled to receive if all payments had gone to, and been distributed by, Agent in accordance with the provisions of the Loan Documents, such Lender shall purchase for cash from other Lenders such participations in their Obligations as necessary for such Lender to share such excess payment with such Lenders to ensure such payment is applied as though it had been received by Agent and applied in accordance with this Agreement (or, if such application would then be at the discretion of the Borrower, applied to repay the Obligations in accordance herewith); provided, however, that (i) if such payment is rescinded or otherwise recovered from such Lender in whole or in part, such purchase shall be rescinded and the purchase price therefor shall be returned to such Lender without interest and (ii) such Lender shall, to the fullest extent permitted by applicable Requirements of Law, be able to exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of the applicable Credit Party in the amount of such participation.  If a Non-Funding Lender receives any such payment as described in the previous sentence, such Lender shall turn over such payments to Agent in an amount that would satisfy the cash collateral requirements set forth in subsection 1.11(e).

9.12     Counterparts; Facsimile Signature.  This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.  Delivery of an executed signature page of this Agreement by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.

9.13     Severability.  The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

9.14     Captions.  The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

9.15     Independence of Provisions.  The parties hereto acknowledge that this Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters, and that such limitations, tests and measurements are cumulative and must each be performed, except as expressly stated to the contrary in this Agreement.

9.16     Interpretation.  This Agreement is the result of negotiations among and has been reviewed by counsel to Credit Parties, Agent, each Lender and other parties hereto, and is the product of all parties hereto.  Accordingly, this Agreement and the other Loan Documents shall not be construed against the Lenders or Agent merely because of Agent’s or Lenders’ involvement in the preparation of such documents and agreements.  Without limiting the generality of the foregoing, each of the parties hereto has had the advice of counsel with respect to Sections 9.18 and 9.19.

9.17     No Third Parties Benefited.  This Agreement is made and entered into for the sole protection and legal benefit of the Borrower, the Lenders, Agent and, subject to the provisions of Section 8.11, each other Secured Party, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.  Neither Agent nor any Lender shall have any obligation to any Person not a party to this Agreement or the other Loan Documents.

9.18     Governing Law and Jurisdiction.

(a)                                 Governing Law.  The laws of the State of New York shall govern all matters arising out of, in connection with or relating to this Agreement, including, without limitation, its validity, interpretation, construction, performance and enforcement (including, without limitation, any claims sounding in contract or tort law arising out of the subject matter hereof and any determinations with respect to post-judgment interest).

(b)                                 Submission to Jurisdiction.  Any legal action or proceeding with respect to any Loan Document shall be brought exclusively in the courts of the State of New York located in the City of New York, Borough of Manhattan, or of the United States of America for the Southern District of New York and, by execution and delivery of this Agreement, the Borrower and each other Credit Party executing this Agreement hereby accepts for itself and in respect of its Property, generally and unconditionally, the jurisdiction of the aforesaid courts; provided that nothing in this Agreement shall limit the right of Agent to commence any proceeding in the federal or state courts of any other jurisdiction to the extent Agent determines that such action is necessary or appropriate to exercise its rights or remedies under the Loan Documents.  The parties hereto (and, to the extent set forth in any other Loan Document, each other Credit Party) hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions.

(c)                                  Service of Process.  Each Credit Party hereby irrevocably waives personal service of any and all legal process, summons, notices and other documents and other service of process of any kind and consents to such service in any suit, action or proceeding brought in the United States of America with respect to or otherwise arising out of or in connection with any Loan Document by any means permitted by applicable Requirements of Law, including by the mailing thereof (by registered or certified mail, postage prepaid) to the address of the Borrower specified herein (and shall be effective when such mailing shall be effective, as provided therein).  Each Credit Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(d)                                 Non-Exclusive Jurisdiction.  Nothing contained in this Section 9.18 shall affect the right of Agent or any Lender to serve process in any other manner permitted by applicable Requirements of Law or commence legal proceedings or otherwise proceed against any Credit Party in any other jurisdiction.

9.19     Waiver of Jury Trial.  THE PARTIES HERETO, TO THE EXTENT PERMITTED BY LAW, WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO, THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ANY OTHER TRANSACTION CONTEMPLATED HEREBY AND THEREBY.  THIS WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE.

9.20     Entire Agreement; Release; Survival.

(a)                                 THE LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT OF THE PARTIES AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS RELATING TO THE SUBJECT MATTER THEREOF AND ANY PRIOR LETTER OF INTEREST, COMMITMENT LETTER, CONFIDENTIALITY AND SIMILAR AGREEMENTS INVOLVING ANY CREDIT PARTY AND ANY LENDER OR ANY OF THEIR RESPECTIVE AFFILIATES RELATING TO A FINANCING OF SUBSTANTIALLY SIMILAR FORM, PURPOSE OR EFFECT OTHER THAN THE FEE LETTER. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THIS AGREEMENT AND ANY OTHER LOAN DOCUMENT, THE TERMS OF THIS AGREEMENT SHALL GOVERN (UNLESS OTHERWISE EXPRESSLY STATED IN SUCH OTHER LOAN DOCUMENTS OR SUCH TERMS OF SUCH OTHER LOAN DOCUMENTS ARE NECESSARY TO COMPLY WITH APPLICABLE REQUIREMENTS OF LAW, IN WHICH CASE SUCH TERMS SHALL GOVERN TO THE EXTENT NECESSARY TO COMPLY THEREWITH).

(b)                                 Execution of this Agreement by the Credit Parties constitutes a full, complete and irrevocable release of any and all claims which each Credit Party may have at law or in equity in respect of all prior discussions and understandings, oral or written, relating to the subject matter of this Agreement and the other Loan Documents.  In no event shall any Indemnitee be liable on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings).  Each of Borrower and each other Credit Party signatory hereto hereby waives, releases and agrees (and shall cause each other Credit Party to waive, release and agree) not to sue upon any such claim for any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(c)                                  (i) Any indemnification or other protection provided to any Indemnitee pursuant to this Section 9.20, Sections 9.5 (Costs and Expenses), and 9.6 (Indemnity), and Article VIII (Agent) and Article X (Taxes, Yield Protection and Illegality), and (ii) the provisions of Section 8.1 of the Guaranty and Security Agreement, in each case, shall (x) survive the termination of the Commitments and the payment in full of all other Obligations and (y) with respect to clause (i) above, inure to the benefit of any Person that at any time held a right thereunder (as an Indemnitee or otherwise) and, thereafter, its successors and permitted assigns.

9.21     Patriot Act.  Each Lender that is subject to the Patriot Act hereby notifies the Credit Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Lender to identify each Credit Party in accordance with the Patriot Act.

9.22     Replacement of Lender.  Within forty-five days after: (i) receipt by the Borrower of written notice and demand from any Lender (an “Affected Lender”) for payment of additional costs as provided in Sections 10.1, 10.3 and/or 10.6; or (ii) any failure by any Lender (other than Agent or an Affiliate of Agent) to consent to a requested amendment, waiver or modification to any Loan Document in which Required Lenders have already consented to such amendment, waiver or modification but the consent of each Lender (or each Lender directly affected thereby, as applicable) is required with respect thereto, the Borrower may, at its option, notify Agent and such Affected Lender (or such non-consenting Lender) of the Borrower’s intention to obtain, at the Borrower’s expense, a replacement Lender (“Replacement Lender”) for such Affected Lender (or such non-consenting Lender), which Replacement Lender shall be reasonably satisfactory to Agent.  In the event the Borrower obtains a Replacement Lender within forty-five (45) days following notice of its intention to do so, the Affected Lender (or such non-consenting Lender) shall sell and assign its Loans and Commitments to such Replacement Lender, at par, provided that the Borrower has reimbursed such Affected Lender for its increased costs for which it is entitled to reimbursement under this Agreement through the date of such sale and assignment.  In the event that a replaced Lender does not execute an Assignment pursuant to Section 9.9 within five (5) Business Days after receipt by such replaced Lender of notice of replacement pursuant to this Section 9.22 and presentation to such replaced Lender of an Assignment evidencing an assignment pursuant to this Section 9.22, the Borrower shall be entitled (but not obligated) to execute such an Assignment on behalf of such replaced Lender, and any such Assignment so executed by the Borrower, the Replacement Lender and Agent, shall be effective for purposes of this Section 9.22 and Section 9.9.  Notwithstanding the foregoing, with respect to a Lender that is a Non-Funding Lender or an Impacted Lender, Agent may, but shall not be obligated to, obtain a Replacement Lender and execute an Assignment on behalf of such Non-Funding Lender or Impacted Lender at any time with three (3) Business’ Days prior notice to such Lender (unless notice is not practicable under the circumstances) and cause such Lender’s Loans and Commitments to be sold and assigned, in whole or in part, at par.  Upon any such assignment and payment and compliance with the other provisions of Section 9.9, such replaced Lender shall no longer constitute a “Lender” for purposes hereof; provided, any rights of such replaced Lender to indemnification hereunder shall survive.

9.23     Joint and Several.  The obligations of the Credit Parties hereunder and under the other Loan Documents are joint and several.  Without limiting the generality of the foregoing, reference is hereby made to Article II of the Guaranty and Security Agreement, to which the obligations of Borrower and the other Credit Parties are subject.

9.24     Creditor-Debtor Relationship.  The relationship between Agent and each Lender, on the one hand, and the Credit Parties, on the other hand, is solely that of creditor and debtor.  No Secured Party has any fiduciary relationship or duty to any Credit Party arising out of or in connection with, and there is no agency, tenancy or joint venture relationship between the Secured Parties and the Credit Parties by virtue of, any Loan Document or any transaction contemplated therein.

9.25     Continued Effectiveness; No Novation.  Anything contained herein to the contrary notwithstanding, this Agreement is not intended to and shall not serve to effect a novation of the Obligations under the Original Credit Agreement.  Instead, it is the express intention of the parties hereto to reaffirm the indebtedness created under the Original Credit Agreement which is evidenced by the notes provided for therein and secured by the Collateral.  Borrower acknowledges and confirms that it has no defense, set off, claim or counterclaim arising prior to the Restatement Effective Date against the Agent and the Lenders with regard to the indebtedness, liabilities and obligations created under the Original Credit Agreement and the liens and security interests granted pursuant to the Loan Documents secure the indebtedness, liabilities and obligations of each Credit Party to the Agent and the Lenders under the Original Credit Agreement, as amended and restated hereby, and that the term “Obligations” as used in the Loan Documents (or any other term used therein to describe or refer to the indebtedness, liabilities and obligations of the Borrower to the Agent and the Lenders) includes, without limitation, the indebtedness, liabilities and obligations of the Borrower under this Agreement, as the same further may be amended, modified, supplemented and/or restated from time to time.  The Loan Documents and all agreements, instruments and documents executed or delivered in connection with any of the foregoing shall each be deemed to be amended to the extent necessary to give effect to the provisions of this Section.  All references in the Loan Documents to the “Obligations” of the Credit Parties owing from time to time and at any time to Agent and the Lenders or other Secured Parties shall be deemed to refer to, without limitation, the “Obligations” of the Borrower under, pursuant to and as defined in this Agreement.  All references in the Loan Documents to the “Credit Agreement” shall be deemed to refer to this Agreement.  All references in the Loan Documents to the “Loan Documents” shall be deemed to refer to the “Loan Documents” as defined herein.  All references in the Loan Documents entered into prior to the Restatement Effective Date to (i) the “Borrower” shall be deemed to refer to the “Borrower” under, pursuant to and as defined in this Agreement and (ii) “Lender” shall be deemed to refer to the “Agent” under, pursuant to and as defined in this Agreement.  Cross-references in the Loan Documents to particular section numbers in the Original Credit Agreement shall be deemed to be cross-references to the corresponding sections, as applicable, of this Agreement.  Concurrently with the closing of this Agreement, Borrower shall pay, at par, the entire principal amount of the outstanding Loans held by each Replaced Lender and all accrued and unpaid interest owing to such Replaced Lender, in each case, as of the Restatement Effective Date.  Notwithstanding anything to the contrary set forth in the Original Credit Agreement, the Lenders party hereto agree and consent to such repayment to each Replaced Lender to the extent such Lenders are “Lenders” under the Original Credit Agreement.  Upon repayment of its Loans as set forth in this Section 9.25, each Replaced Lender shall cease to be a Lender under this Agreement and the other Loan Documents, and this Agreement shall be effectuated by the remaining Lenders under the Original Credit Agreement signatory hereto.

ARTICLE X

TAXES, YIELD PROTECTION AND ILLEGALITY

10.1     Taxes.

(a)                                 Except as otherwise provided in this Section 10.1, each payment by any Credit Party under any Loan Document shall be made free and clear of all present or future taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto (and without deduction for any of them) (collectively, but excluding Excluded Taxes, the “Taxes”).

(b)                                 If any Taxes shall be required by any Requirement of Law to be deducted from or in respect of any amount payable under any Loan Document to any Secured Party (i) such amount shall be increased as necessary to ensure that, after all required deductions for Taxes are made (including deductions applicable to any increases to any amount under this Section 10.1), such Secured Party receives the amount it would have received had no such deductions been made, (ii) the relevant Credit Party shall make such deductions, (iii) the relevant Credit Party shall timely pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable Requirements of Law and (iv) within 30 days after such payment is made, the relevant Credit Party shall deliver to Agent an original or certified copy of a receipt evidencing such payment or other evidence of payment reasonably satisfactory to Agent.

(c)                                  In addition, the Borrower agrees to pay, and authorize Agent to pay in their name, any stamp, documentary, excise or property tax, charges or similar levies imposed by any applicable Requirement of Law or Governmental Authority and all Liabilities with respect thereto (including by reason of any delay in payment thereof), in each case arising from the execution, delivery or registration of, or otherwise with respect to, any Loan Document or any transaction contemplated therein (collectively, “Other Taxes”).  Within 30 days after the date of any payment of Taxes or Other Taxes by any Credit Party, the Borrower shall furnish to Agent, at its address referred to in Section 9.2, the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment reasonably satisfactory to Agent.

(d)                                 The Borrower shall reimburse and indemnify, within 30 days after receipt of demand therefor (with copy to Agent), each Secured Party for all Taxes and Other Taxes (including any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 10.1) paid by such Secured Party and any Liabilities arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted.  A certificate of the Secured Party (or of Agent on behalf of such Secured Party) claiming any compensation under this clause (d), setting forth the amounts to be paid thereunder and delivered to the Borrower with copy to Agent, shall be conclusive, binding and final for all purposes, absent manifest error.  In determining such amount, Agent and such Secured Party may use any reasonable averaging and attribution methods.

(e)                                  Any Lender claiming any additional amounts payable pursuant to this Section 10.1 shall use its reasonable efforts (consistent with its internal policies and Requirements of Law) to change the jurisdiction of its Lending Office if such a change would reduce any such additional amounts (or any similar amount that may thereafter accrue) and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

(f)                                   (i)                                     Each Non-U.S. Lender Party that, at any of the following times, is entitled to an exemption from United States withholding tax or, after a change in any Requirement of Law, is subject to such withholding tax at a reduced rate under an applicable tax treaty, shall (w) on or prior to the date such Non-U.S. Lender Party becomes a “Non-U.S. Lender Party” hereunder, (x) on or prior to the date on which any such form or certification expires or becomes obsolete, (y) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this clause (i) and (z) from time to time if requested by the Borrower or Agent (or, in the case of a participant or SPV, the relevant Lender), provide Agent and the Borrower (or, in the case of a participant or SPV, the relevant Lender) with two completed originals of each of the following, as applicable:  (A) Forms W-8ECI (claiming exemption from U.S. withholding tax because the income is effectively connected with a U.S. trade or business), W-8BEN (claiming exemption from, or a reduction of, U.S. withholding tax under an income tax treaty) and/or W-8IMY (together with appropriate forms, certifications and supporting statements) or any successor forms, (B) in the case of a Non-U.S. Lender Party claiming exemption under Sections 871(h) or 881(c) of the Code, Form W-8BEN (claiming exemption from U.S. withholding tax under the portfolio interest exemption) or any successor form and a certificate in form and substance acceptable to Agent that such Non-U.S. Lender Party is not (1) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code or (3) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code or (C) any other applicable document prescribed by the IRS certifying as to the entitlement of such Non-U.S. Lender Party to such exemption from United States withholding tax or reduced rate with respect to all payments to be made to such Non-U.S. Lender Party under the Loan Documents.  Unless the Borrower and Agent have received forms or other documents satisfactory to them indicating that payments under any Loan Document to or for a Non-U.S. Lender Party are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Credit Parties and Agent shall withhold amounts required to be withheld by applicable Requirements of Law from such payments at the applicable statutory rate.

(ii)                                  Each U.S. Lender Party shall (A) on or prior to the date such U.S. Lender Party becomes a “U.S. Lender Party” hereunder, (B) on or prior to the date on which any such form or certification expires or becomes obsolete, (C) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this clause (f) and (D) from time to time if requested by the Borrower or Agent (or, in the case of a participant or SPV, the relevant Lender), provide Agent and the Borrower (or, in the case of a participant or SPV, the relevant Lender) with two completed originals of Form W-9 (certifying that such U.S. Lender Party is entitled to an exemption from U.S. backup withholding tax) or any successor form.

(iii)                               Each Lender having sold a participation in any of its Obligations or identified an SPV as such to Agent shall collect from such participant or SPV the documents described in this clause (f) and provide them to Agent.

(iv)                              If a payment made to a Non-U.S. Lender Party would be subject to United States federal withholding tax imposed by FATCA if such Non-U.S. Lender Party fails to comply with the applicable reporting requirements of FATCA, such Non-U.S. Lender Party shall deliver to Agent and Borrower any documentation under any Requirement of Law or reasonably requested by Agent or Borrower sufficient for Agent or Borrower to comply with their obligations under FATCA and to determine that such Non-U.S. Lender has complied with such applicable reporting requirements.

10.2     Illegality.  If after the date hereof any Lender shall determine that the introduction of any Requirement of Law, or any change in any Requirement of Law or in the interpretation or administration thereof, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to make LIBOR Loans, then, on notice thereof by such Lender to the Borrower through Agent, the obligation of that Lender to make LIBOR Loans shall be suspended until such Lender shall have notified Agent and the Borrower that the circumstances giving rise to such determination no longer exists.

(a)                                 Subject to clause (c) below, if any Lender shall determine that it is unlawful to maintain any LIBOR Loan, the Borrower shall prepay in full all LIBOR Loans of such Lender then outstanding, together with interest accrued thereon, either on the last day of the Interest Period thereof if such Lender may lawfully continue to maintain such LIBOR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBOR Loans, together with any amounts required to be paid in connection therewith pursuant to Section 10.4.

(b)                                 If the obligation of any Lender to make or maintain LIBOR Loans has been terminated, the Borrower may elect, by giving notice to such Lender through Agent that all Loans which would otherwise be made by any such Lender as LIBOR Loans shall be instead Base Rate Loans.

(c)                                  Before giving any notice to Agent pursuant to this Section 10.2, the affected Lender shall designate a different Lending Office with respect to its LIBOR Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Lender, be illegal or otherwise disadvantageous to the Lender.

10.3     Increased Costs and Reduction of Return.

(a)                                 If any Lender shall determine that, due to either (i) the introduction of, or any change in, or in the interpretation of, any Requirement of Law or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in the case of either clause (i) or (ii) subsequent to the date hereof, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any LIBOR Loans, then the Borrower shall be liable for, and shall from time to time, within thirty (30) days of demand therefor by such Lender (with a copy of such demand to Agent), pay to Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs; provided, that the Borrower shall not be required to compensate any Lender pursuant to this subsection 10.3(a) for any increased costs incurred more than 180 days prior to the date that such Lender notifies the Borrower, in writing of the increased costs and of such Lender’s intention to claim compensation thereof; provided, further, that if the circumstance giving rise to such increased costs is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(b)                                 If any Lender shall have determined that:

(i)                                     the introduction of any Capital Adequacy Regulation;

(ii)                                  any change in any Capital Adequacy Regulation;

(iii)                               any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof; or

(iv)                              compliance by such Lender (or its Lending Office) or any entity controlling the Lender, with any Capital Adequacy Regulation;

affects the amount of capital required or expected to be maintained by such Lender or any entity controlling such Lender and (taking into consideration such Lender’s or such entities’ policies with respect to capital adequacy and such Lender’s desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment(s), loans, credits or obligations under this Agreement, then, within thirty (30) days of demand of such Lender (with a copy to Agent), the Borrower shall pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender (or the entity controlling the Lender) for such increase; provided, that the Borrower shall not be required to compensate any Lender pursuant to this subsection 10.3(b) for any amounts incurred more than 180 days prior to the date that such Lender notifies the Borrower, in writing of the amounts and of such Lender’s intention to claim compensation thereof; provided, further, that if the event giving rise to such increase is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(c)                                  Notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith shall be deemed to be a change in a Requirement of Law under subsection (a) above and/or a change in a Capital Adequacy Regulation under subsection (b) above, as applicable, regardless of the date enacted, adopted or issued.

10.4     Funding Losses.  The Borrower agrees to reimburse each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of:

(a)                                 the failure of the Borrower to make any payment or mandatory prepayment of principal of any LIBOR Loan (including payments made after any acceleration thereof);

(b)                                 the failure of the Borrower to borrow, continue or convert a Loan after the Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation;

(c)                                  the failure of the Borrower to make any prepayment after the Borrower has given a notice in accordance with Section 1.7;

(d)                                 the prepayment (including pursuant to Section 1.8) of a LIBOR Loan on a day which is not the last day of the Interest Period with respect thereto; or

(e)                                  the conversion pursuant to Section 1.6 of any LIBOR Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained; provided that, with respect to the expenses described in clauses (d) and (e) above, such Lender shall have notified Agent of any such expense within two (2) Business Days of the date on which such expense was incurred.  Solely for purposes of calculating amounts payable by the Borrower to the Lenders under this Section 10.4 and under subsection 10.3(a): each LIBOR Loan made by a Lender (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR used in determining the interest rate for such LIBOR Loan by a matching deposit or other borrowing in the interbank Eurodollar market for a comparable amount and for a comparable period, whether or not such LIBOR Loan is in fact so funded.

10.5     Inability to Determine Rates.  If Agent shall have determined in good faith that for any reason adequate and reasonable means do not exist for ascertaining the LIBOR for any requested Interest Period with respect to a proposed LIBOR Loan or that the LIBOR applicable pursuant to subsection 1.3(a) for any requested Interest Period with respect to a proposed LIBOR Loan does not adequately and fairly reflect the cost to the Lenders of funding or maintaining such Loan, Agent will forthwith give notice of such determination to the Borrower and each Lender.  Thereafter, the obligation of the Lenders to make or maintain LIBOR Loans hereunder shall be suspended until Agent revokes such notice in writing.  Upon receipt of such notice, the Borrower may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it.  If the Borrower does not revoke such notice, the Lenders shall make, convert or continue the Loans, as proposed by the Borrower, in the amount specified in the applicable notice submitted by the Borrower, but such Loans shall be made, converted or continued as Base Rate Loans.

10.6     Reserves on LIBOR Loans.  The Borrower shall pay to each Lender, as long as such Lender shall be required under regulations of the Federal Reserve Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional costs on the unpaid principal amount of each LIBOR Loan equal to actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), payable on each date on which interest is payable on such Loan provided the Borrower shall have received at least fifteen (15) days’ prior written notice

(with a copy to Agent) of such additional interest from the Lender.  If a Lender fails to give notice fifteen (15) days prior to the relevant Interest Payment Date, such additional interest shall be payable fifteen (15) days from receipt of such notice.

10.7     Certificates of Lenders.  Any Lender claiming reimbursement or compensation pursuant to this Article X shall deliver to the Borrower (with a copy to Agent) a certificate setting forth in reasonable detail the amount payable to such Lender hereunder and such certificate shall be conclusive and binding on the Borrower in the absence of manifest error.

ARTICLE XI

DEFINITIONS

11.1     Defined Terms.  Terms defined in other Sections or subsections of this Agreement shall have the respective meanings ascribed thereto in such other Sections and subsections.  In addition to the terms defined elsewhere in this Agreement, the following terms have the following meanings:

“Account” means, as at any date of determination, all “accounts” (as such term is defined in the UCC) of the Borrower and its Subsidiaries, including, without limitation, the unpaid portion of the obligation of a customer of the Borrower or any of its Subsidiaries in respect of Inventory purchased by and shipped to such customer and/or the rendition of services by the Borrower or such Subsidiary, as stated on the respective invoice of the Borrower or such Subsidiary, net of any credits, rebates or offsets owed to such customer.

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of fifty percent (50%) of the Stock and Stock Equivalents of any Person or otherwise causing any Person to become a Subsidiary of the Borrower, or (c) a merger or consolidation or any other combination with another Person.

“Affiliate” means, with respect to any Person, each officer, director, general partner or joint-venturer of such Person and any other Person that directly or indirectly Controls, is Controlled by, or is under common Control with, such Person.

“Agent” means GE Capital in its capacity as administrative agent for the Lenders hereunder, and any successor administrative agent.

“Aggregate Revolving Loan Commitment” means the combined Revolving Loan Commitments of the Lenders, which shall initially be in the amount of $12,534,668.47, as such amount may be reduced from time to time pursuant to this Agreement.

“Applicable Margin” means with respect to Revolving Loans and the Term Loan: (i) if a Base Rate Loan, four and one-half percent (4.50%) per annum and (ii) if a LIBOR Loan, five and one-half percent (5.50%) per annum.

“Approved Fund” means, with respect to any Lender, any Person (other than a natural Person) that (a) (i) is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the Ordinary Course of Business or (ii) temporarily warehouses loans for any Lender or any Person described in clause (i) above and (b) is advised or managed by (i) such Lender, (ii) any Affiliate of such Lender or (iii) any Person (other than an individual) or any Affiliate of any Person (other than an individual) that administers or manages such Lender.

“Assignment” means an assignment agreement entered into by a Lender, as assignor, and any Person, as assignee, pursuant to the terms and provisions of Section 9.9 (with the consent of any party whose consent is required by Section 9.9), accepted by Agent, substantially in the form of Exhibit 11.1(a) or any other form approved by Agent.

“Attorney Costs” means and includes all reasonable fees and disbursements of any law firm or other external counsel.

“Availability” means, as of any date of determination, the amount by which (a) the Maximum Revolving Loan Balance, exceeds (b) the aggregate outstanding principal balance of Revolving Loans.

“Availability Certificate” means a duly completed certificate of the Borrower in substantially the form of Exhibit 11.1(b) hereto.

“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978.

“Base Rate” means, for any day, a rate per annum equal to the highest of (a) the rate last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by Agent) or any similar release by the Federal Reserve Board (as determined by Agent), (b) the sum of 0.50% per annum and the Federal Funds Rate, and (c) the sum of (x) LIBOR calculated for each such day based on an Interest Period of one month determined two (2) Business Days prior to such day (but for the avoidance of doubt, not less than one and one quarter percent (1.25%) per annum), plus (y) the excess of the Applicable Margin for LIBOR Loans over the Applicable Margin for Base Rate Loans, in each instance, as of such day.  Any change in the Base Rate due to a change in any of the foregoing shall be effective on the effective date of such change in the “bank prime loan” rate, the Federal Funds Rate or LIBOR for an Interest Period of three months.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Benefit Plan” means any employee benefit plan as defined in Section 3(3) of ERISA (whether governed by the laws of the United States or otherwise) to which any Credit Party incurs or otherwise has any obligation or liability, contingent or otherwise.

“Books and Records” means all books, records, board minutes, accounting books and records, financial statements and any and all records relating to the Collateral or Borrower’s business.

“Borrowing” means a borrowing hereunder consisting of Loans made to or for the benefit of the Borrower on the same day by the Lenders pursuant to Article I.

“Brentwood Associates” means Brentwood Associates Private Equity IV, L.P.

“Business Day” means any day that is not a Saturday, Sunday or a day on which banks are required or authorized to close in New York City and, when determined in connection with notices and determinations in respect of LIBOR or any LIBOR Loan or any funding, conversion, continuation, Interest Period or payment of any LIBOR Loan, that is also a day on which dealings in Dollar deposits are carried on in the London interbank market.

“Capital Adequacy Regulation” means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any Lender or of any corporation controlling a Lender.

“Capital Expenditures” means, for any Person for any period, the aggregate of all expenditures, whether or not made through the incurrence of Indebtedness, by such Person and its Subsidiaries during such period for the acquisition, leasing (pursuant to a Capital Lease), construction, replacement, repair, substitution or improvement of fixed or capital assets or additions to equipment, in each case required to be capitalized under GAAP on a consolidated balance sheet of such Person. For the avoidance of doubt, it is understood and agreed that “Capital Expenditures” shall include Franchising Acquisitions.

“Capital Lease” means, with respect to any Person, any lease of, or other arrangement conveying the right to use, any property (whether real, personal or mixed) by such Person as lessee that has been or should be accounted for as a capital lease on a balance sheet of such Person prepared in accordance with GAAP.

“Capital Lease Obligations” means, at any time, with respect to any Capital Lease, any lease entered into as part of any sale leaseback transaction of any Person or any synthetic lease, the amount of all obligations of such Person that is (or that would be, if such synthetic lease or other lease were accounted for as a Capital Lease) capitalized on a balance sheet of such Person prepared in accordance with GAAP.

“Cash Equivalents” means (a) any readily-marketable securities (i) issued by, or directly, unconditionally and fully guarantied or insured by the United States federal government or (ii) issued by any agency of the United States federal government the obligations of which are fully backed by the full faith and credit of the United States federal government, (b) any readily-marketable direct obligations issued by any other agency of the United States federal government, any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case having a rating of at least “A-1” from S&P or at least “P-1” from Moody’s, (c) any commercial paper rated at least “A-1” by S&P or “P-1” by Moody’s and issued by any Person organized under the laws of any state of the United States, (d)

any Dollar-denominated time deposit, insured certificate of deposit, overnight bank deposit or bankers’ acceptance issued or accepted by (i) any Lender or (ii) any commercial bank that is (A) organized under the laws of the United States, any state thereof or the District of Columbia, (B) “adequately capitalized” (as defined in the regulations of its primary federal banking regulators) and (C) has Tier 1 capital (as defined in such regulations) in excess of $250,000,000 and (e) shares of any United States money market fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clause (a), (b), (c) or (d) above with maturities as set forth in the proviso below, (ii) has net assets in excess of $500,000,000 and (iii) has obtained from either S&P or Moody’s the highest rating obtainable for money market funds in the United States; provided, however, that the maturities of all obligations specified in any of clauses (a), (b), (c) or (d) above shall not exceed 365 days.

“Change of Control” means (a) the Investor Group shall cease to, directly or indirectly, own more than 50% of the outstanding Stock of Holdings on a fully diluted basis and Control Holdings; (b) Holdings shall cease to (i) own 100%, directly or indirectly through a wholly-owned Subsidiary that becomes a Credit Party, of each class of the outstanding Stock of Borrower and Soho or (ii) Control each of Borrower and Soho; or (c) Borrower shall cease to own 100%, directly or indirectly through a wholly-owned Subsidiary that becomes a Credit Party, of all Stock of each Subsidiary Guarantor (other than Soho) and Control each Subsidiary Guarantor (other than Soho).

“Code” means the Internal Revenue Code of 1986.

“Collateral” means all real and personal property, tangible and intangible, as to which Lender is granted a Lien pursuant to any of the Loan Documents and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that at any time becomes subject to a Lien in favor of Lender pursuant to the Loan Documents, with references to the Collateral to include all or any portion of or interest in any of the Collateral.

“Collateral Documents” means, collectively, the Guaranty and Security Agreement, the Mortgages, each Control Agreement and all other security agreements, pledge agreements, patent and trademark security agreements, lease assignments, guaranties and other similar agreements, and all amendments, restatements, modifications or supplements thereof or thereto, by or between any one or more of any Credit Party, any of their respective Subsidiaries or any other Person pledging or granting a lien on Collateral or guarantying the payment and performance of the Obligations, and any Lender or Agent for the benefit of Agent, the Lenders and other Secured Parties now or hereafter delivered to the Lenders or Agent pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter filed in accordance with the UCC or comparable law) against any such Person as debtor in favor of any Lender or Agent for the benefit of Agent, the Lenders and the other Secured Parties, as secured party, as any of the foregoing may be amended, restated and/or modified from time to time.

“Commitment” means, for each Lender, the sum of its Revolving Loan Commitment and Term Loan Commitment.

“Commitment Percentage” means, as to any Lender, the percentage equivalent of such Lender’s Revolving Loan Commitment, or Term Loan Commitment divided by the Aggregate Revolving Loan Commitment or Aggregate Term Loan Commitment, as applicable; provided that after the Term Loan has been funded, Commitment Percentages shall be determined for the Term Loan by reference to the outstanding principal balance thereof as of any date of determination rather than the Commitments therefor; provided, further, that following acceleration of the Loans, such term means, as to any Lender, the percentage equivalent of the principal amount of the Loans held by such Lender, divided by the aggregate principal amount of the Loans held by all Lenders.

“Consulting Fees” means the fees payable pursuant to that certain Second Amended and Restated Consulting Agreement dated as of March 22, 2011, as the same may be amended, supplemented or modified from time to time, between Holdings and Greg Dollarhyde, subject to the limitations set forth in Section 5.7.

“Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person:  (a) with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (b) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (c) under any Rate Contracts; (d) to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement; or (e) for the obligations of another Person through any agreement to purchase, repurchase or otherwise acquire such obligation or any Property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another Person.  The amount of any Contingent Obligation shall be equal to the amount of the obligation so guarantied or otherwise supported or, if not a fixed and determined amount, the maximum amount so guarantied or supported.

“Contractual Obligations” means as to any Person, any provision of any security issued by such Person or of any agreement, instrument, or other undertaking (other than a Loan Document) to which such Person is a party or by which it or any of its property is bound or to which any of its property is subject.

“Control” and “Controlled” as used in the definition of “Affiliate” and in the definition of “Change of Control,” means and refers to the possession of either (a) the power to vote, or the beneficial ownership of, 10% or more of any class of voting securities (or other ownership interests) of such Person; or (b) the power to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Control Agreement” means, with respect to any deposit account, securities account, commodity account, securities entitlement or commodity contract, an agreement, in form and substance reasonably satisfactory to Agent, among Agent, the financial institution or other Person at which such account is maintained or with which such entitlement or contract is carried and the Credit Party maintaining such account, effective to grant “control” (within the meaning of Articles 8 and 9 under the applicable UCC) over such account to Agent.

“Conversion Date” means any date on which the Borrower converts a Base Rate Loan to a LIBOR Loan or a LIBOR Loan to a Base Rate Loan.

“Converted Revolving Loan Installment Amount” means, as of any date of determination, with respect to each Converted Revolving Loan, an amount equal to one and one-quarter percent (1.25%) of the aggregate principal amount of such Converted Revolving Loan at the time of its conversion into the Term Loan.

“Copyrights” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to copyrights and all mask work, database and design rights, whether or not registered or published, all registrations and recordations thereof and all applications in connection therewith.

“Credit Parties” means Holdings, the Borrower and each other Person (i) which executes a guaranty of the Obligations, (ii) which grants a Lien on all or substantially all of its assets to secure payment of the Obligations and (iii) all of the Stock of which is pledged to Agent for the benefit of the Secured Parties.

“Default” means any event or circumstance that, with the passing of time or the giving of notice, or both, would (if not cured or otherwise remedied during such time) become an Event of Default.

“Default Rate” means a per annum interest rate equal to 2% in excess of the Variable Rate applicable at the time such Default Rate is being determined; provided, however, that the Default Rate shall in no event exceed the highest rate for which Borrower may legally contract.

“Disposition” means (a) the Sale, lease, conveyance or other disposition of Property, other than sales or other dispositions expressly permitted under subsections 5.12(c) and 5.12(f), and (b) the sale or transfer by the Borrower or any Subsidiary of the Borrower of any Stock or Stock Equivalent issued by any Subsidiary of the Borrower and held by such transferor Person.

“Dollars,” “dollars” and “$” each mean lawful money of the United States of America.

“EBITDA” means the sum, for each Measurement Period, of (a) net income, (b) plus interest expense, (c) plus income taxes, (d) plus depreciation and amortization, (e) plus Other Permitted Add-Backs, (f) less non-recurring miscellaneous income, as reasonably determined for Borrower and the Subsidiary Guarantors on a consolidated basis, and (g) plus non-cash charges and non-recurring miscellaneous expenses each as reasonably determined for Borrower and the Subsidiary Guarantors on a consolidated basis.

“EBITDAR” means the sum, for the applicable Measurement Period, of EBITDA and Operating Lease Expenses.

“Effective Funded Debt” means the sum of (a) the outstanding principal balance, as at the end of the applicable Measurement Period, of all Senior Indebtedness of Borrower and the

Subsidiary Guarantors determined on a consolidated basis, including Capital Leases and the outstanding balances of any revolving lines of credit; and (b) all Operating Lease Expenses, including rent payments, for such Measurement Period, multiplied by 8.00.

“Effective Leverage Ratio” means the ratio, as of the last day of the relevant Measurement Period, of Effective Funded Debt to EBITDAR.

“Electronic Transmission” means each document, instruction, authorization, file, information and any other communication transmitted, posted or otherwise made or communicated by e-mail or E-Fax, or otherwise to or from an E-System.

“Environmental Laws” means all Requirements of Law and Permits imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources, including CERCLA, the SWDA, the Hazardous Materials Transportation Act (49 U.S.C. §§ 5101 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. §§ 136 et seq.), the Toxic Substances Control Act (15 U.S.C. §§ 2601 et seq.), the Clean Air Act (42 U.S.C. §§ 7401 et seq.), the Federal Water Pollution Control Act (33 U.S.C. §§ 1251 et seq.), the Occupational Safety and Health Act (29 U.S.C. §§ 651 et seq.), the Safe Drinking Water Act (42 U.S.C. §§ 300(f) et seq.), all regulations promulgated under any of the foregoing, all analogous Requirements of Law and Permits and any environmental transfer of ownership notification or approval statutes.

“Environmental Liabilities” means all Liabilities (including costs of Remedial Actions, natural resource damages and costs and expenses of investigation and feasibility studies) that may be imposed on, incurred by or asserted against any Credit Party as a result of, or related to, any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law or otherwise, arising under any Environmental Law or in connection with any environmental, health or safety condition or with any Release and resulting from the ownership, lease, sublease or other operation or occupation of property by any Credit Party, whether on, prior or after the date hereof.

“ERISA” means the United States Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means, collectively, any Credit Party, and any Person under common control, or treated as a single employer, with any Credit Party, within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“ERISA Event” means any of the following: (a) a reportable event described in Section 4043(c) of ERISA (other than any such event with respect to which the 30-day notice requirement has been duly waived under the applicable regulations) with respect to a Title IV Plan, (b) the withdrawal of any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA, (c) the complete or partial withdrawal of any ERISA Affiliate from any Multiemployer Plan, (d) with respect to any Multiemployer Plan, the filing of a notice of reorganization, insolvency or termination (or treatment of a plan amendment as termination) under Section 4041A of ERISA, (e) the filing of a notice of intent to terminate a Title IV Plan (or treatment of a plan amendment as termination) under Section 4041 of ERISA, (f) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC, (g) the failure to make any required contribution to any Title IV Plan or Multiemployer Plan when due, (h) the imposition of a lien under Section 412 of the Code or Section 302 or 4068 of ERISA on any property (or rights to property, whether real or personal) of any ERISA Affiliate, (i) the failure of a Benefit Plan or any trust thereunder intended to qualify for tax exempt status under Section 401 or 501 of the Code to qualify thereunder and (j) any other event or condition that would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of any liability upon any ERISA Affiliate under Title IV of ERISA other than for PBGC premium’s due but not delinquent.

“Event of Loss” means, with respect to any Property, any of the following: (a) any loss, destruction or damage of such Property; (b) any pending or threatened institution of any proceedings for the condemnation or seizure of such Property or for the exercise of any right of eminent domain; or (c) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such Property, or confiscation of such Property or the requisition of the use of such Property.

“Excess Cash Flow” will be equal to, with respect to any Measurement Period the sum, of (a) EBITDA, less (b) decreases in working capital, less (c) the sum of scheduled amortization of indebtedness paid in cash, interest expense paid in cash, voluntary prepayments of the Term Loan and Revolving Loans to the extent that they were applied to the scheduled installments in the same order as mandatory prepayments from Excess Cash Flow, unfinanced Capital Expenditures, increases in working capital, and income and franchise taxes paid in cash, less (d) other expenses paid in cash solely to the extent added back to net income in determining EBITDA for such period.

“Excluded Capital Expenditures” means all Capital Expenditures (a) constituting permitted reinvestments of Net Proceeds permitted by Section 1.8; (b) made by Borrower or any Subsidiary as a tenant in leasehold improvements, to the extent fully reimbursed (or expected to be reimbursed) by the landlord within 180 days after such expenditure was made (provided that to the extent such expenditure is not fully reimbursed within such 180 day period, such Capital Expenditures shall no longer be Excluded Capital Expenditures); and (c) made with Net Proceeds not otherwise required to be prepaid pursuant to Section 1.8.

“Excluded Equity Issuance” means Net Issuance Proceeds resulting from the issuance of (a) Stock or Stock Equivalents by Holdings to management or employees of a Credit Party under any employee stock option or stock purchase plan or other employee benefits plan in existence from time to time, (b) Stock or Stock Equivalents by a Wholly-Owned Subsidiary of the Borrower to the Borrower or another Wholly-Owned Subsidiary of the Borrower constituting an Investment permitted hereunder, (c) Stock or Stock Equivalents by a Wholly-Owned Subsidiary of Holdings to Holdings or another Wholly-Owned Subsidiary of Holdings constituting an Investment permitted hereunder, and (d) so long as no Event of Default has occurred and is continuing or would result therefrom, Stock or Stock Equivalents by Holdings or ZILLC to Brentwood Associates or any other equityholder of Holdings or ZILLC as of the Restatement Effective Date.

“Excluded Tax” means with respect to any Secured Party (a) taxes measured by net income (including branch profit taxes) and franchise taxes imposed in lieu of net income taxes, in each case imposed on any Secured Party as a result of a present or former connection between such Secured Party and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than such connection arising solely from any Secured Party having executed, delivered or performed its obligations or received a payment under, or enforced, any Loan Document); (b) withholding taxes to the extent that the obligation to withhold amounts existed on the date that such Person became a “Secured Party” under this Agreement in the capacity under which such Person makes a claim under Section 10.1(b) or designates a new Lending Office, except in each case to the extent such Person is a direct or indirect assignee (other than pursuant to Section 9.22) of any other Secured Party that was entitled, at the time the assignment to such Person became effective, to receive additional amounts under Section 10.1(b); (c) taxes that are directly attributable to the failure (other than as a result of a change in any Requirement of Law) by any Secured Party to deliver the documentation required to be delivered pursuant to Section 10.1(f), and (d) in the case of a Non-U.S. Lender Party, any United States federal withholding taxes imposed on amounts payable to such Non-U.S. Lender Party as a result of such Non-U.S. Lender Party’s failure to comply with FATCA to establish a complete exemption from withholding thereunder.

“Extraordinary Equity Issuances” means any issuance of Stock or Stock Equivalents by Holdings (a) which does not constitute an Excluded Equity Issuance and (b) the Net Proceeds of which (i) are used for growth-related Capital Expenditures and (y) do not to exceed $3,000,000 in the aggregate for all such issuances.

“E-Fax” means any system used to receive or transmit faxes electronically.

“E-Signature” means the process of attaching to or logically associating with an Electronic Transmission an electronic symbol, encryption, digital signature or process (including the name or an abbreviation of the name of the party transmitting the Electronic Transmission) with the intent to sign, authenticate or accept such Electronic Transmission.

“E-System” means any electronic system approved by Agent, including Intralinks® and ClearPar® and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by Agent, any of its Related Persons or any other Person, providing for access to data protected by passcodes or other security system.

“FATCA” means sections 1471, 1472, 1473 and 1474 of the Code, the United States Treasury Regulations promulgated thereunder and published guidance with respect thereto.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers as determined by Agent in a commercially reasonable manner.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

“Final Availability Date” means the earlier of the Revolving Termination Date and one (1) Business Day prior to the date specified in clause (a) of the definition of Revolving Termination Date.

“FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

“Fiscal Period” means any of thirteen (13) four-week fiscal accounting periods comprising each Fiscal Year.

“Fiscal Quarter” means any of the quarterly accounting periods ending on the applicable dates set forth in Schedule B attached hereto.

“Fiscal Year” means any of the annual accounting periods of the Credit Parties ending on or nearest to December 31 of each year, as described in more detail in Schedule B attached hereto.

“Fixed Charge Coverage Ratio” means, with respect to each Measurement Period, the ratio, calculated for Borrower and the Subsidiary Guarantors on a consolidated basis for such time period, each as determined in accordance with GAAP, of: (a) the sum of (i) EBITDAR, minus (ii) without duplication, cash taxes paid and any dividends or distributions made in respect of cash taxes during such Measurement Period, and minus (iii) the unfinanced portion of maintenance Capital Expenditures (other than Excluded Capital Expenditures) paid in cash during such Measurement Period; to (b) the sum of (i) Operating Lease Expenses, (ii) scheduled principal payments on Effective Funded Debt included in clause (a) of the definition thereof (provided however, in no event shall more than four (4) scheduled installments of the Term Loan in any Fiscal Year be included in this clause (ii)), (iii) the current portion of all Capital Leases, and (iv) interest expense (in each case excluding non-cash interest expense and amortization of non-cash financing expenses).

“Foreign Subsidiary” means, with respect to any Person, a Subsidiary of such Person, which Subsidiary is not a Domestic Subsidiary.

“Franchising Acquisition” means the purchase by Borrower or any of its Subsidiaries of Permitted Concepts from third parties.

“Funded Indebtedness” means, as of any date of measurement, all Indebtedness of Holdings and its Subsidiaries as of the date of measurement (other than Indebtedness of the type described in clauses (e), (g), (h), (i) and (j) (other than with respect to clause (j), guaranties of Indebtedness of others of the type not described in clauses (e), (g), (h) and (i) of the definition of Indebtedness) of the definition of Indebtedness).

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time, set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, in the statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions and comparable stature and authority within the accounting profession) that are applicable to the circumstances as of the date of determination.  Subject to Section 11.3, all references to “GAAP” shall be to GAAP applied consistently with the principles used in the preparation of the financial statements described in subsection 3.11(a).

“Governmental Authority” means any nation, sovereign or government, any state or other political subdivision thereof, any agency, authority or instrumentality thereof and any entity or authority exercising executive, legislative, taxing, judicial, regulatory or administrative functions of or pertaining to government, including any central bank, stock exchange, regulatory body, arbitrator, public sector entity, supra-national entity (including the European Union and the European Central Bank) and any self-regulatory organization (including the National Association of Insurance Commissioners).

“Guaranty and Security Agreement” means that certain Guaranty and Security Agreement, dated as of the Restatement Effective Date, in form and substance reasonably acceptable to Agent and Borrower, made by the Credit Parties in favor of Agent, for the benefit of the Secured Parties, as the same may be amended, restated and/or modified from time to time.

“Hazardous Material” means any substance, material or waste that is classified, regulated or otherwise characterized under any Environmental Law as hazardous, toxic, a contaminant or a pollutant or by other words of similar meaning or regulatory effect, including without limitation, petroleum or any fraction thereof, asbestos, polychlorinated biphenyls and radioactive substances.

“Holdings” means Zoe’s Kitchen, Inc., a Delaware corporation.

“Impacted Lender” means any Lender that fails to provide Agent, within three (3) Business Days following Agent’s written request, satisfactory assurance that such Lender will not become a Non-Funding Lender, or any Lender that has a Person that directly or indirectly controls such Lender and such Person (a) becomes subject to a voluntary or involuntary case under the Bankruptcy Code or any similar bankruptcy laws, (b) has appointed a custodian, conservator, receiver or similar official for such Person or any substantial part of such Person’s assets, or (c) makes a general assignment for the benefit of creditors, is liquidated, or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Person or its assets to be, insolvent or bankrupt, and for each of clauses (a) through (c), Agent has determined that such Lender is reasonably likely to become a Non-Funding Lender.  For purposes of this definition, control of a Person shall have the same meaning as in the second sentence of the definition of Affiliate.

“Indebtedness” means, without duplication, all of the following, whether or not matured: (a) indebtedness for borrowed money; (b) obligations evidenced by bonds, debentures, notes, or similar instruments; (c) reimbursement and other obligations with respect to letters of credit and acceptances; (d) obligations representing the deferred purchase price of property or services (other than trade payables and related accrued expenses accrued and paid in the ordinary course of business); (e) obligations created or arising under any conditional sale or other title retention agreement; (f) obligations with respect to Capital Leases to the extent constituting indebtedness under GAAP; and (g) guarantees of indebtedness described in clauses (a) — (f) of this definition. Notwithstanding the foregoing, in connection with the Acquisition or any Permitted Franchising Acquisition, the term “Indebtedness” shall not include contingent post-closing purchase price adjustments or contingent post-closing earn-outs to which the seller thereunder may become entitled unless constituting indebtedness under GAAP.

“Insolvency Proceeding” means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case in (a) and (b) above, undertaken under U.S. federal, state or foreign law, including the Bankruptcy Code.

“Intellectual Property” means all rights, title and interests in or relating to intellectual property and industrial property arising under any Requirement of Law and all IP Ancillary Rights relating thereto, including all Copyrights, Patents, Trademarks, Internet Domain Names, Trade Secrets and IP Licenses.

“Interest Payment Date” means, (a) with respect to any LIBOR Loan (other than a LIBOR Loan having an Interest Period of six (6) months or more) the last day of each Interest Period applicable to such Loan, (b) with respect to any LIBOR Loan having an Interest Period of six (6) months or more), the last day of each three (3) month interval and, without duplication, the last day of such Interest Period, and (c) with respect to Base Rate Loans the first day of each calendar month.

“Interest Period” means, with respect to any LIBOR Loan, the period commencing on the Business Day such Loan is disbursed or continued or on the Conversion Date on which a Base Rate Loan is converted to the LIBOR Loan and ending on the date one, two, three, or six, or, if available to all applicable Lenders, nine or twelve months thereafter, as selected by the Borrower in its Notice of Borrowing or Notice of Conversion/Continuation; provided that:

(a)                                 if any Interest Period pertaining to a LIBOR Loan would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

(b)                                 any Interest Period pertaining to a LIBOR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

(c)                                  no Interest Period for the Term Loan shall extend beyond the last scheduled payment date therefor and no Interest Period for any Revolving Loan shall extend beyond the Revolving Termination Date; and

(d)                                 no Interest Period applicable to the Term Loan or portion thereof shall extend beyond any date upon which is due any scheduled principal payment in respect of the Term Loan unless the aggregate principal amount of Term Loan represented by Base Rate Loans or by

LIBOR Loans having Interest Periods that will expire on or before such date is equal to or in excess of the amount of such principal payment.

“Internet Domain Name” means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to internet domain names.

“Inventory” means all of the “inventory” (as such term is defined in the UCC) of the Borrower and its Subsidiaries, including, but not limited to, all merchandise, raw materials, parts, supplies, work-in-process and finished goods intended for sale, together with all the containers, packing, packaging, shipping and similar materials related thereto, and including such inventory as is temporarily out of the Borrower’s or such Subsidiary’s custody or possession, including inventory on the premises of others and items in transit.

“Investment” means with respect to any Person, directly or indirectly, (a) to own, purchase or otherwise acquire, in each case whether beneficially or otherwise, any securities of any other Person; (b) to purchase or otherwise acquire, whether in one transaction or in a series of transactions, all or substantially all of the property of any other Person or a business conducted by any other Person or all or substantially all of the assets constituting the business of a division, branch, brand or other unit operation of any other Person; (c) to incur, or to remain liable under, any Indebtedness of any other Person, whether such obligation is primary or secondary, to assume the Indebtedness of any other Person or to make, hold, purchase or otherwise acquire, in each case directly or indirectly, any deposit, loan, advance, or other extension of credit (including by deferring or extending the date of, in each case outside the ordinary course of business, the payment of the purchase price for Sales of property or services to any other Person, to the extent such payment obligation constitutes Indebtedness of such other Person), excluding deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable and similar items created in the ordinary course of business; or (d) to make, directly or indirectly, any contribution to the capital of any other Person.

“Investor Group” means Brentwood Associates and/or any of its Affiliates.

“IP Ancillary Rights” means, with respect to any Intellectual Property, as applicable, all foreign counterparts to, and all divisionals, reversions, continuations, continuations-in-part, reissues, reexaminations, renewals and extensions of, such Intellectual Property and all income, royalties, proceeds and Liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect to such Intellectual Property, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, and, in each case, all rights to obtain any other IP Ancillary Right.

“IP License” means all Contractual Obligations (and all related IP Ancillary Rights), whether written or oral, granting any right, title and interest in or relating to any Intellectual Property.

“IRS” means the IRS of the United States and any successor thereto.

“Lease” means (a) each lease described on Schedule 11.1(a) for each Leased Site and (b) each lease with respect to a New Property, in each case together with all amendments, restatements, extensions, supplements, and exhibits to the lease, as in effect on the Restatement Effective Date and in the future.

“Leased Site” means (a) each Site listed on Schedule 11.1(a) that is identified as a Leased Site and (b) each New Lease Site. If there is more than one Leased Site, then references in this Agreement and the other Loan Documents to a “Leased Site” mean to each Leased Site and references to “Lease” are to the Lease for that particular Leased Site.

“Lending Office” means, with respect to any Lender, the office or offices of such Lender specified as its “Lending Office” beneath its name on the applicable signature page hereto, or such other office or offices of such Lender as it may from time to time notify the Borrower and Agent.

“Liabilities” means all claims, actions, suits, judgments, damages, losses, liability, obligations, responsibilities, fines, penalties, sanctions, costs, fees, taxes, commissions, charges, disbursements and expenses (including without limitation, those incurred upon any appeal or in connection with the preparation for and/or response to any subpoena or request for document production relating thereto), in each case of any kind or nature (including interest accrued thereon or as a result thereto and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, whether or not indirect, contingent, consequential, actual, punitive, treble or otherwise.

“LIBOR” means, for each Interest Period, the higher of (a) one and one-quarter percent (1.25%) per annum and (b) the offered rate per annum for deposits of Dollars for the applicable Interest Period that appears on Reuters Screen LIBOR01 Page as of 11:00 A.M. (London, England time) two (2) Business Days prior to the first day in such Interest Period.  If no such offered rate exists, such rate will be the rate of interest per annum, as determined by Agent at which deposits of Dollars in immediately available funds are offered at 11:00 A.M. (London, England time) two (2) Business Days prior to the first day in such Interest Period by major financial institutions reasonably satisfactory to Agent in the London interbank market for such Interest Period for the applicable principal amount on such date of determination.

“LIBOR Loan” means a Loan that bears interest based on LIBOR.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or otherwise), security interest or other security arrangement and any other preference, priority or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

“Loan” means any loan made or deemed made by any Lender hereunder.

“Loan Documents” means this Agreement, the Notes, the Fee Letter, the Collateral Documents and all documents delivered to Agent and/or any Lender in connection with any of the foregoing.

“Management Agreement” means the Corporate Development and Administrative Services Agreement, dated as of October 31, 2007 by and among ZILLC, Borrower, and Brentwood Private Equity IV, LLC, a Delaware limited liability company, as the same may be amended, supplemented or modified from time to time, to the extent not prohibited herein and in any event subject to the Management Fee Limitation.

“Management Fee” means the consulting and advisory fees payable pursuant to Section 2.2 of the Management Agreement (as in effect on the Original Closing Date).

“Management Fee Limitation” means: (a) with respect to any Fiscal Year in which the EBITDA of Borrower and the Subsidiary Guarantors is $10,000,000 or less, $100,000; (b) with respect to any Fiscal Year in which the EBITDA of Borrower and the Subsidiary Guarantors is greater than $10,000,000 but less than or equal to $20,000,000, $200,000; and (c) with respect to any Fiscal Year in which the EBITDA of Borrower and the Subsidiary Guarantors is greater than $20,000,000, $300,000.

“Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X of the Federal Reserve Board.

“Material Adverse Effect” means an effect that results in or causes, or could reasonably be expected to result in or cause, a material adverse change in any of (a) the condition (financial or otherwise), business, performance, operations or Property of the Credit Parties and their Subsidiaries taken as a whole; (b) the ability of any Credit Party, any Subsidiary of any Credit Party or any other Person (other than Agent or Lenders) to perform its obligations under any Loan Document; or (c) the validity or enforceability of any Loan Document or the rights and remedies of Agent, the Lenders and the other Secured Parties under any Loan Document.

“Material Site” means (a) the Sites listed on Schedule 11.1(a) which are specifically designated thereon as “Material Sites” and (b), with respect to any New Property, a Site that generates 10% or more of the total revenues of Borrower and its Subsidiaries, on a consolidated basis.

“Measurement Period” means the period consisting of four consecutive Fiscal Quarters of Borrower ending on the last day of each Fiscal Quarter of Borrower.

“Mortgage” means each mortgage, deed of trust, deed to secure debt, or similar instrument executed by Borrower or another Credit Party for the benefit of Lender with respect to the Collateral, or executed by Borrower or another Credit Party as otherwise required pursuant to this Agreement, in each case as amended, restated, supplemented, extended or renewed from time to time. If there is more than one Mortgage, then references in this Agreement to the Mortgage are to each of the Mortgages.

“Multiemployer Plan” means any multiemployer plan, as defined in Section 3(37) or 4001(a)(3) of ERISA, as to which any ERISA Affiliate incurs or otherwise has any obligation or liability, contingent or otherwise.

“Net Issuance Proceeds” means, in respect of any issuance of debt or equity, cash proceeds (including cash proceeds as and when received in respect of non-cash proceeds received or receivable in connection with such issuance), net of underwriting discounts and reasonable out-of-pocket costs and expenses paid or incurred in connection therewith in favor of any Person not an Affiliate of Borrower.

“Net Proceeds” means proceeds in cash, checks or other cash equivalent financial instruments (including Cash Equivalents) as and when received by the Person making a Disposition, as well as insurance proceeds and condemnation and similar awards received on account of an Event of Loss, net of: (a) in the event of a Disposition (i) the direct costs relating to such Disposition excluding amounts payable to Borrower or any Affiliate of Borrower, (ii) sale, use or other transaction taxes paid or payable as a result thereof, and (iii) amounts required to be applied to repay principal, interest and prepayment premiums and penalties on Indebtedness secured by a Lien on the asset which is the subject of such Disposition and (b) in the event of an Event of Loss, (i) all money actually applied to repair or reconstruct the damaged Property or Property affected by the condemnation or taking, (ii) all of the costs and expenses reasonably incurred in connection with the collection of such proceeds, award or other payments, and (iii) any amounts retained by or paid to parties having superior rights to such proceeds, awards or other payments.

“New Properties” means real property (fee or leasehold) (and improvements thereto) acquired by Borrower or any of its Subsidiaries for development and use as a Permitted Concept.

“Non-Funding Lender” means any Lender that has (a) failed to fund any payments required to be made by it under the Loan Documents within two (2) Business Days after any such payment is due (excluding expense and similar reimbursements that are subject to good faith disputes), (b) given written notice (and Agent has not received a revocation in writing), to Borrower, Agent or any Lender or has otherwise publicly announced (and Agent has not received notice of a public retraction) that such Lender believes it will fail to fund payments or purchases of participations required to be funded by it under the Loan Documents or one or more other syndicated credit facilities, (c) failed to fund, and not cured, loans, participations, advances, or reimbursement obligations under one or more other syndicated credit facilities, unless subject to a good faith dispute, or (d) (i) become subject to a voluntary or involuntary case under the Bankruptcy Code or any similar bankruptcy laws, (ii) a custodian, conservator, receiver or similar official appointed for it or any substantial part of such Person’s assets, or (iii) made a general assignment for the benefit of creditors, been liquidated, or otherwise been adjudicated as, or determined by any Governmental Authority having regulatory authority over such Person or its assets to be, insolvent or bankrupt, and for this clause (d), Agent has determined that such Lender is reasonably likely to fail to fund any payments required to be made by it under the Loan Documents.

“Non-U.S. Lender Party” means each of Agent, each Lender, each SPV and each participant, in each case that is not a United States person as defined in Section 7701(a)(30) of the Code.

“Note” means any Revolving Note or Term Note and “Notes” means all such Notes.

“Notice of Borrowing” means a notice given by the Borrower to Agent pursuant to Section 1.5, in substantially the form of Exhibit 11.1(c) hereto.

“Obligations” means, with respect to any Credit Party, all amounts, obligations, liabilities, covenants and duties of every type and description (including for the payment of money), owing by such Credit Party to Lender arising out of, under, or in connection with any Loan Document, whether direct or indirect, absolute or contingent, due or to become due, liquidated or not, now existing or hereafter arising, however acquired, and whether or not evidenced by any instrument, including, without duplication: (a) if such Credit Party is Borrower, the Revolving Loan Credit Facility; (b) all interest (whether or not accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or similar proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) on the principal amount of the Revolving Loans outstanding from time to time; and (c) all other fees, expenses (including fees, charges and disbursement of counsel), interest, commissions, charges, costs, disbursements, indemnities and reimbursement of amounts paid and other sums chargeable to such Credit Party under any Loan Document.

“Operating Lease Expenses” means all cash payments and expenses (excluding, in the case of Sites that are part of a larger retail project, common area maintenance charges and property taxes passed through to the tenant on a proportional basis) with respect to each Lease, if any, and with respect to any and all other operating leases during the period of determination, all determined on a combined basis for Borrower and the Subsidiary Guarantors on a consolidated basis and in accordance with GAAP.

“Original Closing Date” means December 14, 2007.

“Other Permitted Add-Backs” means the sum of (a) normal and customary pre-opening expenses associated with New Properties in an amount per Site not to exceed the lesser of (i) the actual amount of such expense or (ii) an amount which, when averaged with the pre-opening expenses for all other New Properties paid during the applicable Measurement Period, does not exceed $37,000 per Site; (b) reimbursement payments to Holdings and/or ZILLC to pay director’s travel and related expenses in connection with the meetings of the Borrower’s board of directors to the extent such payment is permitted hereunder and does not exceed for any Measurement Period the lesser of (1) the actual amount of such travel and related expenses or (ii) $65,000; and (c) Management Fees to the extent permitted to be paid pursuant hereunder; provided, notwithstanding the amount of Management Fees actually paid or the terms upon which the Management Fees are paid, (i) the amount of the Management Fees included as an Other Permitted Add-Back shall not exceed $100,000 with respect to any Measurement Period, (ii) at the time of payment of any portion of the Management Fee, no Default or Event of Default shall have occurred and be continuing and (iii) payment of Management Fees must be expressly subordinated to all Obligations pursuant to an agreement in form satisfactory to Agent in its sole discretion.

“Ordinary Course of Business” means, in respect of any transaction involving any Person, the ordinary course of such Person’s business, as conducted by any such Person in accordance with past practice and undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Loan Document.

“Organization Documents” means, (a) for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, and any shareholder rights agreement, (b) for any partnership, the partnership agreement and, if applicable, certificate of limited partnership, (c) for any limited liability company, the operating agreement and articles or certificate of formation or (d) any other document setting forth the manner of election or duties of the officers, directors, managers or other similar persons, or the designation, amount or relative rights, limitations and preference of the Stock of a Person.

“Patents” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to letters patent and applications therefor.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, P.L. 107-56.

“PBGC” means the United States Pension Benefit Guaranty Corporation any successor thereto.

“Permits” means, with respect to any Person, any permit, approval, authorization, license, registration, certificate, concession, grant, franchise, variance or permission from, and any other Contractual Obligations with, any Governmental Authority, in each case whether or not having the force of law and applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Permitted Concept” means, with respect to each Site and each New Property, a “Zoe’s Kitchen” restaurant.

“Permitted Exceptions” means, with respect to any Person, any of the following:

(a)                                 Liens (i) with respect to the payment of taxes, assessments or other governmental charges or (ii) of suppliers’, carriers’, materialmen’s, warehousemen’s, workmen’s, mechanics’ and other similar Liens, in each case imposed by law or arising in the ordinary course of business, and, for each of the Liens in clauses (i) and (ii) above for amounts that are not delinquent for more than 60 days or that are being contested in good faith by appropriate proceedings diligently conducted and with respect to which (A) adequate reserves or other appropriate provisions are maintained on the books of such Person in accordance with GAAP and (B) to the extent that the property affected by such Lien is subject to a Mortgage, Borrower is in compliance with the terms and conditions of the applicable Mortgage;

(b)                                 Liens of a collection bank on items in the course of collection arising under Section 4-208 of the UCC or any similar section under the UCC or any similar Requirement of Law of any foreign jurisdiction;

(c)                                  Pledges or cash deposits made in the ordinary course of business (i) in connection with workers’ compensation, unemployment insurance or other types of social security benefits (other than any Lien imposed by ERISA), (ii) to secure the performance of bids, tenders, leases (other than Capital Leases) sales or other trade contracts (other than for the repayment of borrowed money) or (iii) made in lieu of, or to secure the performance of, surety, customs, statutory obligations, reclamation or performance or appeal bonds (in each case not related to judgments or litigation);

(d)                                 Judgment liens (other than for the payment of taxes, assessments or other governmental charges) securing judgments and other proceedings not otherwise constituting a Default and pledges or cash deposits made in lieu of, or to secure the performance of, judgment or appeal bonds in respect of such judgments and proceedings;

(e)                                  Liens (i) arising by reason of zoning restrictions, easements, licenses, reservations, restrictions, covenants, rights-of-way, encroachments, minor defects or irregularities in title (including leasehold title) and other similar encumbrances on the use of real property or (ii) consisting of Leases that, for each of the Liens in clauses (i) and (ii) above, (A) do not, in the aggregate, materially (x) impair the value or marketability of such real property or (y) interfere with the ordinary conduct of the business conducted and proposed to be conducted at such real property and (B) if affecting any property that is subject to a Mortgage, are permitted pursuant to the terms and conditions thereof or have otherwise been approved by Lender in connection therewith;

(f)                                   Liens of landlords and mortgagees of landlords arising (i) by statute or (ii) under any lease or related Contractual Obligation entered into in the ordinary course of business; provided such Liens shall be subordinated to Liens in favor of Lender or waived to the extent required in this Agreement;

(g)                                  Any Lien existing on the property of a Credit Party on the Restatement Effective Date and set forth on Schedule 11.1(b), securing Indebtedness outstanding on such date and permitted by Section 5.10, including replacement Liens on the property currently subject to such Liens securing Indebtedness permitted by Section 5.10, provided that such replacement Liens do not encumber any other property and the amount secured by such replacement Liens do not exceed the Indebtedness as outstanding on the Restatement Effective Date as described above in this clause (g);

(h)                                 Any Lien created in favor of Lender under any Loan Document;

(i)                                     Liens arising from precautionary UCC financing statements filed under any Capital Lease permitted by this Agreement;

(j)                                    Liens securing Capital Leases permitted under Section 5.10(c); provided that such Liens shall only encumber the property leased pursuant to the applicable Capital Lease;

(k)                                 Any interest or title of a lessor or sublessor under any Lease permitted by this Agreement;

(1)                                 Licenses, sublicenses, leases or subleases (including any license or sublicense of Intellectual Property) granted to third parties in the ordinary course of Borrower’s business;

(m)                             Liens arising from the customary rights of set-off, revocation, refund or chargeback in favor of a bank or other depositary institution where any Credit Party maintains deposits (other than deposits intended as cash collateral and in any event subject to any applicable Control Agreements to the extent required pursuant to this Agreement) in the ordinary course of business;

(n)                                 Liens imposed by law or incurred pursuant to customary reservations or retentions of title (including contractual Liens in favor of sellers and suppliers of goods and inchoate construction-related liens) incurred in the ordinary course of business for sums not constituting borrowed money that are not overdue for a period of more than 60 days or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP (if so required);

(o)                                 Liens in favor of any escrow agent solely on and in respect of any cash earnest money deposits made by Holdings or any other Credit Party in connection with any letter of intent or purchase agreement permitted hereunder; and

(p)                                 Liens consisting of customary security deposits under operating leases entered into by Borrower and its Subsidiaries in the ordinary course of business.

“Permitted Franchising Acquisition” means (i) the acquisition of the New Properties identified in Schedule C attached hereto (the “Houston Properties”), and (ii) the acquisition of one or more New Properties (other than the Houston Properties) in an amount not to exceed twenty five percent (25%) of the Capital Expenditures permitted for the applicable Fiscal Year pursuant to Section 4.12(c) hereof, and (iii) the acquisition of one or more New Properties purchased with Net Issuance Proceeds of any Extraordinary Equity Issuance, and (iv) any other acquisition approved by Agent.

“Permitted Refranchising” means the franchising by Borrower or any of its wholly-owned Subsidiaries of Permitted Concepts to third parties, provided that the Net Proceeds received by Borrower shall not exceed $3,500,000 per Fiscal Year.

“Permitted Reinvestment” means, with respect to the Net Proceeds of any Sale or Casualty, to acquire (or make capital expenditures to finance the acquisition, repair, improvement or construction of), to the extent otherwise permitted hereunder, property used or useful in the business of Borrower and the Subsidiary Guarantors, including, without limitation, if such Casualty involves loss or damage to property, to repair such loss or damage.

“Person” means any individual, partnership, corporation (including a business trust and a public benefit corporation), joint stock company, estate, association, firm, enterprise, trust, limited liability company, unincorporated association, joint venture and any other entity or Governmental Authority.

“Pledged Collateral” has the meaning specified in the Guaranty and Security Agreement and shall include any other Collateral required to be delivered to Agent pursuant to the terms of any Collateral Document.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

“Rate Contracts” means swap agreements (as such term is defined in Section 101 of the Bankruptcy Code) and any other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates.

“Real Estate” means any real property owned, leased, subleased or otherwise operated or occupied by any Credit Party or any Subsidiary of any Credit Party.

“Related Persons” means, with respect to any Person, each Affiliate of such Person and each director, officer, employee, agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor (including those retained in connection with the satisfaction or attempted satisfaction of any condition set forth in Article II) and other consultants and agents of or to such Person or any of its Affiliates.

“Releases” means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material into or through the environment.

“Remedial Action” means all actions required to (a) clean up, remove, treat or in any other way address any Hazardous Material in the indoor or outdoor environment, (b) prevent or minimize any Release so that a Hazardous Material does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (c) perform pre remedial studies and investigations and post-remedial monitoring and care with respect to any Hazardous Material.

“Required Lenders” means at any time (a) Lenders then holding more than fifty percent (50%) of the sum of the Aggregate Revolving Loan Commitment then in effect plus the aggregate unpaid principal balance of the Term Loan then outstanding, or (b) if the Aggregate Revolving Loan Commitments have terminated, Lenders then holding more than fifty percent (50%) of the sum of the aggregate unpaid principal amount of Loans then outstanding.

“Required Revolving Lenders” means at any time (a) Lenders then holding more than fifty percent (50%) of the sum of the Aggregate Revolving Loan Commitments then in effect, or (b) if the Aggregate Revolving Loan Commitments have terminated, Lenders then holding more than fifty percent (50%) of the sum of the aggregate outstanding amount of Revolving Loans.

“Requirement of Law” means, with respect to any Person, collectively, the common law and all federal, state, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of, any Governmental Authority, in each case whether or not having the force of law and that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means the chief executive officer or the president of the Borrower or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants or delivery of financial information, the chief financial officer or the treasurer of the Borrower or any other officer having substantially the same authority and responsibility.

“Restatement Effective Date” means September 23, 2011.

“Restricted Payment” means (a) any dividend, return of capital, distribution or other payment, whether direct or indirect, and whether in cash, securities or other property, on account of any Stock of Borrower or any Subsidiary Guarantor, (b) any retention, retirement, termination, defeasance, cancellation, purchase or other acquisition for value, whether direct or indirect, of any Stock of Borrower or any Subsidiary Guarantor, and any payment or other transfer setting aside funds for any such redemption, retirement, termination, cancellation, purchase or other acquisition and (c) any Management Fees and reimbursement of out-of-pocket expenses payable under the Management Agreement and the Consulting Fees, provided that reasonable and customary salaries and compensation to officers, directors and employees of Holdings, the Credit Parties and their respective Subsidiaries shall not be considered as Restricted Payments.

“Revolving Loan Conversion Date” means (x) December 31 of every calendar year, beginning on December 31, 2012, and (y) any other date elected by Borrower and delivered to Agent in an irrevocable written notice at least ten (10) Business Days prior thereto.

“Revolving Lender” means each Lender with a Revolving Loan Commitment (or if the Revolving Loan Commitments have terminated, who hold Revolving Loans

“Revolving Loan Credit Facility” means the revolving line of credit loan facility made available pursuant to this Agreement and more particularly described in Article 2.

“Revolving Note” means a promissory note of the Borrower payable to a Lender in substantially the form of Exhibit 11.1(d) hereto, evidencing Indebtedness of the Borrower under the Revolving Loan Commitment of such Lender.

“Revolving Termination Date” means the earlier to occur of: (a) September 22, 2016; and (b) the date on which the Aggregate Revolving Loan Commitment shall terminate in accordance with the provisions of this Agreement.

“Secured Party” means Agent, each Lender, each other Indemnitee and each other holder of any Obligation of a Credit Party including each Secured Swap Provider.

“Secured Rate Contract” means any Rate Contract between Borrower and the counterparty thereto, which (i) has been provided or arranged by GE Capital or an Affiliate of GE Capital, or (ii) Agent has acknowledged in writing constitutes a “Secured Rate Contract” hereunder.

“Secured Swap Provider” means (i) a Lender or an Affiliate of a Lender (or a Person who was a Lender or an Affiliate of a Lender at the time of execution and delivery of a Rate Contract) who has entered into a Secured Rate Contract with Borrower, or (ii) a Person with whom Borrower has entered into a Secured Rate Contract provided or arranged by GE Capital or an Affiliate of GE Capital, and any assignee thereof.

“Sell” means, with respect to any property, to sell, convey, transfer, assign, license, lease or otherwise dispose of, any interest therein or to permit any Person to acquire any such interest, including, in each case, through a Sale and Leaseback Transaction or through a sale, condemnation (or transfer in lieu of condemnation), factoring at maturity, collection of or other disposal, with or without recourse, of any notes or accounts receivable. Conjugated forms thereof and the noun “Sale” have correlative meanings.

“Senior Indebtedness” means Indebtedness of Borrower and the Subsidiary Guarantors, other than Indebtedness that is subordinated to the Obligations pursuant to a subordination agreement satisfactory to Agent in its sole discretion.

“Site” means (a) each property listed on Schedule 11.1(a) and (if subject to a Mortgage) legally described on thereon, including all buildings and other improvements thereon and all rights and privileges appurtenant thereto and (b) each New Property owned or leased by Borrower. If there is more than one Site, then all references in this Agreement or any of the other Loan Documents to “Site” shall mean each of such Sites.

“Software” means (a) all computer programs, including source code and object code versions, (b) all data, databases and compilations of data, whether machine readable or otherwise, and (c) all documentation, training materials and configurations related to any of the foregoing.

“Solvent” means, with respect to any Person as of any date of determination, that, as of such date, (a) the value of the assets of such Person (both at fair value and present fair saleable value) is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person, (b) such Person is able to pay all liabilities of such Person as such liabilities mature and (c) such Person does not have unreasonably small capital.  In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Soho” means SOHO FRANCHISING, LLC, a Delaware limited liability company, a wholly owned subsidiary of Holdings.

“Special Flood Hazard Area” means an area that FEMA’s current flood maps indicate has at least a one percent (1%) chance of a flood equal to or exceeding the base flood elevation (a 100-year flood) in any given year.

“SPV” means any special purpose funding vehicle identified as such in a writing by any Lender to Agent.

“Stock” means all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting.

“Stock Equivalents” means all securities convertible into or exchangeable for Stock or any other Stock Equivalent and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any Stock or any other Stock Equivalent, whether or not presently convertible, exchangeable or exercisable.

“Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture, limited liability company, association or other entity, the management of which is, directly or indirectly, controlled by, or of which an aggregate of more than fifty percent (50%) of the voting Stock is, at the time, owned or controlled directly or indirectly by, such Person or one or more Subsidiaries of such Person.

“Subsidiary Guarantors” means collectively, ZOE’S KITCHEN HOLDING COMPANY, LLC, a Delaware limited liability company; ZOE’S TEXAS, LLC, a Delaware limited liability company; ZOE’S FLORIDA, LLC, a Delaware limited liability company; ZOE’S LOUISIANA, LLC, a Delaware limited liability company; ZOE’S ARIZONA, LLC, a Delaware limited liability company; ZOE’S RESTAURANTS L.L.C., an Alabama limited liability company; ZOE’S RESTAURANTS NASHVILLE, LLC, a Delaware limited liability company; ZOE’S OKLAHOMA, LLC, a Delaware limited liability company; SOHO FRANCHISING, LLC, a Delaware limited liability company; ZOE’S NORTH CAROLINA, LLC, a Delaware limited liability company; ZOE’S SOUTH CAROLINA, LLC, a Delaware limited liability company; ZOE’S VIRGINIA, LLC, a Delaware limited liability company; ZOE’S MARYLAND, LLC, a Delaware limited liability company; ZOE’S COLORADO, LLC, a Delaware limited liability company, ZK TEXAS HOLDINGS, LLC, a Texas limited liability company, ZK TEXAS BEVERAGES, LLC, a Texas limited liability company and ZK TEXAS MANAGEMENT, LLC, a Texas limited liability company and each other direct or indirect Subsidiary of Holdings, Borrower and/or Soho that is required to become a Guarantor pursuant to any of the Loan Documents.

“Tax Affiliate” means, (a) the Borrower and its Subsidiaries and (b) any Affiliate of the Borrower with which the Borrower files or is eligible to file consolidated, combined or unitary tax returns.

“Term Note” means a promissory note of the Borrower payable to a Lender, in substantially the form of Exhibit 11.1(f) hereto, evidencing the Indebtedness of the Borrower to such Lender resulting from the Term Loan made to the Borrower by such Lender or its predecessor(s).

“Title IV Plan” means a pension plan subject to Title IV of ERISA, other than a Multiemployer Plan, to which any ERISA Affiliate incurs or otherwise has any obligation or liability, contingent or otherwise.

“Trade Secrets” means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to trade secrets.

“Trademark” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers and, in each case, all goodwill associated therewith, all registrations and recordations thereof and all applications in connection therewith.

“UCC” means the Uniform Commercial Code of any applicable jurisdiction and, if the applicable jurisdiction shall not have any Uniform Commercial Code, the Uniform Commercial Code as in effect from time to time in the State of New York.

“United States” and “U.S.” each means the United States of America.

“U.S. Lender Party” means each of Agent, each Lender, each SPV and each participant, in each case that is a United States person as defined in Section 7701(a)(30) of the Code.

“Variable Rate” means a rate per annum equal to the Applicable Margin added to the Variable Rate Base in effect on the last Business Day of the month preceding each Variable Rate Set Date. The Variable Rate is set as of the first day of the Closing Month and reset as of the first day of each succeeding month (each, a “Variable Rate Set Date”). The Variable Rate so determined is effective from, and including, the first day of each such month through, and including, the last day of such month.

“Variable Rate Base” means a rate per annum (rounded upwards, if necessary, to the nearest 1/100th of one percent) equal to the 90-day London Interbank Offered Rate as published in The Wall Street Journal. If for any reason such rate is no longer published in The Wall Street Journal, Lender shall select such replacement index as Lender in its sole discretion determines most closely approximates such rate.

“Wholly-Owned Subsidiary” of a Person means any Subsidiary of such Person, all of the Stock and Stock Equivalents of which (other than directors’ qualifying shares required by law) are owned by such Person, either directly or through one or more Wholly-Owned Subsidiaries of such Person.

“ZILLC” means Zoe’s Investors, LLC, a Delaware limited liability company.

11.2        Other Interpretive Provisions.

(a)                                 Defined Terms.  Unless otherwise specified herein or therein, all terms defined in this Agreement or in any other Loan Document shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto.  The meanings of defined terms shall be equally applicable to the singular and plural forms of the defined terms.  Terms (including uncapitalized terms) not otherwise defined herein and that are defined in the UCC shall have the meanings therein described.

(b)                                 The Agreement.  The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement or any other Loan Document shall refer to this Agreement or such other Loan Document as a whole and not to any particular provision of this Agreement or such other Loan Document; and subsection, section, schedule and exhibit references are to this Agreement or such other Loan Documents unless otherwise specified.

(c)                                  Certain Common Terms.  The term “documents” includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.  The term “including” is not limiting and means “including without limitation.”

(d)                                 Performance; Time.  Whenever any performance obligation hereunder or under any other Loan Document (other than a payment obligation) shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day.  For the avoidance of doubt, the initial payments of interest and fees relating to the Obligations (other than amounts due on the Restatement Effective Date) shall be due and paid on the first day of the first month or quarter, as applicable, following the entry of the Obligations onto the operations systems of Agent, but in no event later than the first day of the second month or quarter, as applicable, following the Restatement Effective Date.  In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding,” and the word “through” means “to and including.”  If any provision of this Agreement or any other Loan Document refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action.

(e)                                  Contracts.  Unless otherwise expressly provided herein or in any other Loan Document, references to agreements and other contractual instruments, including this Agreement and the other Loan Documents, shall be deemed to include all subsequent amendments, thereto, restatements and substitutions thereof and other modifications and supplements thereto which are in effect from time to time, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document.

(f)                                   Laws.  References to any statute or regulation may be made by using either the common or public name thereof or a specific cite reference and are to be construed as including all statutory and regulatory provisions related thereto or consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

11.3        Accounting Terms and Principles.  All accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in accordance with GAAP.  No change in the accounting principles used in the preparation of any financial statement hereafter adopted by Holdings shall be given effect for purposes of measuring compliance with any provision of Article V or VI unless the Borrower, Agent and the Required Lenders agree to modify such provisions to reflect such changes in GAAP and, unless such provisions are modified, all financial statements, Compliance Certificates and similar documents provided hereunder shall be provided together with a reconciliation between the calculations and amounts set forth therein before and after giving effect to such change in GAAP.  Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to in Article V and Article VI shall be made, without giving effect to any election under Accounting Standards Codification 825-10 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Credit Party or any Subsidiary of any Credit Party at “fair value.”  A breach of a financial covenant contained in Article VI shall be deemed to have occurred as of any date of determination by Agent or as of the last day of any specified Measurement Period, regardless of when the financial statements reflecting such breach are delivered to Agent.

11.4        Payments.  Agent may set up standards and procedures to determine or redetermine the equivalent in Dollars of any amount expressed in any currency other than Dollars and otherwise may, but shall not be obligated to, rely on any determination made by any Credit Party.  Any such determination or redetermination by Agent shall be conclusive and binding for all purposes, absent manifest error.  No determination or redetermination by any Secured Party or any Credit Party and no other currency conversion shall change or release any obligation of any Credit Party or of any Secured Party (other than Agent and its Related Persons) under any Loan Document, each of which agrees to pay separately for any shortfall remaining after any conversion and payment of the amount as converted.  Agent may round up or down, and may set up appropriate mechanisms to round up or down, any amount hereunder to nearest higher or lower amounts and may determine reasonable de minimis payment thresholds.

[Signature Pages Follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

BORROWER:

ZOE’S KITCHEN USA, LLC, a Delaware limited liability company

By:	/s/ Jason Morgan
Name:	Jason Morgan
Title:	CFO

FEIN:	90-0185725

HOLDINGS:

ZOE’S KITCHEN, INC., a Delaware corporation

By:	/s/ Jason Morgan
Name:	Jason Morgan
Title:	CFO

FEIN:	51-0653504

Signature Page of Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

GUARANTORS:

SOHO FRANCHISING, LLC, a Delaware limited liability company

By:	/s/ Jason Morgan
Name:	Jason Morgan
Title:	CFO
FEIN:	26-2482803

ZOE’S ARIZONA, LLC, a Delaware limited liability company

By:	/s/ Jason Morgan
Name:	Jason Morgan
Title:	CFO
FEIN:	26-1190522

ZOE’S COLORADO, LLC, a Delaware limited liability company

By:	/s/ Jason Morgan
Name:	Jason Morgan
Title:	CFO

FEIN:	26-3521600

ZOE’S FLORIDA, LLC, a Delaware limited liability company

By:	/s/ Jason Morgan
Name:	Jason Morgan
Title:	CFO
FEIN:	74-3148348

ZOE’S KITCHEN HOLDING COMPANY, LLC, a Delaware limited liability company

By:	/s/ Jason Morgan
Name:	Jason Morgan
Title:	CFO
FEIN:	26-4386392

Signature Page of Credit Agreement

ZOE’S LOUISIANA, LLC, a Delaware limited liability company

By:	/s/ Jason Morgan
Name:	Jason Morgan
Title:	CFO
FEIN:	04-3818643

ZOE’S MARYLAND, LLC, a Delaware limited liability company

By:	/s/ Jason Morgan
Name:	Jason Morgan
Title:	CFO
FEIN:	26-3521429

ZOE’S RESTAURANTS NASHVILLE, LLC, a Delaware limited liability company

By:	/s/ Jason Morgan
Name:	Jason Morgan
Title:	CFO
FEIN:	02-0601287

ZOE’S NORTH CAROLINA, LLC, a Delaware limited liability company

By:	/s/ Jason Morgan
Name:	Jason Morgan
Title:	CFO
FEIN:	26-3521472

ZOE’S OKLAHOMA, LLC, a Delaware limited liability company

By:	/s/ Jason Morgan
Name:	Jason Morgan
Title:	CFO
FEIN:	45-3158265

Signature Page of Credit Agreement

ZOË’S RESTAURANTS, L.L.C, an Alabama limited liability company

By:	/s/ Kevin Miles
Name:	Kevin Miles
Title:	President
FEIN:	63-123-1134

ZOE’S SOUTH CAROLINA, LLC, a Delaware limited liability company

By:	/s/ Kevin Miles
Name:	Kevin Miles
Title:	President
FEIN:	26-3521532

ZOE’S TEXAS, LLC, a Delaware limited liability company

By:	/s/ Kevin Miles
Name:	Kevin Miles
Title:	President
FEIN:	20-4852555

ZK TEXAS BEVERAGES, LLC, a Texas limited liability company

By:	/s/ Kevin Miles
Name:	Kevin Miles
Title:	Manager
FEIN:	27-0578962

ZK TEXAS HOLDINGS, LLC, a Texas limited liability company

By:	/s/ Kevin Miles
Name:	Kevin Miles
Title:	Manager
FEIN:	27-0578839

Signature Page of Credit Agreement

ZK TEXAS MANAGEMENT, LLC, a Texas limited liability company

By:	/s/ Jason Morgan
Name:	Jason Morgan
Title:	Manager
FEIN:	27-0578913

ZOE’S VIRGINIA, LLC, a Delaware limited liability company

By:	/s/ Jason Morgan
Name:	Jason Morgan
Title:	CFO
FEIN:	26-3521558

Notice address for Holdings:

c/o Brentwood Associates Private Equity IV, L.P.
11150 Santa Monica Blvd.
Suite 1200
Los Angeles, CA 90025
Attn: Rahul Aggarwal
Facsimile: 310-4771011

Notice address for all other Credit Parties:

2931 2nd Avenue South
Birmingham, AL 35233
Attn: Jason Morgan
Facsimile: 205-414-1406

Signature Page of Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent and as a Lender

By:	/s/ Daniel Nunes
Name:	Daniel Nunes
Title:	Its Duly Authorized Signatory

Address for Notices:

General Electric Capital Corporation
8377 East Hartford Drive
Suite 200
Scottsdale, Arizona 85255
Attention: Zoe’s Kitchen Account Manager
Facsimile: 602.221.4341

Address for payments:

ABA No. 021-001-033
Account Number 50283061
Deutsche Bank Trust Company Americas
New York, New York
Account Name: GECC/FFC
Reference: FFC2537/Zoe’s Kitchen

Signature Page of Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

GE CAPITAL FINANCIAL INC.,
as a Lender

By:	/s/ Daniel Nunes
Name:	Daniel Nunes
Title:	Duly Authorized Signatory

Address for notices:

GE Capital Financial Inc. c/o
General Electric Capital Corporation
8377 East Hartford Drive
Suite 200
Scottsdale, Arizona 85255
Attention: Zoe’s Kitchen Account Manager
Facsimile: 602.221.4341

With a copy to:
GE Capital Financial Inc.
6510 Millrock Drive
Suite 200
Salt Lake City, Utah 84121
Attn: Chief Financial Officer

Lending office:

GE Capital Financial Inc.
c/o General Electric Capital Corporation
8377 East Hartford Drive
Suite 200
Scottsdale, Arizona 85255
Attention: Zoe’s Kitchen Account Manager
Facsimile: 602.221.4341

With a copy to:
GE Capital Financial Inc.
6510 Millrock Drive
Suite 200
Salt Lake City, Utah 84121
Attn: Chief Financial Officer

Signature Page of Credit Agreement

Schedule 1.1(a)

Term Loan Allocations

General Electric Capital Corporation $7,465,331.53

Schedule 1.1(b)

Revolving Loan Commitments

General Electric Capital Corporation $2,534,668.47

GE Capital Financial Inc.  $10,000,000

Schedule 3.5

Litigation

Shauna Nicholson v. Zoes Kitchen, Inc ET AL. Case # 01-CV 2009-904178. Filed in Circuit Court of Jefferson County, AL. Discrimination claim currently being defended by the company’s carrier.

Schedule 3.27

Intellectual Property

None

Schedule 3.30

Bonds

1.             Tennessee Department of Revenue $3,200 Tax Bond for Licensee Sale of Alcoholic Beverages for Consumption on Premises.

Schedule 3.32

Accounts

Compass Bank - 505 N. 20th Street, Birmingham, AL 35203
Zoe’s Arizona, LLC	0072224825	Depository Account
	2510747081	Disbursement Account
	2523433302	Payroll Account

Zoe’s Kitchen Tuscaloosa, LLC	0072224965	Depository Account
	0034405123	Disbursement Account
	2523433299	Payroll Account

Zoe’s Restaurants, L.L.C.	0072225961	Depository Account
	0072225708	Disbursement Account
	2523433310	Payroll Account

Zoe’s Kitchen USA, LLC	0072224760	Gift Card Account
	0072224752	Marketing Account
	0072225945	Corporate Account
	2523433477	Payroll Account

Zoe’s Restaurants Nashville, LLC	0072225724	Depository Account
	0072225732	Disbursement Account
	2523433329	Payroll Account

Zoe’s Florida, LLC	0072225929	Depository Account
	0072225937	Disbursement Account
	2523433183	Payroll Account

Zoe’s Texas, LLC	0072225759	Depository Account
	0072225783	Disbursement Account
	2523433485	Payroll Account

ZK Texas Beverages, LLC	2520541546	Disbursement Account

Zoe’s Louisiana, LLC	0072225872	Disbursement Account
	0072225856	Depository Account
	2523433175	Payroll Account

SOHO Franchising, LLC	2510747839	Corporate Account
	2523433353	Payroll Account

Zoe’s Kitchen Holding Company, LLC	2513528348	Operating Account
	2518226374	Depository Account
	2523433337	Payroll Account

Zoe’s North Carolina, LLC	2513528461	Operating Account
	2518720034	Depository Account
	2523433191	Payroll Account

Zoe’s Maryland, LLC	2518719486	Operating Account
	2520541589	Depository Account
	2523433264	Payroll Account

Zoe’s Virginia, LLC	2520541562	Operating Account
	2520541570	Depository Account
	2523433272	Payroll Account

Regions Bank - 1900 5th Ave North, Birmingham, AL 35203
Zoe’s Restaurants Nashville, LLC	56746539	Depository Account
Zoe’s Louisiana, LLC	56742304	Depository Account
Zoe’s Kitchen Holding Company, LLC	90330269	Depository Account
Zoe’s North Carolina, LLC (do not use)	90330315	Depository Account

Wells Fargo - 420 N. 20th Street, Birmingham, AL 35203
Zoe’s North Carolina, LLC	2000038244836	Depository Account
Zoe’s Virginia, LLC	2000038244865	Depository Account
Zoe’s Texas, LLC	2000046171593	Depository Account
Zoe’s Maryland, LLC	2000052540590	Depository Account

Schedule 4.18

Further Assurances

Compass Bank - 505 N. 20th Street, Birmingham, AL 35203
Zoe’s Arizona, LLC	0072224825	Depository Account

Zoe’s Kitchen Tuscaloosa, LLC	0072224965	Depository Account

Zoe’s Restaurants, L.L.C.	0072225961	Depository Account

Zoe’s Kitchen USA, LLC	0072224760	Gift Card Account
	0072224752	Marketing Account
	0072225945	Corporate Account

Zoe’s Restaurants Nashville, LLC	0072225724	Depository Account

Zoe’s Florida, LLC	0072225929	Depository Account

Zoe’s Texas, LLC	0072225759	Depository Account
	0072225856	Depository Account

SOHO Franchising, LLC	2510747839	Corporate Account

Zoe’s Kitchen Holding Company, LLC	2513528348	Operating Account
	2518226374	Depository Account

Zoe’s North Carolina, LLC	2513528461	Operating Account
	2518720034	Depository Account

Zoe’s Maryland, LLC	2518719486	Operating Account
	2520541589	Depository Account

Zoe’s Virginia, LLC	2520541562	Operating Account
	2520541570	Depository Account

Regions Bank - 1900 5th Ave North, Birmingham, AL 35203
Zoe’s Restaurants Nashville, LLC	56746539	Depository Account
Zoe’s Louisiana, LLC	56742304	Depository Account
Zoe’s Kitchen Holding Company, LLC	90330269	Depository Account
Zoe’s North Carolina, LLC (do not use)	90330315	Depository Account

Wells Fargo - 420 N. 20th Street, Birmingham, AL 35203
Zoe’s North Carolina, LLC	2000038244836	Depository Account

Zoe’s Virginia, LLC	2000038244865	Depository Account
Zoe’s Texas, LLC	2000046171593	Depository Account
Zoe’s Maryland, LLC	2000052540590	Depository Account

9

Schedule 5.6

Affiliate Transactions

1.                                      Management Agreement.

2.                                      Second Amended and Restated Consulting Agreement dated March 22, 2011 between the Borrower and Greg Dollarhyde.

3.                                      Trademark and Intellectual Property License Agreement dated July 10, 2008 between the Borrower and Soho Franchising, LLC.

Schedule 5.9

Investments

None

Schedule 5.10

Indebtedness

1.                                      Automobile capital leases with Enterprise. Each is a four year agreement which is prepaid. All outstanding balances are fully paid. At the end of the term, the company and lessor settle the difference between the sales price and residual value.

Schedule 5.17

Contingent Obligations

None

Schedule 11.1(a)

Leased Sites

	Name of Lessee	Name of Lessor	Address of Leased Property
1.	Zoe’s Kitchen USA, LLC	Scott M. Bryant & Co., LLC	2931 2nd Avenue South Birmingham, AL 35233
2.	Zoe’s Arizona, LLC	LDR-Camelback, L.L.C.	1641 East Camelback Rd. Phoenix, AZ 85016
3.	Zoe’s Arizona, LLC	5th & McDowell Partners, LLC	521 West McDowell Phoenix, AZ 85003
4.	Zoe’s Arizona, LLC	Metzler I Scottsdale Waterfront LP	7135 E Camelback Road Suite 165 Scottsdale, AZ 85251
5.	Zoe’s Florida, LLC	Merchant’s Plaza at Ponte Vedra, LTD.	240 Highway AlA Ponte Vedra Beach, FL 32082 MATERIAL SITE
6.	Zoe’s Florida, LLC	Retail Improvements, LLC	1661 Riverside Ave. Jacksonville, FL 32204
7.	Zoe’s Louisiana, LLC	Creekstone Cedar Lodge I, L.L.C.	7415 Corporate Blvd., Suite 950 Baton Rouge, LA 70809
8.	Zoe’s Louisiana, LLC	Jones Lang LaSalle Americas, Inc.	7707 Bluebonnet Blvd. Suite 120 Baton Rouge, LA 70810
9.	Zoe’s Texas, LLC	Madison Snider I Cotenancy, a TX cotenancy consisting of John D. Gourley, Robert W. Teeter & Pamela S. Gourley	6800 Snider Plaza University Park, TX 75202
10.	Zoe’s Texas, LLC	Corrigan Investments, Inc.	5710 West Lovers Lane, Ste. 108 Dallas, TX 75209
11.	Zoe’s Restaurants Nashville, LLC	Maryland Commons, L.L.C.	101 Creekside Crossing, Ste. 1200 Brentwood, TN 37027
12.	Zoe’s Restaurants Nashville, LLC	Hill Center at Green Hills, LLC	4015 Hillsboro Rd., Ste. 110 Nashville, TN 37215
13.	Zoe’s Restaurants, L.L.C.	- Mainstreet, L.L.C.	312 Merchant’s Walk Tuscaloosa, AL 35406
14.	Zoe’s Restaurants, L.L.C.	Scott & Scott Inc.	225 Country Club Park Birmingham, AL 35213 MATERIAL SITE
15.	Zoe’s Restaurants, L.L.C.	Soho Partners, LLC	1830 29th Ave. So., Ste. 115 Homewood, AL 35209 MATERIAL SITE
16.	Zoe’s Restaurants, L.L.C.	35 Federal, L.P.	1819 5th Ave. No. Birmingham, AL 35203
17.	Zoe’s Restaurants, L.L.C.	Bayer Retail Company, L.L.C.	323 Summit Blvd. Birmingham, AL 35243 MATERIAL SITE
18.	Zoe’s Restaurants, L.L.C.	Extra Space Management, Inc.	115 Grace Baker Rd., #B0218 Birmingham, AL 35210

	Name of Lessee	Name of Lessor	Address of Leased Property
19.	Zoe’s Restaurants, L.L.C.	Patton Creek Holdings, LLC	Patton Creek Shopping Center 180 Main Street, Suite 140 Hoover, AL 35244
20.	Zoe’s Restaurants, L.L.C.	Excel Vestavia, LLC	700 Montgomery Hwy., Ste. 190 Vestavia, AL 35216
21.	Zoe’s Restaurants, L.L.C.	Cannon Family Properties LLC	234 C West Magnolia Ave. Auburn, AL 36830
22.	Zoe’s Restaurants, L.L.C.	Zelda Place Partners, Ltd.	2960 Zelda Road, Suite C Montgomery, AL 36106
23.	Zoe’s Restaurants, L.L.C.	The Shoppes at East Chase, LLC	Shoppes at East Chase 7218 Eastchase Parkway Montgomery, AL 36117
24.	Zoe’s Restaurants, L.L.C.	Board of Trustees of the University of Alabama	Bryant-Denney Stadium South End Zone Marketplace 920 Bryant Drive, Suite 101 Tuscaloosa, AL 35401
25.	Zoe’s Kitchen Holding Company, LLC	841 North Highland Avenue, LLC d/b/a The Mix	Tuxedo Festival Shopping Center 3655 Roswell Road, Ste. 100 Atlanta, GA 30342
26.	Zoe’s Kitchen Holding Company, LLC	Peachtree Battle Immobilien- Anlage Gesellschaft, mbH	2333 Peachtree Road NE Atlanta, GA 30305
27.	Zoe’s North Carolina, LLC	CBL-Shops at Friendly II, LLC	3352 West Friendly Ave., Ste. 115 Greensboro, NC 27410
28.	Zoe’s North Carolina, LLC	Blakeney Retail, LLC	9848 Rea Road, Suite G Charlotte, NC 28277
29.	Zoe’s North Carolina, LLC	DDTRC, Birkdale Village LLC	Birkdale Village 16735 Cranlyn Rd, Suite D Huntersville, NC 28078
30.	Zoe’s North Carolina, LLC	The Northwestern Mutual Life Insurance Company do Crosland, LLC	1028 Oberlin Road, Suite 248 Raleigh, NC 27605
31.	Zoe’s North Carolina, LLC	Morrisville Partners, LLC	141-112 Park at North Hills St. Raleigh, NC 27609
32.	Zoe’s North Carolina, LLC	Mayfair Retail, LLC	Mayfair Town Center 1011 International Drive Wilmington, NC 28405
33.	Zoe’s North Carolina, LLC	Midtown Redevelopment Partners, LLC do Pappas Properties, LLC	1055 Metropolitan Ave., Ste. 110 Charlotte, NC 28204
34.	Zoe’s Texas, LLC	Woodmont Plano, L.P.	1901 Preston Road, Suite 1000 Plano, TX 75093
35.	Zoe’s Texas, LLC	Alliance Town Center I, L.P.	Alliance Town Center 9574 Sage Meadow Trail Fort Worth, TX 76177

15

	Name of Lessee	Name of Lessor	Address of Leased Property
36.	Zoe’s Texas, LLC	FW River Plaza, L.P.	West Bend Shopping Center 1601 South University Dr. Fort Worth, TX 76107
37.	Zoe’s Texas, LLC _	Preston Royal Realty Company	6025 Royal Lane, Ste. 104 Dallas, TX 75230
38.	Zoe’s Texas, LLC	Town & Country Partnership	12850 Memorial Drive Suite 1120 Houston, TX 77024
39.	Zoe’s Texas, LLC	Reg8 Sterling Ridge, LLC	6700 Woodlands Parkway Suite 170 The Woodlands, TX 77382
40.	Zoe’s Texas, LLC	SPG ARB Associates, L.P.	The Arboretum at Great Hills 10000 Research Boulevard Suite 101 Austin, TX 78759
41.	Zoe’s Maryland, LLC	Annapolis Towne Centre at Parole LLC	1901 Towne Center Blvd., Ste. 105 Annapolis, MD 21401
42.	Zoe’s Maryland, LLC	Park Potomac Building E, LLC do Foulger-Pratt Companies	12505 Park Potomac Avenue Suite 115 Potomac, MD 20854
43.	Zoe’s Virginia, LLC	Diamond Potomac Town Center LLC	14901 Potomac Town Place Suite 100 Woodbridge, VA 22191
44.	Zoe’s Virginia, LLC	JDC Kamp Washington, LLC	10955 Fairfax Blvd., Ste. 100 Fairfax, VA 22030
45.	Zoe’s Virginia, LLC	The Nature Conservancy	4245 N. Fairfax Drive Suite 150 Arlington, VA 22203

16

Schedule 11.1(b)

Permitted Exceptions

1.                                      Zoe’s Kitchen USA, LLC lien in favor of SouthPoint Bank, evidenced by UCC Financing Statement filed with the Delaware Secretary of State on 12/03/07 as file #20074601265, covering equipment leased pursuant to a Master Lease Agreement between Debtor and Central Leasing Corporation.— Attempting to get this terminated.

2.                                      Zoe’s Kitchen USA, LLC lien in favor of SouthPoint Bank, evidenced by UCC Financing Statement filed with the Delaware Secretary of State on 12/31/07 as file #20080091114, covering equipment leased pursuant to a Master Lease Agreement between Debtor and Central Leasing Corporation.— Attempting to get this terminated.

3.                                      Zoe’s North Carolina, LLC lien in favor of CBL- SHOPS AT FRIENDLY II, LLC, evidenced by UCC Financing Statement filed with the Delaware Secretary of State on 06/03/10 as file #20102128704, covering equipment, fixtures, inventory, accounts receivable, chattel paper, documents, instruments and goods which are fixtures, including proceeds.

Schedule B

Fiscal Periods

	2011	2012	2013	2014	2015	2016
Q1	April 18, 2011	April 16, 2012	April 22, 2013	April 21, 2014	April 20, 2015	April 18, 2016
Q2	July 11, 2011	July 9, 2012	July 15, 2013	July 14, 2014	July 13, 2015	July 11, 2016
Q3	October 3, 2011	October 1, 2012	October 7, 2013	October 6, 2014	October 5, 2015	October 3, 2016
Q4	December 26, 2011	December 31, 2012	December 30, 2013	December 29, 2014	December 28, 2014	December 26, 2016

EXHIBIT 1.6
TO
AMENDED AND RESTATED CREDIT AGREEMENT
FORM OF NOTICE OF CONVERSION OR CONTINUATION

GENERAL ELECTRIC CAPITAL CORPORATION
as Agent under the Credit Agreement referred to below

         , 201

Attention:

Re:                             Zoe’s Kitchen USA, LLC (the “Borrower”)

Reference is made to the Amended and Restated Credit Agreement, dated as of September 23, 2011 (as the same has been and may further be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the other persons party thereto that are designated as a Credit Party, the Lenders party thereto and General Electric Capital Corporation, as administrative agent for the Lenders. Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.

The Borrower hereby gives you irrevocable notice, pursuant to Section 1.6 of the Credit Agreement of its request for the following:

(i)                                     a continuation, on                   ,         , as LIBOR Rate Loans having an Interest Period of        months of [Term Loan] [Revolving Loans] in an aggregate outstanding principal amount of $                  having an Interest Period ending on the proposed date for such continuation;

(ii)                                  a conversion, on                   ,         , to LIBOR Rate Loans having an Interest Period of        months [Term Loan] [Revolving Loans] in an aggregate outstanding principal amount of $                     ; and

(iii) a conversion, on                   ,         , to Base Rate Loans, [Term Loan] [Revolving Loans] in an aggregate outstanding principal amount of $                    .

In connection herewith, the undersigned hereby certifies that, except as set forth on Schedule A attached hereto, no Default or Event of Default has occurred and is continuing on the date hereof, both before and after giving effect to any Loan to be made on or before any date for any proposed conversion or continuation set forth above.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

ZOE’S KITCHEN USA, LLC, a Delaware limited liability company

By:
Name:
Title:

EXHIBIT 1.8(e)

EXCESS CASH FLOW CERTIFICATE

ZOE’S KITCHEN USA, LLC

Date:                         , 201

This Excess Cash Flow Certificate (this “Certificate”) is given by ZOE’S KITCHEN USA, LLC, a Delaware limited liability company (“Borrower”), pursuant to subsection 1.8(e) of that certain Amended and Restated Credit Agreement dated as of September 23, 2011 among Borrower, the other Credit Parties party thereto, General Electric Capital Corporation, as administrative agent (in such capacity, “Agent”), and as a Lender, and the additional Lenders party thereto (as such agreement has been and may further be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

The officer executing this Certificate is a Responsible Officer of Borrower and as such is duly authorized to execute and deliver this Certificate on behalf of Borrower. By executing this Certificate, such officer hereby certifies to Agent, Lenders, on behalf of Borrower, that:

(a)                                 set forth below is a correct calculation of Excess Cash Flow for the year ended [December 31, 201 j and a correct calculation of the required prepayment of

$                 ;

(b)                                 the schedule set forth below is based on the audited financial statements which have been delivered to Agent in accordance with subsection 4.11(b) of the Credit Agreement.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, Borrower has caused this Certificate to be executed by one of its Responsible Officers as of the date first written above.

ZOE’S KITCHEN USA, LLC

By:
Name:
Title:

EXHIBIT 1.8(e)

EXCESS CASH FLOW CERTIFICATE

Excess Cash Flow is defined as follows:	$

EBITDA	$

Less: Decreases in working capital	$

The sum of scheduled amortization of indebtedness paid in cash, interest expense paid in cash, voluntary prepayments of the Term Loan and Revolving Loans to the extent that they were applied to the scheduled installments in the same order as mandatory prepayments from Excess Cash Flow, unfinanced Capital Expenditures, increases in working capital, and income and franchise taxes paid in cash

$

Other expenses paid in cash solely to the extent added back to net income in determining EBITDA for such period	$

Excess Cash Flow	$

Prepayment percent	[50%]

Prepayment amount	$

EXHIBIT 2.1

GENERAL ELECTRIC CAPITAL CORPORATION

CLOSING AGENDA AND DOCUMENT CHECKLIST

ZOE’S KITCHEN USA, LLC, as the Borrower

$20,000,000 Amended and Restated Revolving and Term Loan Facility

Closing Date: September 23, 2011

Capitalized Terms used herein and otherwise not defined have the meanings ascribed to them in the Credit Agreement.

Items in bold indicate items to be prepared or obtained by the Borrowers or the Borrowers’ counsel

PARTIES TO THE TRANSACTION

AGENT:	GENERAL ELECTRIC CAPITAL CORPORATION

500 West Monroe Street
Chicago, Illinois 60661

Michael Kurtz

Telephone No.: (480) 563-6546

email: michael.kurtz@ge.com

Daniel Nunes

Telephone No.: (480) 563-6664

Facsimile No.: (480) 563-6752

email: daniel.nunes@ge.com

Maria I. Garcia

Telephone No.: (480) 563-6685

Facsimile No.: (877) 529-2594

email: mariaigarcia@ge.com

AGENT’S COUNSEL:

KATTEN MUCHIN ROSENMAN LLP

525 West Monroe Street

Chicago, Illinois 60661

Derek F. Ladgenski

Telephone No.: (312) 902-5485

Facsimile No.: (312) 577-4784

email: derek.ladgenski@kattenlaw.com

Barrie Friend Hananel

Telephone No.: (312) 902-5295

Facsimile No.: (312) 577-4735

email: barrie.hananel@kattenlaw.com

Chuoh B. Ngeh

Telephone No.: (312) 902-5234

Facsimile No.: (312) 902-1061

email: neil.shelton@kattenlaw.com

BORROWER:	ZOE’S KITCHEN USA, LLC Jason Morgan Email: jasonmorgan@zoeskitchen.corn

EQUITY SPONSOR:	BRENTWOOD ASSOCIATES PRIVATE EQUITY IV, L.P.
Telephone No.: ( ) [ ] Facsimile No.: ( ) [ ]

BORROWERS AND	BURR & FORMAN LLP

EQUITY SPONSOR’S COUNSEL:

420 North 20th Street, Suite 3400

Birmingham, AL 35203

Telephone No.: (205) 251-3000

Facsimile No.: (205) 458-5100

Ed Christian

Telephone No.: (205) 458-5155

Facsimile No.: (205) 244-5620

email: edchristi@burr.com

Jeff Baker

Telephone No.: (205) 458-5279

email: jeffbaker@burr.com

26

TABLE OF PARTIES:

“Agent”	GE Capital, in its capacity as administrative agent for the Lenders
“Borrower”	Zoe’s Kitchen USA, LLC, a Delaware limited liability company
“Credit Parties”	Borrower and each Guarantor
“GE Capital”	General Electric Capital Corporation, a Delaware corporation
“Guarantors”

Holdings, SOHO, Zoe’s Arizona, Zoe’s Colorado, Zoe’s Florida, Zoe’s Holding, Zoe’s Kitchen USA, Zoe’s Louisiana, Zoe’s Maryland, Zoe’s Nashville, Zoe’s NC, Zoe’s Oklahoma, Zoe’s Restaurants, Zoe’s SC, Zoe’s Texas, Zoe’s TX Beverages, Zoe’s TX Holdings, Zoe’s TX Management, Zoe’s Virginia

“Holdings”	Zoe’s Kitchen, Inc., a Delaware corporation
“Lenders”	GE Capital and GE Capital Financial Inc. (“GECFI”)
“SOHO”	Soho Franchising, LLC, a Delaware limited liability company
“Sponsor”	Brentwood Associates Private Equity IV, L.P.
“Zoe’s Arizona”	Zoe’s Arizona, LLC, a Delaware limited liability company
“Zoe’s Colorado”	Zoe’s Colorado, LLC, a Delaware limited liability company
“Zoe’s Florida”	Zoe’s Florida, LLC, a Delaware limited liability company
“Zoe’s Holding”	Zoe’s Kitchen Holding Company, LLC, a Delaware limited liability company
“Zoe’s Louisiana”	Zoe’s Louisiana, LLC, a Delaware limited liability company
“Zoe’s Maryland”	Zoe’s Maryland, LLC, a Delaware limited liability company
“Zoe’s Nashville”	Zoe’s Restaurants Nashville, LLC, a Delaware limited liability company
“Zoe’s NC”	Zoe’s North Carolina, LLC, a Delaware limited liability company
“Zoe’s Oklahoma”	Zoe’s Oklahoma, LLC, a Delaware limited liability company
“Zoe’s Restaurants”	Zoe’s Restaurants, L.L.C, an Alabama limited liability company
“Zoe’s SC”	Zoe’s South Carolina, LLC, a Delaware limited liability company
“Zoe’s Texas”	Zoe’s Texas, LLC, a Delaware limited liability company
“Zoe’s TX Beverages”	ZK Texas Beverages, LLC, a Texas limited liability company
“Zoe’s TX Holdings”	ZK Texas Holdings, LLC, a Texas limited liability company
“Zoe’s TX Management”	ZK Texas Management, LLC, a Texas limited liability company
“Zoe’s Virginia”	Zoe’s Virginia, LLC, a Delaware limited liability company

I. PRINCIPAL LOAN DOCUMENTS

1.                                      Amended and Restated Credit Agreement executed by the Borrower, Holdings, the Subsidiary Guarantors, the Agent and the Lenders

Schedule 1.1(a)	-	Term Loan Allocations
Schedule 1.1(b)	-	Revolving Loan Commitments
Schedule 3.5	-	Litigation
Schedule 3.27	-	Intellectual Property
Schedule 3.30	-	Bonds
Schedule 3.32	-	Accounts
Schedule 4.18	-	Further Assurances
Schedule 5.6	-	Affiliate Transactions

Schedule 5.9	-	Investments
Schedule 5.10	-	Indebtedness
Schedule 5.17	-	Contingent Obligations
Schedule 11.1(a)	-	Sites and Real Property
Schedule 11.1(b)	-	Permitted Exceptions
Schedule B	-	Fiscal Periods
Exhibit 1.6	-	Form of Notice of Conversion/Continuation
Exhibit 1.8(e)	-	Form of Excess Cash Flow Certificate
Exhibit 2.1	-	Closing Checklist
Exhibit 11.1(a)	-	Form of Assignment
Exhibit 11.1(b)	-	Form of Availability Certificate
Exhibit 11.1(c)	-	Form of Notice of Borrowing
Exhibit 11.1(d)	-	Form of Revolving Note
Exhibit 11.1(f)	-	Form of Term Note

2.                                      Amended and Substituted Revolving Notes executed by Borrower and payable to the order of the following financial institutions:

GE Capital	$2,534,668.47
GECFI	$10,000,000.00

3.                                      Amended and Substituted Term Note executed by Borrower and payable to the order of the following financial institution:

GE Capital	$7,465,331.53

II. SECURITY DOCUMENTS

4.                                      Master Reaffirmation Agreement executed by the Borrower, Holdings, the Subsidiary Guarantors and the Agent, for the benefit of the Agent and the Lenders

Exhibit A	-	Existing Collateral Documents
Exhibit B	-	Copies of Existing Collateral Documents
Exhibit C	-	Amended and Restated Schedules to Guaranty and Security
Agreement
	Schedule 1	Commercial Tort Claims
	Schedule 2	Filings
	Schedule 3	Jurisdiction of Organization; Chief Executive Office
	Schedule 4	Location of Inventory and Equipment
	Schedule 5	Pledged Collateral
	Schedule 6	Intellectual Property

5.                                      Joinder to Guaranty and Security Agreement executed by Zoe’s Oklahoma and acknowledged by the Agent

6.                                      Pledge Amendment executed the Borrower and acknowledged by the Agent

28

7.                                      Membership Interest Certificate and Assignment Separate from Certificate for Zoe’s Oklahoma

8.                                      Irrevocable Proxies Coupled with an Interest

9.                                      Trademark Security Agreement executed by Borrower in favor of the Agent and recorded with the United States Patent and Trademark Office on September, 23, 2011 at Reel 4629, Frame 0610.

Schedule 1                                     - Description of Trademarks and Trademark Applications

III. COLLATERAL DUE DILIGENCE

10.                               Perfection Certificate

11.                               Pre-Closing Lien Search Reports detailing the searches in those jurisdictions listed on Exhibit A attached hereto and a summary thereof

12.                               Intellectual Property Searches

13.                               Post-Closing Lien Search Report

14.                               UCC-1 Financing Statements listed on Exhibit B attached hereto

IV. ANCILLARY DOCUMENTS

15.                               Initial Notice of Borrowing

Exhibit A                                             - Sources and Uses

16. Funds Flow Memorandum

17.                               Officer’s Closing Certificate

18.                               Financial Statements, including pro forma balance sheet and projections

19.                               Fee Letter

V. ORGANIZATIONAL DOCUMENTS

20.                               BORROWER

(a)                                 Secretary’s Certificate (including incumbency)

Exhibit A                                             Certificate of Formation certified by the Secretary of State of Delaware

Exhibit B                                             LLC Agreement

Exhibit C                                             Good Standing (Delaware and Alabama)

Exhibit D                                             Resolutions

Exhibit E                                              Incumbency

21.                               HOLDINGS

(a)                                 Secretary’s Certificate (including incumbency)

Exhibit A                                             Articles of Incorporation certified by the Secretary of State of Delaware

Exhibit B                                             Bylaws

Exhibit C                                             Good Standing (Delaware and Alabama)

29

Exhibit D                                             Resolutions

Exhibit E                                              Incumbency

22.                               SOHO

(a)                                 Secretary’s Certificate (including incumbency)

Exhibit A                                             Certificate of Formation certified by the Secretary of State of Delaware

Exhibit B                                             LLC Agreement

Exhibit C                                             Good Standing (Delaware and Alabama)

Exhibit D                                             Resolutions

Exhibit E                                              Incumbency

23.                               ZOE’S ARIZONA

(a)                                 Secretary’s Certificate (including incumbency)

Exhibit A                                             Certificate of Formation certified by the Secretary of State of Delaware

Exhibit B                                             LLC Agreement

Exhibit C                                             Good Standing (Delaware and Arizona)

Exhibit D                                             Resolutions

Exhibit E                                              Incumbency

24.                               ZOE’S COLORADO

(a)                                 Secretary’s Certificate (including incumbency)

Exhibit A                                             Certificate of Formation certified by the Secretary of State of Delaware

Exhibit B                                             LLC Agreement

Exhibit C                                             Good Standing (Delaware)

Exhibit D                                             Resolutions

Exhibit E                                              Incumbency

25.                               ZOE’S FLORIDA

(a)                                 Secretary’s Certificate (including incumbency)

Exhibit A                                             Certificate of Formation certified by the Secretary of State of Delaware

Exhibit B                                             LLC Agreement

Exhibit C                                             Good Standing (Delaware and Florida)

Exhibit D                                             Resolutions

Exhibit E                                              Incumbency

26.                               ZOE’S HOLDING

(a)                                 Secretary’s Certificate (including incumbency)

Exhibit A                                             Certificate of Formation certified by the Secretary of State of Delaware

30

Exhibit B                                             LLC Agreement

Exhibit C                                             Good Standing (Delaware and Georgia)

Exhibit D                                             Resolutions

Exhibit E                                              Incumbency

27. ZOE’S LOUISIANA

(a)                                 Secretary’s Certificate (including incumbency)

Exhibit A                                             Certificate of Formation certified by the Secretary of State of Delaware

Exhibit B                                             LLC Agreement

Exhibit C                                             Good Standing (Delaware and Louisiana)

Exhibit D                                             Resolutions

Exhibit E                                              Incumbency

28. ZOE’S MARYLAND

(a)                                 Secretary’s Certificate (including incumbency)

Exhibit A                                             Certificate of Formation certified by the Secretary of State of Delaware

Exhibit B                                             LLC Agreement

Exhibit C                                             Good Standing (Delaware and Maryland)

Exhibit D                                             Resolutions

Exhibit E                                              Incumbency

29. ZOE’S NASHVILLE

(a)                                 Secretary’s Certificate (including incumbency)

Exhibit A                                             Certificate of Formation certified by the Secretary of State of Delaware

Exhibit B                                             LLC Agreement

Exhibit C                                             Good Standing (Delaware and Tennessee)

Exhibit D                                             Resolutions

Exhibit E                                              Incumbency

30. ZOE’S NC

(a)                                 Secretary’s Certificate (including incumbency)

Exhibit A                                             Certificate of Formation certified by the Secretary of State of Delaware

Exhibit B                                             LLC Agreement

Exhibit C                                             Good Standing (Delaware and North Carolina)

Exhibit D                                             Resolutions

Exhibit E                                              Incumbency

31. ZOE’S OKLAHOMA

31

(a)                                 Secretary’s Certificate (including incumbency)

Exhibit A                                             Certificate of Formation certified by the Secretary of State of Delaware

Exhibit B                                             LLC Agreement

Exhibit C                                             Good Standing (Delaware)

Exhibit D                                             Resolutions

Exhibit E                                              Incumbency

32.                               ZOE’S RESTAURANTS

(a)                                 Secretary’s Certificate (including incumbency)

Exhibit A                                             Certificate of Formation certified by the Secretary of State of Alabama

Exhibit B                                             LLC Agreement

Exhibit C                                             Good Standing (Alabama)

Exhibit D                                             Resolutions

Exhibit E                                              Incumbency

33.                               ZOE’S SC

(a)                                 Secretary’s Certificate (including incumbency)

Exhibit A                                             Certificate of Formation certified by the Secretary of State of Delaware

Exhibit B                                             LLC Agreement

Exhibit C                                             Good Standing (Delaware)

Exhibit D                                             Resolutions

Exhibit E                                              Incumbency

34.                               ZOE’S TEXAS

(a)                                 Secretary’s Certificate (including incumbency)

Exhibit A                                             Certificate of Formation certified by the Secretary of State of Delaware

Exhibit B                                             LLC Agreement

Exhibit C                                             Good Standing (Delaware and Texas)

Exhibit D                                             Resolutions

Exhibit E                                              Incumbency

35.                               ZOE’S TX BEVERAGES

(a)                                 Secretary’s Certificate (including incumbency)

Exhibit A                                             Certificate of Formation certified by the Secretary of State of Texas

Exhibit B                                             LLC Agreement

Exhibit C                                             Good Standing (Texas)

Exhibit D                                             Resolutions

32

Exhibit E                                              Incumbency

36.                               ZOE’S TX HOLDINGS

(a)                                 Secretary’s Certificate (including incumbency)

Exhibit A                                             Certificate of Formation certified by the Secretary of State of Texas

Exhibit B                                             LLC Agreement

Exhibit C                                             Good Standing (Texas)

Exhibit D                                             Resolutions

Exhibit E                                              Incumbency

37.                               ZOE’S TX MANAGEMENT

(a)                                 Secretary’s Certificate (including incumbency)

Exhibit A                                             Certificate of Formation certified by the Secretary of State of Texas

Exhibit B                                             LLC Agreement

Exhibit C                                             Good Standing (Texas)

Exhibit D                                             Resolutions

Exhibit E                                              Incumbency

38.                               ZOE’S VIRGINIA

(a)                                 Secretary’s Certificate (including incumbency)

Exhibit A                                             Certificate of Formation certified by the Secretary of State of Delaware

Exhibit B                                             LLC Agreement

Exhibit C                                             Good Standing (Delaware and Virginia)

Exhibit D                                             Resolutions

Exhibit E                                              Incumbency

VI. LEGAL OPINIONS

39.                               Opinion of Credit Parties’ Counsel re: Credit Facility (Burr & Forman LLP)

VII. POST-CLOSING

40.                               Account Control Agreements with the following financial institutions:

(a)                                 Compass Bank

(b)                                 Regions Bank

(c)                                  Wells Fargo

33

EXHIBIT A

Search Jurisdictions

Debtor	Jurisdiction
Soho Franchising, LLC	SOS DE
Zoe’s Arizona, LLC	SOS DE
Zoe’s Colorado, LLC	SOS DE
Zoe’s Florida, LLC	SOS DE
Zoe’s Kitchen Holding Company, LLC	SOS DE
Zoe’s Kitchen	SOS TX
Zoe’s Kitchen Tuscaloosa, LLC	SOS AL
Zoe’s Kitchen USA, LLC	SOS DE
Zoe’s Kitchen, Inc.	SOS DE
Zoe’s Louisiana, LLC	SOS DE
Zoe’s Maryland, LLC	SOS DE
Zoe’s North Carolina, LLC	SOS DE
Zoe’s Oklahoma, LLC	SOS OK
Zoe’s Restaurants Nashville, LLC	SOS DE
Zoe’s Restaurants, L.L.C.	SOS AL
Zoe’s South Carolina, LLC	SOS DE
Zoe’s Texas, LLC	SOS DE
Zoe’s TX Beverages, LLC	SOS TX
Zoe’s TX Holdings, LLC	SOS TX
Zoe’s TX Management, LLC	SOS TX
Zoe’s Virginia, LLC	SOS DE

EXHIBIT B

UCC- 1 Financing Statements

Name	Jurisdiction	Filing Date	Filing Number	Post-Filing Search
Zoe’s Oklahoma, LLC	SOS DE	9/23/2011	20113664938	X
Zoe’s Texas, LLC	SOS DE	9/23/2011	20113664946	X

EXHIBIT 11.1(a)
TO
AMENDED AND RESTATED CREDIT AGREEMENT
FORM OF ASSIGNMENT

This ASSIGNMENT (this “Assignment”), dated as of the Effective Date, is entered into between (the “Assignor”) and (the “Assignee”).

The parties hereto hereby agree as follows:

Borrower:	Zoe’s Kitchen USA, LLC, a Delaware limited liability company (the “Borrower”)
Agent:	General Electric Capital Corporation, as administrative agent for the Lenders (in such capacity and together with its successors and permitted assigns, the “Agent”)
Credit Agreement:

Amended and Restated Credit Agreement, dated as of September 23, 2011 among the Borrower, the other Credit Parties party thereto, the Lenders party thereto and the Agent (as the same has been and may further be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein without definition are used as defined in the Credit Agreement)

[Trade Date:	, ](1)
Effective Date:	, (2)

(1)                                 Insert for informational purposes only if needed to determine other arrangements between the assignor and the assignee.

(2)                                 To be filled out by Agent upon entry in the Register.

Loan/ Commitment Assigned(3)	Aggregate amount of Commitments or principal amount of Loans for all Lenders’	Aggregate amount of Commitments(4) or principal amount of Loans Assigned(5)	Percentage Assigned(6)
	$	$.		%
	$	$		%
	$	$		%

[THE REMAINDER OF THIS PAGE WAS INTENTIONALLY LEFT BLANK]

(3)                                 Fill in the appropriate defined term for the type of Loan and/or Commitment under the Credit Agreement that are being assigned under this Assignment. (e.g., “Revolving Loan Commitment”, “Term Loan”, etc.)

(4)                                 In the case of the Revolving Loan Commitment, including Revolving Loans and interests and participations.

(5)                                 Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date. The aggregate amounts are inserted for informational purposes only to help in calculating the percentages assigned which, themselves, are for informational purposes only.

(6)                                 Set forth, to at least 9 decimals, the Assigned Interest as a percentage of the aggregate Commitment or Loans in the Facility. This percentage is set forth for informational purposes only and is not intended to be binding. The assignments are based on the amounts assigned not on the percentages listed in this column.

Section 1.                                           Assignment. Assignor hereby sells and assigns to Assignee, and Assignee hereby purchases and assumes from Assignor, Assignor’s rights and obligations in its capacity as Lender under the Credit Agreement (including Liabilities owing to or by Assignor thereunder) and the other Loan Documents, in each case to the extent related to the amounts identified above (the “Assigned Interest”).

Section 2.                                           Representations, Warranties and Covenants of Assignors. Assignor (a) represents and warrants to Assignee and Agent that (i) it has full power and authority, and has taken all actions necessary for it, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and (ii) it is the legal and beneficial owner of its Assigned Interest and that such Assigned Interest is free and clear of any Lien and other adverse claims and (iii) by executing signing and delivering this Assignment via ClearPar® or any other electronic settlement system designated by Agent, the Person signing, executing and delivering this Assignment on behalf of the Assignor is an authorized signer for the Assignor and is authorized to execute, sign and deliver this Assignment, (b) makes no other representation or warranty and assumes no responsibility, including with respect to the aggregate amount of the Loans and Commitments, the percentage of the Loans and Commitments represented by the amounts assigned, any statements, representations and warranties made in or in connection with any Loan Document or any other document or information furnished pursuant thereto, the execution, legality, validity, enforceability or genuineness of any Loan Document or any document or information provided in connection therewith and the existence, nature or value of any Collateral, (c) assumes no responsibility (and makes no representation or warranty) with respect to the financial condition of any Credit Party or the performance or nonperformance by any Credit Party of any obligation under any Loan Document or any document provided in connection therewith and (d) attaches any Notes held by it evidencing any part of the Assigned Interest of such Assignor (or, if applicable, an affidavit of loss or similar affidavit therefor) and requests that Agent exchange such Notes for new Notes in accordance with Section 1.2 of the Credit Agreement.

Section 3.                                           Representations, Warranties and Covenants of Assignees. Assignee (a) represents and warrants to Assignor and Agent that (i) it has full power and authority, and has taken all actions necessary for Assignee, to execute and deliver this Assignment and to consummate the transactions contemplated hereby, (ii) it is [not] an Affiliate or an Approved Fund of            , a Lender and (iii) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest assigned to it hereunder and either Assignee or the Person exercising discretion in making the decision for such assignment is experienced in acquiring assets of such type, (iv) by executing, signing and delivering this Assignment via ClearPar® or any other electronic settlement system designated by Agent, the Person signing, executing and delivering this Assignment on behalf of the Assignee is an authorized signer for the Assignee and is authorized to execute, sign and deliver this Assignment (b) appoints and authorizes Agent to take such action as administrative agent on its behalf and to exercise such powers under the Loan Documents as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (c) shall perform in accordance with their terms all obligations that, by the terms of the Loan Documents, are required to be performed by it as a Lender, (d) confirms it has received such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and shall continue to make its own credit decisions in taking or not taking any action under any Loan Document independently and without reliance upon Agent, any Lender or any other Indemnitee and based on such documents and information as it shall deem appropriate at the time, (e) acknowledges and agrees that, as a Lender, it may receive material non-public information and confidential information concerning the Credit Parties and their Affiliates and their Stock and agrees to use such information in accordance with Section 9.10 of the Credit Agreement, (f) specifies as its applicable Lending Offices (and addresses for notices) the offices at the addresses set forth beneath its name on the signature pages hereof, (g) shall pay to Agent an assignment fee in the amount of $3,500 to the extent such fee is required to be paid under Section 9.9 of the Credit Agreement and (h) to the extent required pursuant to Section 10.2(f) of the Credit Agreement, attaches two completed originals of Forms W-8ECI, W-8BEN, W-8IMY or W-9 and, if applicable, a portfolio interest exemption certificate.

Section 4.                                           Determination of Effective Date; Register. Following the due execution and delivery of this Assignment by Assignor, Assignee and, to the extent required by Section 9.9  of the Credit Agreement, the Borrower, this Assignment (including its attachments) will be delivered to Agent for its acceptance and recording in the Register. The effective date of this Assignment (the “Effective Date”) shall be the later of (i) the acceptance of this Assignment by Agent and (ii) the recording of this Assignment in the Register. Agent shall insert the Effective Date when known in the space provided therefor at the beginning of this Assignment.

Section 5.                                           Effect. As of the Effective Date, (a) Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment, have the rights and obligations of a Lender under the Credit Agreement and (b) Assignor shall, to the extent provided in this Assignment, relinquish its rights (except those surviving the termination of the Commitments and payment in full of the Obligations) and be released from its obligations under the Loan Documents other than those obligations relating to events and circumstances occurring prior to the Effective Date.

Section 6.                                           Distribution of Payments. On and after the Effective Date, Agent shall make all payments under the Loan Documents in respect of the Assigned Interest (a) in the case of amounts accrued to but excluding the Effective Date, to Assignor and (b) otherwise, to Assignee.

Section 7.                                           Miscellaneous. (a) The parties hereto, to the extent permitted by law, waive all right to trial by jury in any action, suit, or proceeding arising out of, in connection with or relating to, this Assignment and any other transaction contemplated hereby. This waiver applies to any action, suit or proceeding whether sounding in tort, contract or otherwise.

(b)                                 On and after the Effective Date, this Assignment shall be binding upon, and inure to the benefit of, the Assignor, Assignee, Agent and their Related Persons and their successors and assigns.

(c)                                  This Assignment shall be governed by, and be construed and interpreted in accordance with, the law of the State of New York.

(d)                                 This Assignment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(e)                                  Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Assignment by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart of this Assignment.

39

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

[NAME OF ASSIGNOR] as Assignor

By:
Name:
Title:

[NAME OF ASSIGNEE]

as Assignee

By:
Name:
Title:

Lending Office for Eurodollar Rate Loans:

[Insert Address (including contact name, fax number and email address)]

Lending Office (and address for notices) for any other purpose:

[Insert Address (including contact name, fax number and Email address)]

[SIGNATURE PAGE FOR ASSIGNMENT FOR [NAME OF BORROWER]’S CREDIT AGREEMENT]

ACCEPTED and AGREED
this      day of          , 201   :

GENERAL ELECTRIC CAPITAL CORPORATION
as Agent

By:
Name:
Title:

ZOE’S KITCHEN USA, LLC, a Delaware limited liability company(7)

By:
Name:
Title:

(7)                                 Include only if required pursuant to Section 9.9 of the Credit Agreement.

[SIGNATURE PAGE FOR ASSIGNMENT FOR [NAME OF BORROWER]’S CREDIT AGREEMENT]

EXHIBIT 11.1(b)
TO
CREDIT AGREEMENT
FORM OF AVAILABILITY CERTIFICATE
ZOE’S KITCHEN USA, LLC

Date:       , 20

This Availability Certificate (this “Certificate”) is given by ZOE’S KITCHEN USA, LLC, a Delaware limited liability company (the “Borrower”), pursuant to subsection 11.1(b) of that certain Amended and Restated Credit Agreement dated as of September 23, 2011 among the Borrower, the other Credit Parties party thereto, General Electric Capital Corporation, as administrative agent (in such capacity, “Agent”), and as a Lender, and the additional Lenders party thereto (as such agreement has been and may further be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

The individual executing this Certificate is a Responsible Officer of the Borrower and as such is duly authorized to execute and deliver this Certificate on behalf of the Borrower. By executing this Certificate, such officer hereby certifies to Agent and Lenders on behalf of Borrower, that:

(a)                                 attached is a schedule calculating the Maximum Revolving Loan Balance (Schedule A) of the Borrower as of the above date (the “Calculation Date”) and the calculations made with respect thereto;

(b)                                 based on such schedule, the Maximum Revolving Loan Balance as of the above date is:

$

By the signature of its Responsible Officer set forth below, the Borrower hereby acknowledges that this Certificate is being delivered to the Agent and the Lenders, and agrees that such Persons shall be entitled to rely on the information contained herein.

IN WITNESS WHEREOF, the Borrower has caused this Certificate to be executed by one of its Responsible Officers this      day of     , 20   .

ZOE’S KITCHEN USA, LLC, as the Borrower

By:
Name:
Title:

EXHIBIT A TO EXHIBIT 11.1(b)

AVAILABILITY CERTIFICATE

1.	(a)	EBITDA for the most recent thirteen (13) Fiscal Periods ended on or prior to the date of determination for which financial statements have been delivered

	(b)	Multiplied by: 3	$

	(c)	Subtotal: ((a) multiplied by (b))	$

	(d)	Less: Outstanding Senior Indebtedness as of such date of determination	$

	(g)	Total: (1(c) minus 1(d))	$

2.	(a)	Aggregate Revolving Loan Commitment	$

Maximum Revolving Loan Balance (lesser of items 1(g) and 2(a) above):			$

EXHIBIT 11.1(c)
TO
AMENDED AND RESTATED CREDIT AGREEMENT
FORM OF NOTICE OF BORROWING

GENERAL ELECTRIC CAPITAL CORPORATION as Agent under the Credit Agreement referred to below

                             , 201

Attention:

Re:          Zoe’s Kitchen USA, LLC (the “Borrower”)

Reference is made to the Amended and Restated Credit Agreement, dated as of September 23, 2011 (as the same has been and may further be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the other Credit Parties party thereto, the Lenders party thereto and General Electric Capital Corporation, as administrative agent for such Lenders. Capitalized terms used herein without definition are used as defined in the Credit Agreement.

The Borrower hereby gives you irrevocable notice, pursuant to Section 1.5 of the Credit Agreement of its request of a Borrowing (the “Proposed Borrowing”) under the Credit Agreement and, in that connection, sets forth the following information:

A.            The date of the Proposed Borrowing is                     ,              (8) (the “Funding Date”).

B.            The aggregate principal amount of requested Revolving Loans is $               , of which $                consists of Base Rate Loans and $             consists of LIBOR Rate Loans having an initial Interest Period of              months.

C.            The aggregate principal amount of the Term Loan is $                    , of which $                     consists of Base Rate Loans and $                      consists of LIBOR Rate Loans having an initial Interest Period of           months.

The undersigned hereby certifies that, except as set forth on Schedule A attached hereto, the following statements are true on the date hereof and will be true on the Funding Date, both before and after giving effect to the Proposed Borrowing and any other Loan to be made on or before the Funding Date:

(i)            the representations and warranties set forth in Article III of the Credit Agreement and elsewhere in the Loan Documents are true and correct in all material respects (without duplication of any materiality qualifier contained therein), except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct as of such date;

(ii)           no Default or Event of Default has occurred and is continuing;

(iii)          the aggregate outstanding amount of Revolving Loans does not exceed the Maximum Revolving Loan Balance; and

(8)           For Term Loans, must be the Closing Date.

(iv)          Agent has received a duly completed Availability Certificate setting forth availability under the Revolving Loan as of a date not more than five (5) days prior to the Funding Date.

ZOE’S KITCHEN USA, LLC, a Delaware limited liability company

By:
Name:
Title:

[SIGNATURE PAGE TO NOTICE OF BORROWING DATED

                                                                                               ,                                                                                          ]

EXHIBIT 11.1(d)
TO
AMENDED AND RESTATED CREDIT AGREEMENT
FORM OF AMENDED AND SUBSTITUTED REVOLVING LOAN NOTE

Lender: [NAME OF LENDER]	New York, New York

Principal Amount: $	September , 2011

FOR VALUE RECEIVED, the undersigned, ZOE’S KITCHEN USA, LLC, a Delaware limited liability company (the “Borrower”), hereby promises to pay to the Lender set forth above (the “Lender”) the Principal Amount set forth above, or, if less, the aggregate unpaid principal amount of all Revolving Loans (as defined in the Credit Agreement referred to below) of the Lender to the Borrower, payable at such times and in such amounts as are specified in the Credit Agreement.

The Borrower promises to pay interest on the unpaid principal amount of the Revolving Loans from the date made until such principal amount is paid in full, payable at such times and at such interest rates as are specified in the Credit Agreement. Demand, diligence, presentment, protest and notice of non-payment and protest are hereby waived by the Borrower.

Both principal and interest are payable in Dollars to General Electric Capital Corporation, as Agent, at the address set forth in the Credit Agreement, in immediately available funds.

This Note is one of the Notes referred to in, and is entitled to the benefits of, the Amended and Restated Credit Agreement, dated as of September 23, 2011 (as the same has been and may further be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the other Credit Parties party thereto, the Lenders party thereto and General Electric Capital Corporation, as administrative agent for the Lenders. Capitalized terms used herein without definition are used as defined in the Credit Agreement.

The Credit Agreement, among other things, (a) provides for the making of Revolving Loans by the Lender to the Borrower in an aggregate amount not to exceed at any time outstanding the Principal Amount set forth above, the indebtedness of the Borrower resulting from such Revolving Loans being evidenced by this Note and (b) contains provisions for acceleration of the maturity of the unpaid principal amount of this Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions specified therein.

This Note is a Loan Document, is entitled to the benefits of the Loan Documents and is subject to certain provisions of the Credit Agreement, including Sections 9.18(b) (Submission to  Jurisdiction), 9.19 (Waiver of Jury Trial) and 11.2 (Other Interpretive Provisions) thereof.

This Note is a registered obligation, transferable only upon notation in the Register, and no assignment hereof shall be effective until recorded therein.

This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

It is expressly understood and agreed by each Borrower that (i) the principal balance of this Note includes certain Obligations hitherto evidenced by those certain Notes dated December 14, 2007 and any other Notes executed by any Borrower in favor of Lender in accordance with the Existing Credit Agreement (the “Existing Notes”) and (ii) to the extent any of such Obligations are included in the principal balance of this Note, this Note (a) merely re-evidences such Obligations, (b) is given in substitution for, and not in payment of, the Existing Notes and (c) is in no way intended, and shall not be deemed or construed, to constitute a novation of the Existing Notes.

[SIGNATURE PAGES FOLLOW]

48

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officer as of the day and year and at the place set forth above.

ZOE’S KITCHEN USA, LLC, a Delaware limited liability company

By:
Name:
Title:

[$                                                                                                            ] REVOLVING LOAN NOTE
OF [NAME OF BORROWER] FOR THE BENEFIT OF [NAME OF LENDER]

EXHIBIT 11.1(f)
TO
AMENDED AND RESTATED CREDIT AGREEMENT
FORM OF AMENDED AND SUBSTITUTED TERM NOTE

Lender: [NAME OF LENDER]	New York, New York

Principal Amount: $	September , 2011

FOR VALUE RECEIVED, the undersigned, ZOE’S KITCHEN USA, LLC, a Delaware limited liability company (the “Borrower”), hereby promises to pay to the Lender set forth above (the “Lender”) the Principal Amount set forth above, or, if less, the aggregate unpaid principal amount of the Term Loan (as defined in the Credit Agreement referred to below) of the Lender to the Borrower, payable at such times and in such amounts as are specified in the Credit Agreement.

The Borrower promises to pay interest on the unpaid principal amount of the Term Loan from the date made until such principal amount is paid in full, payable at such times and at such interest rates as are specified in the Credit Agreement. Demand, diligence, presentment, protest and notice of non-payment and protest are hereby waived by the Borrower.

Both principal and interest are payable in Dollars to General Electric Capital Corporation, as Agent, at the address set forth in the Credit Agreement, in immediately available funds.

This Note is one of the Notes referred to in, and is entitled to the benefits of, the Amended and Restated Credit Agreement, dated as of September 23, 2011 (as the same has been and may further be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the other Credit Parties party thereto, the Lenders party thereto and General Electric Capital Corporation, as administrative agent for the Lenders. Capitalized terms used herein without definition are used as defined in the Credit Agreement.

The Credit Agreement, among other things, (a) provides for the making of the Term Loan by the Lender to the Borrower in an aggregate amount not to exceed at any time outstanding the Principal Amount set forth above, the indebtedness of the Borrower resulting from such Term Loan being evidenced by this Note and (b) contains provisions for acceleration of the maturity of the unpaid principal amount of this Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions specified therein.

This Note is a Loan Document, is entitled to the benefits of the Loan Documents and is subject to certain provisions of the Credit Agreement, including Sections 9.18(b) (Submission to Jurisdiction), 9.19 (Waiver of Jury Trial) and 11.2 (Other Interpretive Provisions) thereof.

This Note is a registered obligation, transferable only upon notation in the Register, and no assignment hereof shall be effective until recorded therein.

This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

It is expressly understood and agreed by each Borrower that (i) the principal balance of this Note includes certain Obligations hitherto evidenced by those certain Notes dated December 14, 2007 and any other Notes executed by any Borrower in favor of Lender in accordance with the Existing Credit Agreement (the “Existing Notes”) and (ii) to the extent any of such Obligations

[$                                                                                                                                                           ] TERM NOTE
OF ZOE’S KITCHEN USA, LLC FOR THE BENEFIT OF [NAME OF LENDER]

are included in the principal balance of this Note, this Note (a) merely re-evidences such Obligations, (b) is given in substitution for, and not in payment of, the Existing Notes and (c) is in no way intended, and shall not be deemed or construed, to constitute a novation of the Existing Notes.

[SIGNATURE PAGES FOLLOW]

51

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officer as of the day and year and at the place set forth above.

ZOE’S KITCHEN USA, LLC, a Delaware limited liability company

By:
Name:
Title:

[$                                                                                                                                                                                                 ] TERM NOTE OF ZOE’S KITCHEN USA, LLC FOR THE BENEFIT OF [NAME OF LENDER]